As filed with the Securities and Exchange Commission, via EDGAR on May 17, 1999

                                                Registration No.  333 -_________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ____________________

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              ____________________

                             SKYNET HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                            65-1480559                         4215
          --------                            ----------                         ----
 (State or Other Jurisdiction of    (IRS Employer Identification No.)     (Primary Standard
 Incorporation or Organization)                                         Industrial Classification
                                                                              Code Number)

                           343 South Glasgow  Avenue
                          Inglewood, California 90301
                                (310) 642-7776
           ---------------------------------------------------------
              (Address, including zip code, and telephone number,
 including area code, of registrant's principal executive office and principal place of business)

                              Mr. Vjekoslav Nizic
                           343 South Glasgow Avenue
                             Inglewood, California
                                (310) 642-7776
           ---------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with a copy to:

                           Stephen M. Cohen, Esquire
                  Buchanan Ingersoll Professional Corporation
                        Eleven Penn Center, 14th Floor
                              1835 Market Street
                            Philadelphia, PA  19103
                                (215) 665-3873
                              ____________________

     Approximate date of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

                              ____________________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement in the same offering: [_]_________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]____________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                ________________________________________________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
         Title of
        Each Class
       Of Securities                 Amount            Proposed               Proposed
           To Be                      To Be        Maximum Offering      Maximum Aggregate          Amount of
        Registered                 Registered     Price Per Share(1)     Offering Price(1)     Registration Fee(1)
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par  value    7,394,299          $    8.125             $60,078,679            $16,701.87
===================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also includes additional shares of common stock issuable upon stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) for the purpose of calculating the registration fee. Based on the average of the bid and asked prices per share of Common Stock on May 11, 1999 as reported on the OTC Electronic Bulletin Board.

                              --------------------

------------------------------------------------------------------------------
The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
------------------------------------------------------------------------------

PRELIMINARY PROSPECTUS  SUBJECT TO COMPLETION DATED MAY 17, 1999


                             SKYNET HOLDINGS, INC.

                          --------------------------
                       7,394,299 Shares of Common Stock
                          --------------------------

     The selling security holders identified as "Selling Security Holders" in this Prospectus, may offer and sell, from time to time, up to 7,394,299 shares of Common Stock of Skynet Holdings, Inc. The shares were issued, or are issuable upon the conversion or exercise of securities which were issued by us in private placement transactions. The Selling Security Holders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any part of the proceeds from the sale of these shares by the Selling Security Holders.

     Our Common Stock is traded on the OTC Electronic Bulletin Board under the symbol "SKYN". The last reported bid price of our Common Stock on the OTC Electronic Bulletin Board on May 11, 1999 was $8.125 per share.

                          --------------------------

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          --------------------------

                  The date of this Prospectus is May  , 1999

                               TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
Prospectus Summary                                                                                       1
About Skynet Holdings, Inc.                                                                              1
The Offering                                                                                             2
Summary Financial Information                                                                            3
Selected Consolidated Financial Data                                                                     7
Risk Factors                                                                                             9
Use of Proceeds                                                                                         15
Market for the Company's Common Stock                                                                   15
Capitalization                                                                                          17
Management's Discussion and Analysis of Financial Condition and Results of Operations                   18
Quantitative and Qualitative Disclosures about Market Risk                                              23
Business                                                                                                26
Management                                                                                              42
Certain Relationships and Related Transactions                                                          48
Security Ownership of Certain Beneficial Owners and Management                                          50
Description of Securities                                                                               53
Selling Security Holders                                                                                56
Plan of Distribution                                                                                    58
Legal Matters                                                                                           59
Experts                                                                                                 59
Financial Statements                                                                                   F-1

                             ABOUT THIS PROSPECTUS

     You should only rely on information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Security Holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this or of any sale of common stock.

     This preliminary prospectus is subject to completion prior to this offering. Among other things, this preliminary prospectus describes our company as we currently expect it to exist at the time of this offering.

                               PROSPECTUS SUMMARY

     The following information is intended to summarize the detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. This Section is not intended to be a complete description of all aspects of our business or the Common Stock being offered by the Selling Security Holders. Investors should carefully consider the information set forth under the caption "RISK FACTORS" beginning at page 9 of this Prospectus.

                          ABOUT SKYNET HOLDINGS, INC.

     Skynet Holdings, Inc. is a full service provider of global transportation delivery services operating primarily as an international express courier for time sensitive documents and packages. Our services are formulated on a customized basis to meet the special needs of a diverse international customer base and consist of:

     .    Time certain deliveries within 24-48 hours of pickup

     .    Next flight out services for same day expedited deliveries

     .    Local ground transport in select locations

     .    Freight forwarding services

     .    Bulk shipment of mass mailing materials for local distribution

     . Global logistics services incorporating our computerized tracking system

     We provide these services through our offices in London, Manchester and Bristol, England; Sydney, Melbourne and Brisbane, Australia; New York; San Francisco, Los Angeles and Sacramento, California; Las Vegas and Reno, Nevada; Portland and Salem, Oregon; Seattle, Everett and Tacoma, Washington; and Phoenix, Arizona. We also provide our services through a global network of over 1,000 offices which are independently owned and operated in over 100 countries. This Network does business under the name "SkyNet Worldwide Express". Under our current model of operations, each Network member receives reciprocal delivery privileges and access to SkyCom, our tracking and billing information technology. We believe that the Network provides us with the market presence and operational efficiencies of a global enterprise, without incurring all of the costs associated with developing and maintaining a worldwide network of our own offices.

     A central element of our strategy is the use of commercial and cargo aircraft rather than the operation of our own air fleet. This enables us to offer our customers a wider range of scheduled departures, greater flexibility in scheduling departure and arrival times and priority with respect to package check-in and customs clearance procedures. This also eliminates the costs associated with the acquisition, operation and maintenance of our own air fleet. We have designed this strategy in order to achieve financial efficiency and operational flexibility, which we believe, permits us to compete more effectively with substantially larger and better capitalized competitors.

     Although the US domestic express business is dominated by Federal Express and United Parcel Service, the international and other segments of the courier business are highly fragmented markets currently experiencing substantial growth and consolidation. We believe this is the result of several factors including:

     .    Increased outsourcing and vendor consolidation

     .    The continuing simplification of the global economy

     . The growth of just in time inventory management designed to reduce inventory carrying costs

     .    The rapid growth in electronic commerce

     Given the size and nature of these industry segments, we believe there is an opportunity to implement a market roll up program through selective acquisitions in the United States and overseas. We intend to acquire transportation service companies that fit into or compliment our current operations. This will include express and same day courier businesses as well as more localized intra-state and inner city couriers and global freight forwarders. In this connection, we recently completed two (2) material acquisitions. The first involved a domestic courier primarily serving the banking industry in the Western United States and the second involved a United Kingdom courier company with principal operations in England and New York. Through the implementation of this strategy, we are seeking to become a leading provider of global delivery and transportation services.

     The Company is the surviving entity to a merger between EPL Resources (Delaware) Corp. and Skynet Holdings, Inc., a Nevada corporation, effective as of October 14, 1998. Prior to the merger, EPLR was an inactive company whose shares were eligible for trading on the OTC Electronic Bulletin Board. Skynet Nevada was formed on September 16, 1997 to effectuate the October 1, 1997 consolidation of the London office with Network members in Sydney and Melbourne, Australia and New York, San Francisco and Los Angeles. This consolidation resulted in the Company controlling the principal distribution hubs of the Network and the "SkyCom" computerized tracking system.

     Our principal executive offices are located 343 South Glasgow Avenue, Inglewood, California and our telephone number is (310) 642-7776.

                                  THE OFFERING

Common Stock offered by the Selling Security Holders:......  7,394,299 shares

Common Stock currently outstanding:........................ 18,935,034 shares(1)

Common Stock outstanding after the Offering                 21,739,484 shares(2)

Proceeds:.................................................. The Company will not receive any of the
                                                            proceeds from the
                                                            sale of shares by
                                                            Selling Security
                                                            Holders(3).

Trading  Symbol (OTC Electronic Bulletin Board)...........  SKYN

-----------------

 (1) The number of outstanding shares does not include:

     . 2,003,560 shares of Common Stock reserved for issuance upon conversion of the Company's Series A Convertible Preferred Stock

     . 2,765,000 shares of Common Stock reserved for issuance upon exercise of outstanding options

     . 933,440 shares of Common Stock reserved for issuance upon exercise of outstanding warrants

(2) This increase in the number of outstanding shares is attributable to shares of Common Stock issuable upon:

     .  The conversion of 2,003,560 Shares of Series A Preferred Stock

     .  The exercise of 800,890 warrants by the selling Security Holders.

     These shares are being offered for resale hereunder by the Selling Security Holders

(3) The Company will, however, receive approximately $4,000,000 upon exercise of warrants.

                         SUMMARY FINANCIAL INFORMATION

Pro Forma Condensed Combined Financial Statements

     On March 15, 1999, we acquired the operating assets of Nevada Fleet Management, Inc., a Nevada corporation, dba Fleet Delivery Service ("Fleet"), a courier delivery service in the states of Nevada, Arizona, California, Oregon and Washington. We paid $3,059,000 (including approximately $100,000 acquisition costs) by issuing 1,479,415 shares of our Common Stock. The assets acquired include; receivables, delivery vehicles, equipment, refundable deposits, licenses, administrative material and equipment, records and documents, and all personal property used in the operation of the business. We accounted for the acquisition using the purchase method of accounting with the assets acquired and liabilities assumed recorded at fair values, and the results of the acquired business will be included in our consolidated financial statements from the closing date of the acquisition.

     On April 12, 1999, we completed the first tier of a scheduled two-tiered acquisition of Freight on Board International Limited, a corporation organized under the laws of the United Kingdom ("FOB"). At the initial closing, we purchased 51% of the issued and outstanding shares of FOB for cash in the amount of approximately $680,000; 31,119 shares of Common Stock; and a one (1) year cash earn-out payment in the amount of up to $144,000 based on quarterly revenues of FOB for the one year period following the closing. We are scheduled to purchase the remaining 49% during the third or fourth quarter of 1999 for approximately $570,000. These funds have been placed in an escrow account pending such acquisition. We accounted for the acquisition using the purchase method of accounting with the assets acquired and liabilities assumed recorded at fair values, and the results of the acquired business will be included in our consolidated financial statements from the closing date of the acquisition.

     During April 1999, we completed a private placement of 2,003,560 shares of our Series A Convertible Preferred Stock, which generated net proceeds (after offering costs of approximately $600,000) of approximately $4,000,000.

     The unaudited pro forma condensed combined statements of operations and balance sheet presented below reflect the acquisition of FOB and completion of the private placement of the Series A Convertible Preferred Stock described above. The pro forma condensed combined statements of operations are presented as if these transactions had taken place at July 1, 1998. The pro forma condensed combined balance sheet is presented as if such transactions had taken place on March 31, 1999. The pro forma condensed combined financial statements should be read in conjunction with our historical financial statements and notes thereto and the historic financial statements of FOB and Fleet and related notes which appear herein beginning at Page F-1. The unaudited pro forma financial statements are not necessarily indicative of what the actual results of operations would have been had such transactions occurred on July 1, 1998, or what our results of operations will be in the future.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 1999
                                                     Skynet                       Pro Forma         Pro Forma
                                                    Holdings        FOB         Adjustments(A)      Combined
                                                   -----------   ----------   ------------------   -----------
Assets:
Current assets                                     $ 9,440,298   $2,181,243   $  4,000,000 (2)
                                                                                (1,350,000)(1)     $14,271,541
Property and equipment, net                          1,036,371      141,767                          1,178,138
Intangibles and other                                                              758,838 (1)
                                                     2,060,696       67,022        570,000 (1)       3,456,556
                                                   -----------   ----------                        -----------
Totals                                             $12,537,365   $2,390,032                        $18,906,235
                                                   ===========   ==========                        ===========
Liabilities:
Current Liabilities                                $ 7,427,181   $2,236,411                        $ 9,663,592
Long-term debt                                         531,050            -                            531,050
                                                   -----------   ----------                        -----------
   Total Liabilities                                 7,958,231    2,236,411                         10,194,642
Minority Interest                                            -            -         70,221 (1)          70,221
                                                                                 4,000,000 (2)
Stockholders' Equity                                 4,579,134      153,621        (91,383)(1)       8,641,372
                                                   -----------   ----------                        -----------
Totals                                             $12,537,365   $2,390,032                        $18,906,235
                                                   ===========   ==========                        ===========

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine Months Ended March 31, 1999

                                           Skynet                                    Pro forma       Pro forma
                                          Holdings        Fleet          FOB       Adjustments(B)     Combined
                                        ------------   -----------   -----------   --------------   ------------
Revenues                                $25,609,176    $9,508,667    $7,424,646       $(64,787) (3) $42,477,702
                                                                                       (40,604) (3)
Costs and expenses                       26,500,414     9,269,432     7,508,563        132,000  (4)  43,369,805
                                        -----------    ----------    ----------                     -----------

Income (loss) from operations              (891,238)      239,235       (83,917)                       (892,103)
Other expense, net                         (569,038)      (12,893)            -         12,893  (5)    (569,038)
                                        -----------    ----------    ----------                     -----------
Income before income taxes               (1,460,276)      226,342       (83,917)                     (1,461,141)
Income taxes                                 (4,800)            -             -                          (4,800)
                                        -----------    ----------    ----------                     -----------
Net Income (loss)                       $(1,465,076)   $  226,342    $  (83,917)                    $(1,465,941)
                                        ===========    ==========    ==========                     ===========
Basic net loss per share (6)            $     (0.09)                                                $     (0.08)
                                        ===========                                                 ===========
Diluted net loss per share (6)          $     (0.09)                                                $     (0.08)
                                        ===========                                                 ===========
Basic weighted average                   16,352,761                                                  18,935,034
  shares outstanding(6)                 ===========                                                 ===========


Diluted weighted average                 16,352,761                                                  18,935,034
  shares outstanding (6)                ===========                                                 ===========


Year Ended June 30, 1998

                                           Skynet                                      Pro forma       Pro forma
                                          Holdings        Fleet           FOB       Adjustments(B)      Combined
                                        ------------   ------------   -----------   ---------------   ------------
Revenues                                $31,838,919    $13,406,567    $9,562,305      $ (667,608) (3) $54,140,183
                                                                                        (927,656) (3)
Costs and expenses                       31,257,942     14,195,444     9,576,859         186,000  (4)  54,288,589
                                        -----------    -----------    ----------                      -----------

Income (loss) from operations               580,977       (788,877)      (14,554)                        (148,406)
Other expense, net                         (229,523)      (186,938)            -         189,034  (5)    (227,427)
                                        -----------    -----------    ----------                      -----------
Income before income taxes                  351,454       (975,815)      (14,554)                        (375,833)
Income taxes                               (185,404)             -             -                         (185,404)
                                        -----------    -----------    ----------                      -----------
Net Income (loss)                       $   166,050    $  (975,815)   $  (14,554)                     $  (561,237)
                                        ===========    ===========    ==========                      ===========
Basic net loss per share (6)            $      0.02                                                   $     (0.06)
                                        ===========                                                   ===========
Diluted net loss per share (6)          $      0.02                                                   $     (0.06)
                                        ===========                                                   ===========
Basic weighted average shares             7,346,500                                                    10,182,534
 outstanding(6)                         ===========                                                   ===========

Diluted weighted average shares           9,796,500                                                    10,182,534
 outstanding (6)                        ===========                                                   ===========

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note A - Pro forma adjustments to the condensed balance sheet are as follows:

(1) To record: the acquisition of FOB and the allocation of the purchase price on the basis of the fair values of the assets acquired and liabilities assumed. In addition $570,000 placed in an escrow account for the purchase of the remaining 49% of FOB has been reclassified as a non-current asset. The components of the purchase price and its allocation to the assets and liabilities acquired are as follows:

Components of purchase price:
  Common Stock............................................................................      $    62,238
  Cash....................................................................................          680,000
  Acquisition costs.......................................................................          100,000
                                                                                                -----------
         Total purchase price.............................................................      $   842,238
                                                                                                ===========
Allocation of purchase price:
  Current assets acquired.................................................................      $ 2,181,243
  Property and equipment..................................................................          141,767
  Liabilities assumed.....................................................................       (2,236,411)
  Minority share of net assets............................................................          (70,221)
  Cost in excess of net assets acquired...................................................          825,860
                                                                                                -----------
         Total purchase price.............................................................      $   842,238
                                                                                                ===========

(2) To record the net proceeds of $4,000,000 from the sale of 2,003,560 shares of our Series A Convertible Preferred Stock at $2.25 per share.

Note B - Pro forma adjustments to the condensed statements of operations are as follows:

(3)  To eliminate operations of Fleet locations not acquired.

(4) To record additional depreciation expense based on the revised values of the depreciable assets acquired and amortization of the excess of the fair value over net assets acquired as follows:

                                                                  Year Ended                   Nine Months Ended
                                                                 June 30, 1998                   March 31, 1999
                                                         -----------------------------   -----------------------------
                                                             Fleet            FOB            Fleet            FOB
                                                         -------------   -------------   -------------   -------------
Depreciation based on acquisition cost................        $ 96,000         $62,740         $71,000         $31,370
Historical depreciation...............................          76,000          62,740          51,000          31,370
                                                              --------         -------         -------         -------
Increase in depreciation..............................          20,000               -          20,000               -
Amortization of excess of fair value over net assets
 acquired.............................................         116,000          50,000          75,000          37,000
                                                              --------         -------         -------         -------
Increase in depreciation and amortization.............        $136,000         $50,000         $95,000         $37,000
                                                              ========         =======         =======         =======

(5)  To eliminate interest expense of acquired companies.

(6) The weighted average shares outstanding were adjusted on a pro forma basis to include the Common Stock shares issued in connection with the FOB acquisition plus 1,325,500 additional shares issued in the private placement.

Selected Consolidated Financial Data

     The following selected consolidated financial data with respect to our statements of operations for the years ended June 30, 1996, 1997 and 1998 and our balance sheets as of June 30, 1997 and 1998 are derived from our Consolidated Financial Statements which have been audited by BDO Seidman, LLP. The selected consolidated financial data, with respect to our statements of operations for the years ended June 30, 1994 and 1995, and our balance sheets as of June 30, 1994, 1995 and 1996, was derived from unaudited consolidated financial statements, which in our opinion, present fairly the results of operations and financial position for such periods. The selected consolidated financial data for the six month periods ended December 30, 1997 and 1998 are derived from our unaudited condensed consolidated financial statements, which in our opinion includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations and financial position for such period. The results of operations for the nine months ended March 31, 1999 are not necessarily indicative of the results of operations to be expected for the year. You should read the table below together with our consolidated financial statements, the related notes and the independent auditor's report, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

Statement of Operations Data: (1)



                                                                                                               Nine Months Ended
                                                        Years Ended June 30,                                       March 31,
                             -------------------------------------------------------------------------    -------------------------

                               1994(2)        1995(2)         1996(3)           1997          1998         1998(2)        1999(2)
                             ------------   ------------   --------------   ------------   -----------   ------------   ------------

Revenues                     $31,373,057    $33,041,182    $34,404,946      $36,151,763    $31,838,919   $24,105,906    $25,609,176
Gross Profit                  10,200,664      9,952,232     11,621,140       11,758,535     12,715,451     9,603,527      9,991,603
Income (loss) before
 Income taxes and
 extraordinary income           (860,308)    (1,238,103)       317,909         (125,268)       351,454        96,497     (1,460,276)
Net income (loss)             (1,022,933)    (1,238,103)     1,297,321(3)       (39,668)       166,050       (36,613)    (1,465,076)

Basic income (loss) per
 share:
   Income (loss) before
    Extraordinary income           (0.15)         (0.18)          0.01            (0.01)          0.02         (0.01)         (0.09)
   Net income (loss)               (0.15)         (0.18)          0.19            (0.01)          0.02         (0.01)         (0.09)

Dilutive income (loss) Per
 share:
   Income (loss) before
    Extraordinary income           (0.15)         (0.18)          0.01            (0.01)          0.02         (0.01)         (0.09)
   Net income (loss)               (0.15)         (0.18)          0.14            (0.01)          0.02         (0.01)         (0.09)

Weighted average number of
 shares outstanding:
Basic                          7,000,000      7,000,000      7,000,000        7,000,000      7,346,500     7,189,897     16,352,761
Diluted                        7,000,000      7,000,000      9,450,000        7,000,000      9,796,500     7,189,897     16,352,761
                                                                                                     (footnotes appear on next page)


Balance Sheet Data:

                                              June 30,                                        March 31,
                   ----------------------------------------------------------------   --------------------------
                     1994(2)       1995(2)        1996         1997         1998        1998(2)       1999(2)
                   -----------   -----------   ----------   ----------   ----------   -----------   ------------
Total Assets       $6,658,413    $6,052,484    $7,305,317   $8,104,071   $6,885,815   $8,545,070    $12,537,365
Long-term Debt        229,384       711,628       662,056      662,056      877,441      626,472        531,050
Total Liabilities   7,899,951     8,613,902     8,555,011    9,397,540    7,572,040    9,579,560      7,958,231

(1) The financial data presented above reflects the relevant Statement of Operations Data of Skynet Holdings, Inc., a Nevada corporation ("Skynet Nevada"). EPL Resources (Delaware) Corp., a Delaware corporation acquired Skynet Nevada by virtue of a merger transaction that was completed on October 14, 1998. Upon completion of the merger, EPLR changed its name to "Skynet Holdings, Inc." Since the former stockholders of Skynet Nevada acquired a controlling interest in EPLR, the merger has been accounted for as a "reverse acquisition." Accordingly, for financial statement presentation purposes, Skynet Nevada is viewed as the continuing entity and the related business combination is viewed as a recapitalization of Skynet Nevada, rather than an acquisition by EPLR.
(2) Reflects unaudited data.
(3) Net income for the year ended June 30, 1996 includes extraordinary income of $1,263,045 relating to the forgiveness of debt arising out of the former reorganization of one of the Company's subsidiaries.
(4) Basic income (loss) per common share is based upon the weighted average number of common shares outstanding for each period presented. Diluted income (loss) per common share is based upon the weighted average number of common shares plus the dilutive effect of the convertible securities and options outstanding for each period presented.

                                  RISK FACTORS


     An investment in our Common Stock involves a high degree of risk and should only be made by purchasers who have gathered and reviewed information about Skynet Holdings, Inc. Prospective purchasers of our Common Stock should carefully review the following Risk Factors as well as the other information set forth in this Prospectus.

Forward Looking Statements

     The words "may," "will," "expect," "anticipate," "believe," "continue," "estimate," "project," "intend," and similar expressions used in this Prospectus are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events. You should also know that such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Should any of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within the forward-looking statements.

     1. Our Subsidiaries Have Not Operated as a Single Business Until Recently.
        ----------------------------------------------------------------------
We are the surviving corporation of a merger completed on October 14, 1998 between EPL Resources (Delaware) Corp., a Delaware corporation, and Skynet Holdings, Inc., a Nevada corporation ("Skynet Nevada"). EPLR had been an inactive company prior to the Merger and Skynet Nevada was organized in 1997 to consolidate our operating subsidiaries. Prior to that, each of these subsidiaries had been operating as independent sepeate businesses. More recently, we completed the acquisitions of Fleet on March 15, 1999 and FOB on April 12, 1999. The absence of a longer-term combined operating history may create uncertainty as to whether our operations may be undertaken profitably on a consolidated basis. This may subject an investor's evaluation of our long-term prospects to additional uncertainty.

     2. We are Losing Money; We Need to Grow to Make Money. We earned a modest
        --------------------------------------------------
net income from operations during fiscal 1996 and fiscal 1998, and experienced a net loss during fiscal 1997. We also incurred a net loss for the nine months ended March 31, 1999. We attribute this loss to a number of factors, including an increase in the level of corporate overhead associated with the EPLR merger, our anticipated operations as a public company and the development and implementation of our growth strategy. If operations remain at current levels, we believe that operating losses will most likely continue. As a result, our future profitability is likely to depend upon the successful implementation of our business strategy, which primarily relies upon growth through acquisition.

     3.  Execution of Our Acquisition Strategy is Subject to a Number of Risks
         ---------------------------------------------------------------------
and Uncertainties. One of the central elements of our business strategy is to
-----------------
grow through acquisitions. We may not be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses into our current operations without substantial costs, delays or other operational or financial problems. Since we just recently commenced this strategy, we do not have a track record in completing such acquisitions or integrating acquired businesses into our operations. In addition, the current consolidation of the express courier, same day delivery and freight forwarding industries will likely result in increased competition for acquisition candidates. This may result in fewer acquisition opportunities available to us as well as higher acquisition prices. Acquisitions also involve a number of risks, including possible adverse effects on our operating results, diversion of our management resources, failure to retain key personnel, risks associated with unanticipated liabilities and amortization of acquired intangible assets.

     These risks could have a material adverse effect on our business, financial condition and results of operations. The performance of a single acquired company could have an adverse effect on our national and international sales and marketing initiatives. In addition, businesses we acquire may not achieve anticipated revenues and earnings. Finally, foreign laws, which restrict foreign investment or impose unduly restrictive regulations, may prevent us from completing acquisitions outside of the United States, United Kingdom or Australia.

     4.  We Need Additional Money and a Liquid Trading Market to Execute our
         -------------------------------------------------------------------
Acquisition Strategy. We have used, and intend to continue to use, a substantial
--------------------
portion of the proceeds raised through recent sales of our common and preferred stock to finance acquisitions in the short-term. These proceeds may not be sufficient to finance any additional material acquisitions. As a result, we will require additional financing in order to pursue our acquisition strategy beyond the short-term. We intend to obtain this financing through a combination of traditional debt financing and the placement of debt and equity securities. Provided a liquid trading market for our Common Stock develops, we hope to finance some portion of our future acquisitions by using shares of our Common Stock as payment of the purchase price. If our Common Stock does not maintain a sufficient market, or potential acquisition candidates are unwilling to accept our Common Stock as full or partial payment for the sale of their business, we may be required to utilize more of our cash resources. Accordingly, if we do not have sufficient cash resources, our growth could be limited.

     5.  There is a Very Limited Market for Our Stock; Our Stock Price will
         ------------------------------------------------------------------
Likely be Volatile. The public trading market for shares of our Common Stock has
------------------
recently commenced on the OTC Electronic Bulletin Board. However, in view of the minimal supply of shares eligible for public resale, trading has been extremely limited. We are uncertain as to whether a regular trading market will develop. As a result of the limited market, purchasers of our common stock may have difficulty in selling their shares and/or obtaining a satisfactory price for such Shares.

     As of the date of this Prospectus, there are 18,935,034 outstanding shares of Common Stock of which approximately 100,000 shares are eligible for public trading. The trading market for the Common Stock may be adversely effected by the subsequent influx into the market of:

     .    The 7,394,299 Shares being registered for resale hereunder

     . 1,325,500 shares issued in a private placement transaction plus 132,550 shares issuable upon exercise of outstanding warrants which we have agreed to register for resale under the Securities Act of 1933, as amended, no later than on or about February 19, 2000.

     . 1,479,415 shares issued in connection with our acquisition of Fleet which we have agreed to register for resale under the Securities Act of 1933, as amended, no later than March 15, 2000.

     This substantial increase in the number of shares available for public sale could have a depressive effect on the market. Until a trading market develops, the market price for our Common Stock is likely to be volatile. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capitalization companies. These market fluctuations, as well as general economic and political conditions, may adversely affect the market price of our Common Stock.

     6.  We Will Be Issuing a Substantial Number of Additional Shares. One of
         ------------------------------------------------------------
the principal elements of our business strategy is to accomplish strategic acquisitions, principally through the issuance of additional shares of our Common Stock as purchase price consideration. This will have the effect of increasing the number of shares of Common Stock outstanding. Under Delaware law, we can issue additional shares without notice to, or approval of, existing stockholders.

     In addition, during November 1998, we adopted a stock option plan which permits us to grant options to purchase shares equal to 10% of our then outstanding shares of Common Stock (currently 1,893,553). As of the date of this Prospectus, we have issued options, warrants and convertible preferred stock in the following amounts:

     .  During January and April 1999, we issued 965,000 options under the Plan

     . In connection with the October 1998 Merger, we issued options to purchase 1,800,000 shares of Common Stock

     . During February of 1999, we issued warrants to purchase 132,500 shares of Common Stock

     . During April of 1999, we issued 2,003,560 shares of our Series A Convertible Preferred Stock which are convertible into 2,003,560 shares of Common Stock within two (2) years from the date of issuance

     . During April of 1999, we issued warrants to purchase 800,890 Shares of Common Stock

     The exercise of the options and warrants identified above and the conversion of the Series A Convertible Preferred Stock into Common Stock will result in the issuance of an additional 5,701,950 Shares of Common Stock.

    7.  We May Acquire a Company Which Has Lost a Substantial Amount of Money
        ---------------------------------------------------------------------
and Has a Negative Net Worth. We have identified Pony Express Delivery Services,
----------------------------
Inc. as a potential acquisition candidate. Pony Express is an Atlanta, Georgia based express courier with over 100 offices in 22 states. On May 1, 1999, we entered in a preliminary agreement to purchase Pony Express and advanced $1 million to Pony Express. The closing of the acquisition is contingent upon negotiating a definitive agreement and the satisfaction of a number of contingencies. These include our conducting and completing a due diligence review of the business of Pony Express. We just commenced this process and have not made any decision regarding whether we will complete this acquisition. Accordingly, it is uncertain as to whether we will ever complete this acquisition. We believe that during the past several years Pony Express has incurred substantial operating losses and presently has a negative net worth of approximately $8 million. Although we believe we can integrate the operations of Pony Express into our current operations to reduce costs and achieve an operating profit, we cannot make any assurances that we will be able to do this. Unless we can substantially reduce the operating costs of Pony Express, we will have to provide substantial additional capital to Pony Express over the next twelve (12) months. We believe we will be required to provide approximately $2.5 to $7 million to Pony Express during this time. We do not have this amount of money. If we complete this acquisition, we will need to raise additional financing through a bank facility or the sale of additional equity securities.

     8.  Recent Bankruptcy of a Subsidiary. DPE International, Inc. ("DPE"), one
         ---------------------------------
of our wholly-owned subsidiaries which operates the Company's Los Angeles and San Francisco facilities, emerged from Chapter 11 reorganization proceedings on or about September 2, 1996. As of May 10, 1999, approximately $300,000 is still due under the plan. DPE accounted for 11% of our consolidated revenues during the nine months ended March 31, 1999.

     9.  The Express Courier Business is Very Competitive.  We face intense
         ------------------------------------------------
competition from multinational, regional and local companies in every market in which we operate. The principal competitive factors within our industry include price, frequency and capacity of scheduled service, extent of geographic coverage and reliability. Many of our competitors have well established reputations and significantly greater financial, marketing, personnel and other resources than we do. Our principal competitors are DHL Worldwide Express, Federal Express, TNT Express Worldwide, UPS and post offices providing express delivery services, all of which are multinational, highly-visible and well-regarded enterprises. There can be no assurance that we will be able to compete effectively against these or any other competitors.

     10.  We are Controlled by a Small Number of Stockholders. As of the date of
          ---------------------------------------------------
this Prospectus, our officers, directors and principal stockholders have the power to vote approximately 57% of our outstanding Common Stock. Consequently, these stockholders are able to elect directors and control the outcome of other corporate matters without the approval of our other stockholders. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - Material Voting Arrangements". In addition, applicable statutory provisions and the ability of the Board of Directors to issue one or more series of preferred stock without stockholder approval could deter or delay unsolicited changes in control of our Company. This may be viewed as a disadvantage to a majority of our stockholders who may otherwise desire to participate in such a transaction. These transactions normally provide for the payment of a premium over the existing market price. See "DESCRIPTION OF SECURITIES - Preferred Stock."

     11.  We Rely on Independent Businesses to Deliver our Packages Which Have
          --------------------------------------------------------------------
No Contractual Obligation to Us. Our operations are dependent upon our Network
-------------------------------
Members generating packages for delivery through the Network and delivering packages in their respective regions for other Network Members. The Network is a worldwide alliance of delivery professionals and most Network Members are not bound by a formal licensing agreement or other arrangement. Accordingly, most Network Members have no contractual obligations to us or any other Network Member. Although we believe that the absence of contractual obligations among Network Members will not have an adverse effect upon our operations, they are free to enter into arrangements with competitive networks.

     12.  We Rely on Commerical Air Carriers to Ship our Packages Which Have No
          ---------------------------------------------------------------------
Contractual Obligation to Us.  We rely on scheduled flights of commercial cargo
----------------------------
and passenger aircraft to provide our courier and freight forwarding services. We could be adversely affected by changes in the pricing and scheduling practices of air carriers. We purchase cargo space from commercial air cargo and passenger aircraft on an as-needed basis. We have no contractual relationship with any carrier for the procurement of such space. Although we have historically been able to secure such space, we may not continue to be in a position to do so in the future at rates acceptable to us. The failure to obtain such space at acceptable rates, if at all, would have a material adverse impact on our results of operations.

     13.  We may be Liable for Lost or Damaged Shipments. We are responsible to
          ----------------------------------------------
our customers for the safe delivery of shipments up to $100 in value. Upon the customer's request, we insure amounts above $200 with various insurance companies. We do not carry an umbrella insurance policy. From time to time we have made payments to our customers for claims related to their shipments which, to date, have not been material to our results of operations. Should we experience an increase in the number of such claims, there can be no assurance that our results of operations will not be adversely affected.

     14.  Our Contracting with Independent Owner/Operators may Subject us to
          ------------------------------------------------------------------
Payment of Additional Taxes. Federal and state authorities, including the
---------------------------
Internal Revenue Service, have asserted that independent owner/operators in the transportation industry are employees rather than independent contractors, thus requiring the payment of payroll and related taxes. We believe that the independent contractors utilized by us and our Network Members are not employees under existing interpretations of federal and state laws. However, federal and/or state authorities could challenge this position, or change these laws or regulations, including tax laws, or interpretations thereof, will not change. If these independent contractors are deemed to be employees of the Company, we would be required to pay for and administer added benefits to them. As a result, our operating costs would increase. We could also be liable for additional taxes, penalties and interest, which could have a material adverse effect on the Company's business.

     15.  We are Dependent Upon Certain Key Employees. Our operations are
          -------------------------------------------
dependent upon the continued services of our Chief Executive Officer, Vjekoslav Nizic, and upon our ability to hire and retain other qualified management and personnel. The loss of the services of Mr. Nizic, any of our executive officers or other management or key personnel, whether as a result of death, disability or otherwise, would have a material adverse effect upon our business. We do not maintain a key man life insurance policy on Mr. Nizic.

     16.  Our Operations may be Adversely Effected by the Year 2000 Issues. We
          ----------------------------------------------------------------
are currently responding to Year 2000 issues. Year 2000 issues are the result of computer programs being written using two digits rather than four to define the applicable year associated with the program or an associated computation. Any such two-digit computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, a temporary inability to process transactions, send invoices or engage in normal business activities. We expect to have substantially all of the systems application changes completed within the next 6 months and believe that our level of preparedness is appropriate. To the extent that any of the commercial cargo or passenger airlines we utilize rely upon computer programs which are subject to any Year 2000 issues, our financial condition and results of operation could be adversely affected.

     The total cost of these Year 2000 compliance issues is not anticipated to be material to our financial position or results of operations in any given year. These costs and the date on which we plan to complete the Year 2000 modification and testing processes are based on our best estimates.

     17.  Our Operations may be Adversely Affected by Instability in Foreign
          ------------------------------------------------------------------
Countries and Local Laws of Foreign Carriers.  A majority of our business is
--------------------------------------------
conducted outside the United States. As a result, the operations of certain Network Members in less stable developing countries are subject to various risks such as loss of revenue, property or equipment due to expropriation, nationalization, war, the instability of foreign economies, currency fluctuations, adverse tax policies and governmental activities that may limit or disrupt markets. Additionally, our ability to compete may be adversely affected by foreign governmental regulations that encourage or mandate the hiring of local contractors, or by regulations that require foreign contractors to employ citizens of, or purchase supplies from vendors in, a particular jurisdiction. We are subject to taxation in a number of jurisdictions. The final determination of our tax liabilities involves the interpretation of the statutes and requirements of various domestic and foreign taxing authorities, particularly Australia and the United Kingdom. Moreover, many of the countries where we operate and plan to operate have legal systems that differ from the United States legal system and may provide substantially less protection for foreign investors.

     18.  Laws Restricting Foreign Investments may Adversely Affect our
          -------------------------------------------------------------
Acquisition Strategy. Foreign investment by us in local joint ventures or
--------------------
business acquisitions (including investments in Network Members) may be limited or prohibited by foreign laws. Other foreign laws require governmental approval of investments by foreign persons and limit the extent of any such investment. The presence of such laws and regulations may prevent us from executing our acquisition strategy outside of the United States, United Kingdom and Australia.

     19.  We are Dependent on International Trade to Generate Revenues.
          ------------------------------------------------------------
International trade is essential to our business and has played an important role in the economic development of the regions in which we currently operate. International trade is influenced by many factors, including economic and political conditions, employment issues, currency fluctuations and laws relating to tariffs, trade restrictions, foreign investments and taxation. A reduction in the level of international trade, material restrictions on trade or a downturn in the economies of the United States of America, United Kingdom or Australia could have a material adverse effect on our business.

     20.  Exchange Rate Fluctuations may have an Adverse Effect on our Results
          --------------------------------------------------------------------
of Operations. We currently bill in U.S. dollars, Australian dollars and British
-------------
pounds. Approximately 85% of our revenues are generated outside of the United States and billed in foreign currencies. Of these foreign currencies, approximately 81% are in the form of British pounds and the remainder Australian dollars. Exchange rates for these currencies and other local currencies in countries where we may operate in the future often fluctuate in relation to the U.S. dollar. These fluctuations may have an adverse effect on our earnings or assets when local currencies are exchanged for U.S. dollars. We do not currently engage in any hedging transactions in international currencies. Accordingly, weakening of the value of foreign currencies against the U.S. dollar could result in lower revenues and lower earnings.

    21.  We are Subject to Substantial Government Regulation.  Our operations
         ---------------------------------------------------
require licenses, permits and approvals in each jurisdiction in which we operate. Specifically, our domestic interstate and intrastate motor carrier operations are regulated by the United States Department of Transportation and various State Departments of Transportation. These authorities prescribe certain safety requirements which, if not complied with, may result in fines or the revocation of existing licenses. The loss or revocation of any existing licenses, permits or approvals or the failure to obtain any necessary licenses, permits or approvals that may be required in the future would have an adverse effect on our ability to conduct our business and/or on our ability to expand into additional jurisdictions. We may not be able to obtain such licenses, permits or approvals. In addition, countries in which we seek to operate may have regulatory systems that impose other impediments on our operations which may prevent us from executing its acquisition strategy outside of the United States, United Kingdom and Australia.


                                USE OF PROCEEDS


     We will not receive any proceeds from the sale of Common Stock by the Selling Security Holders. 800,890 of the Shares being offered by the Selling Security Holders are issuable upon exercise of outstanding warrants owned by the Selling Security Holders. These Warrants have an exercise price of $5.00 per share. Accordingly, we will realize proceeds of approximately $4,000,000 (representing payment of the exercise price) upon the exercise of such warrants by the Selling Security Holders.


                     MARKET FOR THE COMPANY'S COMMON STOCK


     Our Common Stock is listed for quotation on the OTC Electronic Bulletin Board under the symbol "SKYN" however, the market for such shares is extremely limited. As of the date of this Prospectus, only 100,000 shares of our Common Stock are eligible for public trading. No assurance can be given that a significant trading market for our Common Stock will develop or, if developed, will be sustained. Our Common Stock has been eligible for such trading since May 15, 1998.

     The following table sets forth the range of the high and low closing bid prices of our Common Stock during each of the calendar quarters identified below. These bid prices were obtained from the National Quotation Bureau, Inc. and do not necessarily reflect actual transactions, retail markups, mark downs or commissions. The transactions include inter-dealer transactions. Based on the very limited public float and trading in our Common Stock, we believe that such data is anecdotal and may bear no relation to the true value of our Common Stock or the range of prices that would prevail in a fluid market.

                                                          High                Low
                                                          ----                ---
     1998
     ----
     2nd Quarter                                             *                  *
     3rd Quarter                                         $0.53125           $0.03125
     4th Quarter                                         $   5.50           $0.03125

     1999
     ----
     1st Quarter                                         $   7.25           $ 3.3125
     2nd Quarter (through May 11, 1999)                  $   8.25           $   7.50

*No bids reported

     The closing bid price of our Common Stock as of May 11, 1999 was $8.125 per share.

Shares Issuable upon Exercise or Conversion of Options, Warrants and Preferred Stock

     We have issued options to purchase an aggregate of 2,765,000 shares of our Common Stock. Options to purchase 1,400,000 shares are subject to vesting commencing October 14, 2000, 930,000 are subject to vesting over a three (3) year period commencing June 30, 1999, 400,000 vest in ratable installments over a three (3) year period commencing October 14, 1999 and 35,000 are subject to vesting commencing April 12, 2000. We have also issued warrants to purchase an aggregate of 933,390 shares of Common Stock of which 800,890 are currently exercisable and 132,500 are exercisable commencing February 20, 2000. We have also issued an aggregate of 2,003,560 shares of Series A Convertible Preferred Stock ("Series A Shares") which are convertible into a like number of shares of Common Stock within two (2) years of the date of issuance of such shares.

Shares Eligible for Public Resale and Registration Rights

     As of the date of this Prospectus, no shares of our Common Stock are eligible for public resale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). On or about June 30, 1999, approximately 650,000 shares of our Common Stock, all of which are being registered hereunder, will be eligible for public resale pursuant to Rule 144 under the Securities Act. On or about September 30, 1999, an additional 4,875,000 shares, of which 3,179,849 shares are being registered hereunder, will be elibible for public resale pursuant to Rule 144 under the Securities Act. Finally, on or about October 14, 1999, an additional 9,901,500 shares will be eligible for public resale pursuant to Rule 144 under the Securities Act.

     In addition to the shares being registered hereunder, we have also agreed to register for public resale no later than February 2000, 1,325,500 shares of Common Stock and an additional 132,550 shares issuable upon exercise of warrants which we issued in a private placement transaction during February 1999.

     In connection with our acquisition of Fleet we issued 1,479,415 shares of Common Stock. We agreed to register the public resale of these shares no later than March 15, 2000. We also granted limited registration rights with respect to the 114,184 shares of Common Stock issuable in connection with our acquisition of FOB. In the event that we file a registration statement offering shares of Common Stock for our own account, we agreed to include these shares in such registration.

Holders

     As of May 17, 1999, the number of stockholders of record of our Common Stock was approximately 135. We believe that there are additional beneficial owners of our Common Stock who own their shares in "street name."

Dividends

     We have not paid any cash dividends to date, and have no intention to pay any cash dividends on our Common Stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of our Board of Directors and to certain limitations imposed by the General Corporation Law of the State of Delaware. The timing, amount and form of dividends, if any, will depend, among other things, on our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors.


                                 CAPITALIZATION

     The following table sets forth our long-term debt and capitalization as of March 31, 1999: (i) on an actual basis; and (ii) on a pro forma as adjusted basis, giving effect to the Pro Forma Adjustments (see Note A of "Prospectus Summary--Summary Financial Information").

                                                                                        March 31, 1999
                                                                              -----------------------------------
                                                                                                      Pro Forma
                                                                                Actual               As Adjusted
                                                                              -----------            ------------
Long term liabilities....................................................     $   531,050             $   531,050
                                                                              -----------             -----------
Preferred Stock, $.0001 par value, 5,000,000 shares authorized; no shares issued and outstanding, 2,003,560 issued and outstanding
 (pro forma as adjusted).................................................               -                     200

Common Stock, $.0001 par value, 50,000,000 shares authorized;
 18,903,915 shares issued and outstanding; 18,935,034 shares
 issued and outstanding (pro forma as adjusted)...........................          1,890                   1,893

Additional Paid-in Capital................................................      7,178,592              11,240,627

Foreign currency translation adjustment...................................          6,843                   6,843

Accumulated deficit.......................................................     (2,608,191)             (2,608,191)
                                                                              -----------             -----------
Total stockholders' equity................................................      4,579,134               8,641,372
                                                                              -----------             -----------
Total capitalization......................................................    $ 5,110,184             $ 9,172,422
                                                                              ===========             ===========

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     Unless the context otherwise requires, the "Company" refers to Skynet Holdings, Inc. and its wholly owned subsidiaries.

     The Company is a full service provider of international transportation delivery services operating primarily as an express courier for time sensitive documents and packages. The Company's services consist of:

        .    Time certain deliveries within 24-48 hours of pickup

        .    Next flight out services for same day expedited deliveries

        .    Local ground transport in select locations

        .    Freight forwarding services

        .    Bulk shipment of mass mailing materials for local distributions

        . Global logistics services incorporating the Company's computerized tracking system

     These services are formulated on a customized basis to meet the special needs of a diverse international customer base. The Company provides these services through our offices in London, Manchester and Bristol, England; Sydney, Melbourne and Brisbane, Australia; New York; San Francisco, Los Angeles and Sacramento, California; Las Vegas and Reno, Nevada; Portland, Oregon; and Seattle and Everett, Washington, as well as through a global network of over 1,000 offices which are independently owned and operated in over 100 countries. This Network does business under the name "SkyNet Worldwide Express", "FOB", and "Fleet Delivery Service".

     On October 1, 1997, Skynet Holdings, Inc., a Nevada corporation ("Skynet Nevada"), a predecessor to the Company, acquired the stock of four companies whose businesses provided international express courier delivery services and freight forwarding services for time sensitive documents and packages to customers throughout the world under the name "SkyNet Express". These acquisitions were undertaken in order to consolidate the Company's London offices with Network Members in Sydney, Melbourne and Brisbane, Australia and New York, San Francisco and Los Angeles. These acquisitions were completed through an exchange of shares and were accounted for as a reorganization of entities under common control in a manner similar to a pooling of interest, whereby the Company's consolidated financial statements have been restated to include the accounts and operations of the merged companies for all periods presented prior to the merger.

     On October 14, 1998, Skynet Nevada merged (the "Merger") with and into EPL Resources (Delaware) Corp., a Delaware corporation ("EPLR"), in a share exchange transaction. Upon completion of the Merger, the combined companies changed their name to "Skynet Holdings, Inc.", a Delaware corporation. Prior to the Merger, EPLR was an inactive company whose shares were eligible for quotation on the OTC Electronic Bulletin Board. Since the former stockholders of Skynet Nevada acquired a controlling interest in EPLR in the Merger, the Merger has been accounted for as a "reverse acquisition." Accordingly, for financial statement presentation purposes, Skynet Nevada is viewed as the continuing entity and the related business combination is viewed as a recapitalization of Skynet Nevada, rather than an acquisition by EPLR.

     Due to the size and nature of its particular industry segments, the Company believes there is an opportunity to implement a market roll-up program through selected acquisitions in the United States and overseas. Assuming it can successfully implement this strategy, the Company intends to acquire transportation service companies that fit into or compliment its current operations, including express and same day courier businesses, as well as more localized intra-city couriers, intra-regional couriers and global freight forwarders. In this regard, during March and April 1999, the Company completed
(i) the acquisition of the principal operating assets of Fleet Delivery Service ("Fleet"); and (ii) the acquisition of Freight On Board International Limited ("FOB"). See "BUSINESS - Acquisition Strategy."

     The Company intends to further enhance the Network's competitive capabilities by focusing on initiatives designed to ensure a high standard of quality control, global marketing and accelerated development of leading edge technology, all of which, if successfully implemented, would enable the Company to achieve greater global market penetration. Through the implementation of this strategy, the Company believes it can enhance its position as a provider of global delivery and transportation services.

RESULTS OF OPERATIONS

Nine Months Ended March 31, 1999 Compared To 1998

     Revenues. Revenues for the nine months ended March 31, 1999 amounted to $25,609,176 compared to $24,105,906 for the nine months ended March 31, 1998, an increase of 6.2%. The increase in revenues was attributable to higher volume including mix of services selected by customers.

     Cost of sales. Cost of sales for the nine months ended March 31, 1999 amounted to $15,617,573 compared to $14,502,379 for the nine months ended March 31, 1998. As a percentage of sales, such costs amounted to 61.0% for the nine months ended March 31, 1999 compared to 60.2% for the corresponding period of the prior year. The increase resulted primarily from the acquisition of Fleet partially offset by the elimination during fiscal 1998 of marginal business and improved rates received for existing business from carriers utilized by the Company.

     Operating Expenses. Compensation and compensation related costs increased to $6,077,818 for the nine months ended March 31, 1999 compared to $5,184,312 during the corresponding period of the prior year. As a percentage of sales, compensation costs increased to 23.7% during the nine months ended March 31, 1999 as compared to 21.5% for the corresponding period of the prior year. $412,786 of the increase relates to the addition of senior level management personnel. The remainder of the increase relates to additional staff level personnel added with the Fleet acquisition.

     Occupancy costs increased to $424,105 for the nine months ended March 31, 1999 compared to $414,283 during the prior year. Occupancy costs as a percentage of sales remained constant during both periods. Communication expense amounted to $556,176 during the nine months ended March 31, 1999 as compared to $457,283 for the corresponding period of the prior year.

     Other operating expenses for the nine months ended March 31, 1999 amounted to $3,824,742 compared to $3,079,343 for the nine months ended March 31, 1998. Higher legal and professional costs of approximately $100,000, including $50,000 relating to the Merger that was completed on October 14, 1998, increased audit fees of $70,000, increased travel and related costs of approximately $253,000 partially offset by reductions in other operating expenses.

Year Ended June 30, 1998 Compared to 1997

     Revenues. Revenues for the year ended June 30, 1998 amounted to $31,838,919 compared to $36,151,763 for the year ended June 30, 1997, a decrease of 11.9%. The decrease in revenues included the loss of a large customer in the United Kingdom ($900,000) and management's decision to eliminate lower margin business, which resulted in a decrease in revenue of approximately $1,400,000.

     Cost of sales. Cost of sales for the year ended June 30, 1998 amounted to $19,123,468 compared to $24,393,228 for the year ended June 30, 1997, a decrease of 21.6%. As a percentage of sales, such costs amounted to 60.1% for the year ended June 30, 1998 compared to 67.5% for the prior year. The improvement during fiscal 1998 resulted from the elimination of marginal business and improved rates received for existing business from carriers utilized by the Company.

     Operating expenses. Compensation and compensation related costs increased to $7,178,941 for the year ended June 30, 1998 compared to $6,948,756 during the prior year. As a percentage of sales compensation costs increased to 22.5% during the year ended June 30, 1998 as compared to 19.2% for the prior year. The increase as a percentage of sales resulted from a combination of lower sales volume and wage increases as the number of employees during 1998 and 1997 was approximately the same due to the retention of certain employees in spite of the elimination of the low margin business described above.

     Occupancy costs increased to $660,742 for the year ended June 30, 1998 compared to $529,876 during the prior year. Occupancy costs as a percentage of sales increased from 1.5% during 1997 to 2.1% during 1998. During 1998 the Company moved into larger facilities in London and Sydney. Communication expense amounted to $630,221 during the year ended June 30, 1998 as compared to $615,705 for the prior year. Other operating expenses were approximately the same in both years and included increased commissions of approximately $195,000.

Year Ended June 30, 1997 Compared to 1996

     Revenues. Revenues for the year ended June 30, 1997 amounted to $36,151,763 compared to $34,404,946 for the year ended June 30, 1996, an increase of 5.1%. The increase in revenue resulted from higher volume.

     Cost of sales. Cost of sales for the year ended June 30, 1997 amounted to $24,393,228 compared to $22,783,806 for the year ended June 30, 1996. As a percentage of sales, such costs amounted to 67.5% for the year ended June 30, 1997 compared to 66.2% for the prior year.

     Operating Expenses. Compensation and compensation related costs increased to $6,948,756 for the year ended June 30, 1997 compared to $6,460,625 during the prior year. As a percentage of sales compensation costs increased to 19.2% during the year ended June 30, 1997 as compared to 18.8% for the prior year. The increase as a percentage of sales resulted from wage increases plus the addition of approximately 20 new employees during 1997.

     Occupancy costs were approximately the same in both years at 1.5% of sales. Communication expense amounted to $615,705 during the year ended June 30, 1997 as compared to $553,417 for the prior year. The increase in communication expenses resulted from the expansion of the Company's business during 1997. Other operating expenses were approximately the same in both years.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity

     A foreign subsidiary of the Company has a financing agreement with a bank in London. The agreement provides borrowing for the subsidiary based on 75% of customer receivables generated from accounts in the United Kingdom, which are less than 90 days old up to a maximum of $1,700,000. The subsidiary pays an administrative charge of .2% plus interest at the bank's base rate plus 2.25% (10.0% at June 30, 1998). Borrowings under the agreement amounted to $1,466,422 and $782,012 at June 30, 1997 and 1998 and $955,488 at March 31, 1999.

     Total cash and cash equivalents at March 31, 1999 amounted to $2,101,695.

     Net cash provided by (used in) operating activities amounted to $387,511, $(984,489) and $286,729 during the years ended June 30, 1996, 1997 and 1998. The changes were primarily caused by fluctuations in receivables of $(1,119,315), $(657,974) and $1,259,802 and fluctuations in payables and accrued liabilities of $1,204,153, $(574,321) and $(1,356,475) during the years ended June 30, 1996,
1997 and 1998. Net cash used in operating activities during the nine months ended March 31, 1998 and 1999 amounted to $(1,055,498) and $(1,555,888). The increase during the nine months ended March 31, 1999 primarily results from the increase in net loss for the period.

     Net cash used in investing activities, primarily the acquisition of property and equipment, amounted to $282,381, $315,827 and $244,212 during the years ended June 30, 1996, 1997 and 1998, and $136,820 and $168,959 during the nine months ended March 31, 1998 and 1999. Included in investing activities for the nine months ended March 31, 1999 was $272,551 received in connection with the Fleet acquisiton.

     Net cash provided by (used in) financing activities amounted to $1,416,850 and $(70,867) during the years ended June 30, 1997 and 1998. The Company received $1,466,422 from bank borrowings during the year ended June 30, 1997 and repaid $684,410 during the year ended June 30, 1998. During the year ended June 30, 1998, the Company received net proceeds in the amount of $398,000 from the sale of 258,000 shares of the Company's Common Stock at $2.00 per share. Net cash provided by financing activities during the nine months ended March 31, 1998 and 1999 amounted to $1,705,277 and $3,535,717. The increase during the nine months ended March 31, 1999 resulted from net proceeds of $2,873,094 from the sale of the Company's common stock, increased bank borrowings of $173,476, and proceeds from short term borrowings of $1,195,538, partially offset by repayments of long-term debt of $506,391.

     At June 30, 1998 and March 31, 1999, management provided 100% valuation allowances amounting to approximately $722,000 against the net deferred tax asset represented by its net operating loss carry forwards due to the indeterminate nature of the Company's ability to realize this deferred asset.
On December 1, 1998, the Company enhanced its liquidity through the repayment of an aggregate of $1,145,000 of outstanding indebtedness through the issuance of 572,500 shares of Common Stock. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Repayment of Indebtedness." The Company further enhanced its liquidity through two (2) private placements of equity securities resulting in net proceeds to the Company of approximately $6,210,000. See "Capital Resources" below.

     Capital Resources

     During the year ended June 30, 1998, the Company completed a private placement offering and received net proceeds in the amount of $398,000. In connection with the Merger transaction, the Company received approximately $500,000 from the sale of EPLR shares in a private placement transaction prior to the Merger.

     On March 5, 1999, the Company completed a private placement resulting in the issuance of an aggregate of 1,325,500 shares of Common Stock which generated net proceeds (after offering costs of approximately $478,000) of approximately $2,173,000. During April of 1999, the Company further enhanced its liquidity through the issuance of an aggregate of 422,556 Units consisting of an aggregate of 2,003,560 Series A Shares and warrants to purchase an aggregate of 422,556 shares of Common Stock at an exercise price of $5.00 per share which generated net proceeds (after offering costs of approximately $600,000) of approximately $4,000,000. The Company intends to use the net proceeds of these offerings for general working capital and general corporate purposes, primarily to finance the Company's business plan, which includes an acquisition and consolidation strategy, and to upgrade the Company's information technology.

     The Company anticipates incurring capital expenditures in the amount of between $150,000 and $200,000 during the quarter ending June 30,1999 in connection with the upgrade of the Company's existing information technology. This represents the initial software development and installation costs as well as the additional hardware needed to effectively implement and operate the proposed new system. The Company anticipates incurring additional capital expenditures of $570,000 during the quarter ending September 30, 1999 in connection with the completion of the second tier of the acquisition of the remaining 49% of the issued and outstanding shares of capital stock of FOB. In this regard, the Company has placed these funds into escrow to secure this obligation.

     On May 1, 1999 the Company entered into a preliminary agreement to acquire all of the issued and outstanding shares of capital stock of Pony Express Delivery Services, Inc. ("Pony Express"), an Atlanta based express courier which maintains 100 offices in 22 states. In connection with the preliminary agreement, the Company advanced $1,000,000 (the "Advance") to Pony Express. The Advance is secured by a second lien on all assets owned by Pony Express.

     The potential acquisition is subject to the negotiation and execution of a binding definitive agreement. Thereafter, closing of the acquisition would be further conditioned upon a number of factors including (i) the Company's completion of a satisfactory due diligence review of the business and financial condition of Pony Express; (ii) restructuring the outstanding indebtedness of Pony Express; and (iii) the absence of any material contingent liabilities. The Company has just recently commenced its due diligence of Pony Express and has not made any judgment as to whether it will be in a position to complete the acquisition in the short term, if at all. Accordingly, there can be no assurance that the potential acquisition will be completed. As of the date of this Prospectus, the Company is uncertain as to whether this acquisition is probable of occurrence.

     In the event the acquisition is not completed, the Advance, together with accrued interest at a rate of 10% per annum, is due and payable on the earlier of (i) six (6) months after the termination of the preliminary agreement or definitive agreement, as applicable; or (ii) December 31, 1999. Based on unaudited financial information provided to the Company, management believes that during the past several years Pony Express has incurred substantial operating losses and presently has a capital deficit of in excess of $8 million. If the acquisition is completed, the Company anticipates that, during the twelve
(12) month period following closing, it will be caused to provide funding to Pony Express to cover working capital requirements, fund operating losses and reduce existing bank indebtedness. Based upon current estimates, the Company believes that it will be caused to advance between $2.5 and $7.5 million. The Company's present capital resources are not sufficient to meet these needs on a short-term or longer-term basis. Accordingly, the Company will be required to secure additional funding either through incurring indebtedness or through the sale of equity securities.

     Management believes that with the completion of the private placement transactions described above, the Company's existing capital resources will be sufficient to fund its operations during the next twelve (12) months. The Company intends to pursue an aggressive acquisition strategy. This may involve acquiring target companies for cash, indebtedness, newly issued securities, or a combination thereof. The Company will likely require additional operating capital in order to finance any acquisitions that involve material cash components. In addition, the Company will likely require additional capital to finance the continued growth of the Company, to the extent its acquisition strategy is successful. The Company may seek additional funds from public or private offerings of debt or equity securities or from bank-financing facilities to the extent available to the Company.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     The Company's market risk sensitive instruments do not subject it to material market risk exposures, except for such risks related to interest rate fluctuations and foreign currency exchange rates. The carrying value of bank debt and long-term debt approximates fair value at June 30, 1997 and 1998 and March 31, 1999 since these notes substantially bear interest at floating rates based upon the lenders' "prime" rate. The fair value of long-term debt in the amount of $330,000 at March 31, 1998 related to the reorganization of a subsidiary under bankruptcy cannot be estimated due to the court-mandated nature of the debt.

     Although the Company currently bills only in U.S. and Australian dollars and British pounds, exchange rates for these and other local currencies in countries where the Company may operate in the future may fluctuate in relation to the U.S. dollar and such fluctuations may have an adverse effect on the Company's earnings or assets when local currencies are exchanged for U.S. dollars. Any weakening of the value of such local currency against the U.S. dollar could result in lower revenues and earnings for the Company. To date, gains and losses related to foreign currency transactions and foreign currency translation have not been material for the Company.

     Included in the Company's consolidated balance sheets at June 30, 1998 and 1997 and March 31, 1999 are the net assets (liabilities) of the Company's United Kingdom subsidiary of approximately $410,000, $469,000 and $148,000 and the Company's Australian subsidiary of approximately $212,000 and $(230,000) and $230,000 for the same periods.

SEASONALITY

     Company revenues in certain geographic regions appear to be subject to certain seasonal fluctuations. These seasonal fluctuations have not, to date, been apparent in the Company's overall results of operations.

INFLATION

     The Company does not believe that inflation has to date had a material impact on its operations. Significant increases in labor, or other operating costs could have a material adverse affect on the Company's results if the Company were for some reason unable to pass along cost increases due to general inflation by increasing its prices.

YEAR 2000 ISSUES

     The Company is currently addressing Year 2000 issues. Year 2000 issues are the result of computer programs being written using two digits rather than four to define the applicable year associated with the program or an associated computation. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices or engage in normal business activities. Management expects to have substantially all of the systems application changes completed within the next 5 months and believes that its level of preparedness is appropriate.

     Management is currently replacing the accounting software used throughout the Company with an updated version which includes accounts payable and accounts receivable modules that are Year 2000 compliant. Management expects that the upgrade will be completed by June 30, 1999. In addition, the Company has received representations from its independent consultant that the current SkyComs system is Year 2000 compliant. We are in the process of replacing the current SkyComs system with a "state of the art" Windows 95/98NT manifest tracking and tracing system with full Internet access capabilities. This new system will be implemented on or about August 1, 1999.

     The Company also relies, both domestically and internationally, upon airlines, government agencies (particularly the Federal Aviation Administration), utility companies, telecommunication service companies and other service providers outside of the Company's control. The Company is monitoring information provided by several national and international associations which pursue common Year 2000 objectives and are active in a global and industry-wide effort, to understand the Year 2000 compliance status of airports, airlines, air traffic systems, customs clearance and other U.S. and international government agencies, and common vendors and suppliers. However, there is no assurance that suppliers, governmental agencies or other third parties will not suffer a Year 2000 business disruption. Such failures could have a material adverse affect on the Company's financial condition, liquidity or results of operations.

     The total cost to the Company of these Year 2000 compliance issues is not anticipated to be material to its financial position or results of operations in any given year. These costs and the date on which the Company plans to complete the Year 2000 modification and testing processes are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurances that these estimates will be achieved and actual results could differ from those plans.

RECENTLY ISSUED ACCOUNTING STANDARDS

     Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" ("SFAS 129") is effective for financial statements ending after December 15, 1997. SFAS 129 reinstates various securities disclosure requirements previously in effect under Accounting Principles Board Opinion No. 15, which has been superseded by SFAS 128. The Company adopted SFAS 129 on June 30, 1998, and it did not have any effect on its consolidated financial position or results of operations.

     Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. This standard was adopted during fiscal 1999.

     Statement of Financial Accounting Standards No. 131, "Disclosure about Segment of an Enterprise and Related Information" ("SFAS 131"), is effective for financial statements with fiscal years beginning after December 15, 1997. The new standard requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and condensed financial statements of interim periods issued to stockholders. It also requires that public business enterprises report certain information about their products issued to stockholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. This standard was adopted during fiscal 1999.

     Statement of Financial Accounting Standards No. 132, "Employers' Disclosure About Pensions and Other Postretirement Benefits" ("SFAS 132") is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS 132 requires employers' disclosures about pension and other postretirement benefits plans. This standard was adopted during fiscal 1999.

     Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") is effective for financial statements with fiscal years ending June 15, 1999 and later. SFAS 133 establishes accounting and reporting standards for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. This standard was adopted during fiscal 1999.

     Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale By a Mortgage Banking Enterprise," ("SFAS 134") is effective for financial statements with fiscal years beginning after December 15, 1998. SFAS 134 amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities" which establishes accounting and reporting standards for certain activities of mortgage banking enterprises and other enterprises that conduct operations which are substantially similar to the primary operations of a mortgage banking enterprise. The Company does not expect adoption of SFAS 134 to have a material effect, if any, on its consolidated financial position or results of operations.

                                    BUSINESS


ADDITIONAL AVAILABLE INFORMATION

    The Company is subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission the ("Commission"). Such reports, proxy statements and other information concerning the Company may be inspected without charge, and copies of all or any part thereof may be obtained from the Commission's principal office in Washington, DC at Room 1024, 450 Fifth Street NW, Washington, DC 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549, at prescribed rates. In addition, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

    The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the shares of Common Stock being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made.

GENERAL DEVELOPMENT OF BUSINESS


    The Company is a full-service provider of international transportation delivery services operating primarily as an express courier for time sensitive documents and packages. The Company's primary operations are conducted in the United Kingdom and Australia and the United States.

    Unlike most nationally and internationally recognized express couriers, the Company does not carry out all phases of the delivery process. Instead, the Company utilizes available cargo space on commercial passenger and cargo aircraft and effectuates most deliveries through a global alliance of independent couriers with over 1000 offices in over 100 countries throughout Europe, Asia, North and South America, Africa and Australia. The Company and these independent couriers comprise the SkyNet Worldwide Express Network (the "SkyNet Network" or "Network") and operate under the name "SkyNet Worldwide Express" or "SkyNet". Each member of the SkyNet Network is linked together by the SkyCom system, the Company's computerized tracking and billing information system which tracks each package delivered through the SkyNet Network from initial pick up to final delivery. The Company's long term goal is to become a leading provider of international express delivery services by pursuing a three-fold strategy of making select acquisitions both within and outside of the United States, increasing operating efficiencies and consolidating key members of the Network.

    The Company operates through its wholly owned subsidiaries identified below as well as through the SkyNet Network:

       .  Sky International Limited, a United Kingdom corporation ("SIL")

       . SkyNet Worldwide Express Pty Ltd., a New South Wales, Australia corporation ("SWEPL")

       .  DPE International, Ltd., a Delaware corporation ("DPE")

       .  Skynet, Inc., a New York corporation

       . Freight On Board International Limited, a United Kingdom corporation, ("FOB")

       .  Fleet Acquisition Corp., a Nevada corporation, ("Fleet")

    The Company's revenues are primarily derived from retail customers and not Network Members. Revenues derived from Network Members relate primarily to charges for use of the Company's SkyCom system and to a lesser extent on linehaul charges for packages, generated by Network Members which pass through the Company's hubs. Other than revenues from the SkyCom system, the Company does not break out revenues generated by Network Members.

    The Company is the surviving entity to the Merger between EPLR and Skynet Nevada, effective as of October 14, 1998. Prior to the Merger, EPLR was an inactive company whose shares were listed for quotation on the OTC Electronic Bulletin Board. EPLR was organized December 15, 1994, under the laws of the State of Florida. EPLR has no operations and was considered a development stage company.

    Skynet Nevada was formed on September 16, 1997 to effectuate the consolidation of certain principal members of the Network. Pursuant to a Share Exchange Agreement dated September 30, 1997 by and among Skynet Nevada and the shareholders of SIL, SWEPL, and DPE, as subsequently amended, Skynet Nevada acquired all of the issued and outstanding shares of capital stock of these entities in exchange for 4,200,000 shares of its common stock. This resulted in Skynet Nevada owning and operating the principal distribution hubs of the Network, operating the SkyCom proprietary computerized tracking and billing system and gaining effective control of the Network. Pursuant to the Merger, all of the issued and outstanding shares of Common Stock of Skynet Nevada were exchanged for an aggregate of 9,901,500 shares of Common Stock of the Company.

GEOGRAPHIC INFORMATION

    The Company operates in one principal industry segment: the delivery of time sensitive documents and packages. A summary of the Company's geographic information is presented below:

                                                 United
                                                 States          Europe        Australia        Total
--------------------------------------------------------------------------------------------------------
Net Sales to Customers..........    1998       $5,962,396      $21,250,613     $4,625,910    $31,838,919
                                    1997        7,597,883       24,079,365      4,474,515     36,151,763
                                    1996        7,714,977       22,661,783      4,028,186     34,404,946
--------------------------------------------------------------------------------------------------------
Operating Income (Loss).........    1998         (384,849)         630,936)       334,890        580,977
                                    1997          107,664         (381,347)       244,176        (29,507)
                                    1996         (341,921)         701,310         99,333        458,722
--------------------------------------------------------------------------------------------------------
Identifiable Assets.............    1998          882,250        5,066,925        936,640      6,885,815
                                    1997          918,546        6,199,922        985,603      8,104,071
                                    1996        1,102,830        5,502,766        699,721      7,305,317
--------------------------------------------------------------------------------------------------------

INDUSTRY OVERVIEW

    The Company's principal operations are conducted overseas. In fact, 82% of the Company's revenues during the fiscal year ended June 30, 1998 were generated from deliveries outside of the United States. Based on the results of operations of recently acquired businesses (FOB and Fleet), this percentage is anticipated to decrease to approximately 66%. According to industry data compiled by Triangle Management Services Ltd., a UK based consulting company to the global express and freight industries, the estimated size of the world international express delivery market (one of the markets in which the Company competes) is approximately $14 billion, the estimated aggregate size of the world domestic express markets is approximately $55 billion, and in 1997, the global international market grew at an estimated annual rate of 12% while the various domestic markets grew at an average of approximately 6%. In its recently published 1998-1999 World Air Cargo Forecast, Boeing reported that the international express delivery market currently accounts for 6% of the world air cargo market, is experiencing rapid growth and by 2017 is expected to approach 40% of the total market.

    Domestic Express Courier Segment

    The next-day and two-day express courier industry in the United States is dominated by much larger competitors such as United Parcel Service, Inc. ("UPS") and FDX Corp.'s Federal Express Division ("FedEx"). Although the Company offers these services to its customers in the United States, such services represent a small percentage of the Company's business and are not the focus of future growth. This service often consists of picking up packages directly from customers and unless the destination is in or around one of the Company's domestic stations (Los Angeles, San Francisco or New York), forwarding them via other domestic couriers, typically at lower wholesale rates, to their ultimate domestic destination.

    International Express Courier; Same-Day; Regional; and Freight Forwarding Segments

    The same-day, regional, freight forwarding and international segments of the courier services business are more fragmented and served by thousands of smaller companies. Although major corporations such as DHL, FedEx and UPS have substantial worldwide operations, the international express courier business is also served by many smaller independent operators. These markets are more fragmented and demand more specialized services than the domestic next day delivery market. The Company primarily participates and competes in these markets. Through Company owned stations and the Network, the Company serves these specialized delivery needs of corporate and small business customers in a retail environment.

    The same-day freight forwarding, regional express courier and international segments of the industry are currently undergoing substantial growth and consolidation. Management of the Company believes that several factors are driving this growth and consolidation. First, commercial and industrial companies are continuing to follow the trend of concentrating on their core business by outsourcing non-core activities. Second, the significant growth in catalogue and at-home shopping, electronic commerce as well as modern inventory management focused on just-in-time delivery, requires customized and reliable express delivery services. Management believes that these trends will increase the demand for specialized time-certain deliveries and provide significant opportunities for the Company to expand its business both internally and through strategic acquisitions of same-day, regional and international express delivery companies.

OVERVIEW OF BUSINESS

    The Company is a single-source provider of global transportation delivery and logistic services to a diverse international customer base. These services consist of the following:

    . Time-certain deliveries of documents and packages within 24-48 hours of pickup to most parts of the world.

    . Next-flight-out services for same day expedited deliveries of the most time-sensitive documents and packages.

    .  Local ground transport of hand-deliveries.

    . Freight forwarding services for manufacturing and distribution companies in the United States and overseas.

    . Bulk shipment or "remailing" of mass mailing materials produced in one country for distribution in another country.

    . Global logistics services with respect to inventory management for manufacturing and distribution companies.

    Rather than focusing on particular segments of the industry and offering standardized services based on rigid pickup and delivery times, the Company designs and markets its services to meet the specific needs of its customers. ahe variable cost, low overhead structure of the Company's current model of operations provides the Company with the flexibility to provide such customized services. For example, the Company utilizes excess cargo space on commercial aircraft rather than operating its own fleet, and through the Skynet Network, enjoys a global presence without incurring the cost of maintaining its own offices in most locations. As a result, the Company has access to a greater number of aircraft with a wider range of scheduled departures. This allows the Company to provide services tailored to any number of specific customer requests.

    Operations of Subsidiaries

    SIL, formed in 1978, maintains offices in London, Manchester, Bristol and Birmingham, England, and acts as the European hub of the Network. SIL makes deliveries on behalf of the Network throughout the United Kingdom and provides same-day courier services in select regions of the United Kingdom. SIL also operates the SkyCom proprietary computerized tracking and billing information system which tracks each package in the Skynet Network from point of pickup to final destination.

    FOB, formed in 1981, provides same-day and overnight express services throughout the United Kingdom principally to the financial, media and advertising industries.

    SWEPL, formed in 1984, conducts operations in Sydney, Melbourne and Brisbane, Australia and acts as a hub for the Pacific Rim operations of the Network.

    DPE, formed in 1984, maintains offices in Los Angeles and San Francisco, California. Los Angeles serves as the hub for deliveries throughout the western United States, Canada and parts of the Far East.

    Fleet is headquartered in Las Vegas, Nevada and serves as the hub for regional same-day and overnight deliveries throughout the western United States principally to the banking industry.

    Skynet, Inc. formed in 1991, maintains offices in Jamaica, New York and operates as the hub for the Company's New York operations for deliveries throughout the eastern United States and Canada.

    In 1995, DPE filed for protection under Chapter 11 of the United States Bankruptcy Code in the Central District of California. On August 1, 1996, an Order was entered confirming DPE's Plan of Reorganization. On December 2, 1996, an Order of Final Decree and Discharge was entered with respect to DPE. At May 11, 1999, assets of DPE secure approximately $200,000 of obligations under its Plan of Reorganization.

    The SkyNet Network

    Most express delivery companies, including UPS and FedEx, seek to carry out all phases of the delivery process by using directly owned offices, facilities and equipment. By contrast, the Company utilizes the SkyNet Network to effect the delivery of the vast majority of packages delivered under the SkyNet name. As described above, the Network is comprised of the Company's subsidiaries and independently owned and operated courier services located in some 1,000 cities in over 100 countries throughout the world operating generally under the names "SkyNet" or "SkyNet Worldwide Express."

    SkyNet Network members ("Members") provide delivery of packages in their region which originate from other Network Members. In exchange, each Member receives delivery of its packages by other Network Members in their respective regions. Payment, if any, for deliveries by Network Members is dependent upon the number of packages delivered as compared to the number of packages generated by each Network Member. Established high volume Network Members have historically achieved a balance between packages delivered and packages generated for delivery by other Network Members. Accordingly, no payments are made by or to such Members or to or from the Company or any other Network Member for such deliveries. Network Members who experience a significant difference between packages delivered and packages generated for delivery by other Network Members participate in a cost recovery system whereby they receive payments from the Company or other Network Members for providing such delivery services. Any transfer fee imposed by a hub operator for the transport of packages from one country to another is borne by the Member who originally generated the shipment.

    Each package generated by a Network Member is entered into and tracked from pick-up to delivery by the SkyCom system which charges Network Members a fee of approximately $.30 per shipment. In short, through its subsidiaries and the SkyCom system, the Company forms the core of an extensive group of independent delivery companies in different parts of the world which operate under a common brand name and deliver each other's packages from airport-to-door.

    The Network is an alliance of delivery professionals. In fact, most Network Members are bound not by a formal licensing agreement, but rather by mutual opportunity and need. Although management of the Company is currently evaluating the merits of creating a more formalized arrangement, it believes that the absence of contractual obligations between the Company and the vast majority of the Network Members will not have an adverse effect on the Company's operations even though there can be no assurance that Network Members will not enter into exclusive or non-exclusive arrangements with competitive networks offering greater benefits or lower costs. This belief is based, in part, on the fact that many of the existing couriers are small businesses which have been operating as Network Members for many years without a written contract. Management believes that these entities may resist entering into a more formalized arrangement. In addition, management continues to believe that independent couriers receive a number of substantial benefits by being a Network Member and therefore, have an economic incentive to remain a member of the Network.

    First and foremost, by gaining access to the Network, independent couriers have the ability to cost-effectively deliver packages to distant locations throughout the world. For example, if a local courier in Turkey needed to deliver a package to Los Angeles, it may incur a minimum airline charge as much as $70 or more for an individual package. However, by sending the package to the Company's European hub in London where it is consolidated with numerous other packages which are going to the United States or the Far East, the unit cost of transporting that particular package decreases dramatically. This allows the individual Network Member to provide international delivery service to its customers at a more reasonable cost. Second, each member has access to the SkyCom system. This not only ensures that the package will be tracked throughout the delivery process and will not be delivered without a signature, but also serves as the customs declaration manifest ("Manifest") saving the Member the administrative fees and expenses of preparing its own paper Manifest. Third, the package originated by the local Network Member will be delivered at its point of destination. All of the above reduce administrative and other costs associated with numerous international transactions in varying currencies and permit independent couriers to offer worldwide delivery services to their customers at competitive rates.

    The SkyCom  System

    The SkyCom system is the Company's computerized billing and tracking information technology. The SkyCom system is an internet based software program which provides computerized tracking and billing information for each package delivered through the SkyNet Network. Upon a package being dispatched by a customer, it is given a tracking number and entered into the SkyCom system by the Member. Tracking information is monitored and updated at various stages of the delivery process.

    Each Network Member has real time access to the SkyCom system. This allows all Network Members to track the status of any package being delivered through the SkyNet Network at any time. In addition, the Company and any Network Member's customers can access the SkyCom system through the Company's web site. Larger customers are provided with customized software permitting them to directly access the SkyCom system. Accordingly, at any point in the delivery process, the Company, any Network Member and any customer is able to determine the exact location of any particular shipment within the Network.

    Management believes that maintaining a state of the art computerized tracking system is an essential component of the Company's operations and provides the framework upon which the Company will attempt to build a larger global distribution system. Although management believes that the current SkyCom system is capable of effectively serving the needs of the Company and the Network Members, it recently commenced the upgrade of the Company's existing information technology and the outsourcing of the ongoing upgrade and maintenance of the system. The upgrade has been designed to achieve the following three objectives:

    . Provide enhanced internet applications relying on recent technological advances;

    . Provide additional and enhanced services to better fulfill the needs of the SkyNet Network and its customers

    . Reduce the Company's dependence on its existing third party licensing arrangements.

    In this regard, the Company has retained a qualified technology vendor to:
(i) develop a state-of-the-art Company-owned information technology system which will achieve the foregoing objectives; (ii) provide the Company with technology upgrades and new developments; and (iii) manage and operate the system through dedicated qualified personnel provided by the vendor. The Company believes that this system will be technologically superior to the existing SkyCom system.

    The license agreement regarding the use of the existing SkyCom system is perpetual, however, the consulting agreement, which covers the maintenance of the current system, expires on June 1, 1999. Based on the anticipated development of the new information technology system, the consulting agreement will not be renewed after June 1, 1999. Since the Company will maintain its current license to operate the existing SkyCom system, management believes that any potential delay in the development and implementation of the new system should not have a material adverse affect on the Company's operations. At this time, management does not believe the SkyCom system will be impacted by the so called "Year 2000 Problem". The upgrade to the SkyCom system will be Year 2000 compliant.

    Current Operations

    The Company is involved in all aspects of the express courier business. In contrast to most express delivery companies, including UPS and FedEx, the Company (with the exception of the Fleet business), do not carry out all phases of the delivery process for each package, but rather relies on Network Members for pick up or delivery of most packages and available air cargo space for linehaul. Accordingly, the Company can be categorized as a variable rather than fixed cost operator. With respect to the Fleet operations, the Company operates a fleet of vehicles that pick up and deliver time sensitive documents, primarily for the banking industry, on a routed basis in select locations in the Western United States.

    The other aspects of the Company's business consists of the following three distinct components:

    .  Pickup

    .  Line Haul

    .  Delivery

    Pickup.  Documents and packages delivered through the SkyNet Network are
    ------
typically picked up by a Company owned or Network Member van which transports the parcel to one of the Member's or Company's stations. Specifically, Company owned stations pickup approximately 27% of the total number of packages delivered through the Network. Packages are then sorted by destination and packed into air bags for transport throughout the world. At the time packages are sorted, they are entered onto the SkyCom system and assigned a tracking number. At the same time, an airway bill is generated based primarily on the weight and to a lesser extent, the destination of the package. For international deliveries, a Manifest is created describing the various documents and packages being sent to a particular location. The Manifest is entered into the SkyCom system and transmitted electronically to the point of destination so that it can be reviewed and processed prior to the package's arrival. This saves the Company and Members the expense related to preparing a paper Manifest and the communication expense of transmitting it via facsimile.

    Line Haul.  Line Haul refers to the transport of packages from point of
    ---------
origination by ground or air to its city or country of destination. With respect to air transport, the Company does not own or operate any aircraft but rather, utilizes cargo space on commercial passenger and cargo aircraft. In this regard, the Company has established relationships with a number of major international airlines and large air freight companies from which the Company purchases cargo space on an as-needed basis. The rates are typically charged per pound and, depending upon departure times and space availability, are frequently subject to negotiation. Although the Company has historically been able to secure air cargo space as needed and believes its relations with commercial airlines and cargo carriers are good, it has no contractual rights with respect to the acquisition of cargo space and no assurance can be given that it will continue to be in a position to secure such space in the future.

    The Company believes this system is superior to the capital intensive alternative of owning, operating and maintaining its own fleet of aircraft. In order to most efficiently operate an air fleet, couriers such as FedEx must ensure that each aircraft is filled to capacity. To best achieve this objective, FedEx maintains a rigid departure schedule; typically one departure each evening from each city in which it operates. By utilizing commercial aircraft, the Company has access to many more destinations and departure times. This provides the Company with the flexibility to provide next-flight-out services for the fastest delivery of time sensitive documents and the ability to more effectively meet special customer needs.

    With respect to ground transport, the Company operates ground transportation services at its hub locations for pickup and consolidation of packages at such locations. Some of these services are performed on a "routed" basis (i.e. scheduled route) while others are on an as requested basis.

    Delivery.  Upon reaching its destination, packages are sorted and released
    --------
in accordance with the Manifest. All non-documents must be cleared by a customs agent. In this regard, the Company utilizes the services of a custom's broker to manage the release of packages within the Network. Upon packages being released from the airport, they are sorted at a Company or a Network Member owned station. Documents and packages are then delivered by truck by the Company or, more often, a Network Member. Specifically, during the year ended June 30, 1998, Company's owned stations delivered approximately 20% of the total number of packages delivered through the Network. Neither the Company nor any Network Member will deliver a package without the signature of the recipient. This ensures, to the best extent possible, that packages reach their intended destination.

    Pricing.  Due to the highly competitive nature of the express courier
    -------
business, competitive pricing is critical to the Company's ability to effectively compete in the market. The Company believes that its variable cost structure permits it to provide quality services at reasonable rates. Pricing is typically based on the weight and the destination of the package. Since the Company and Network Members aggregate large volumes of packages for air cargo shipment, the Company enjoys per unit air transportation costs which are less than some smaller regional couriers. Since it does not maintain its own aircraft, unit costs do not substantially rise or fall with volume fluctuations.

    Customers.  The Company maintains a diverse international customer base and
    ---------
no customer accounts for in excess of 5% of the Company's annual consolidated revenues. The Company's principal customer base can be divided into two (3) distinct categories. First, commercial business enterprises with international offices, customers or distribution centers which utilize the Company's international services. Second, commercial entities based in the United Kingdom or Australia, which are primarily engaged in domestic manufacturing or service businesses with delivery needs to the principal commercial centers of those countries. Third, Network Members which utilize Company stations to process, forward or deliver packages which are generated by Network Members. Other than airbills for individual packages, the Company does not have contracts with any of its customers. To date, the Company has not marketed its services on a global basis to any of its customers but is currently considering the benefits of such an approach.

    Seasonality.  Due to the international nature of the Company's business, it
    -----------
is not subject to any material seasonal fluctuations. For example, although volume in the United States and Europe decreases in July and August, volume in Australia is substantially higher during these months.

BUSINESS STRATEGY

    The Company's objective is to become a recognized provider of express delivery and logistics services throughout the world. The Company plans to achieve its objective through implementation of a three-fold business strategy involving strategic acquisitions within its industry, consolidation with key Network Members and focus on internal growth and increased operating efficiencies.

    Acquisition Strategy

    The Company intends to aggressively pursue an acquisition strategy to enhance its position in its current markets and acquire operations in new markets. The Company will focus its acquisition strategy on candidates that either fit into or complement the Company's current operations. This will include the acquisition of independent local and regional express courier companies in the United States and overseas which can be consolidated into the Company's current operations. It will also include targeting same-day couriers, intra city couriers and global freight forwarders which can compliment the Company's current operations. For example, the Company could acquire an intra city courier in a major US or European city or a domestic regional express courier which, although it might not fit precisely within the Company's current operations, could provide the Company with a more efficient delivery system and substantial cross-selling opportunities by offering international delivery services to a new set of customers.

    The Company's present strategy is to (i) acquire additional companies that are intended to supplement the Company's existing market presence as "tuck-in" acquisitions; and (ii) establish a significant presence in new markets or geographic areas through the acquisition of established regional competitors as "platform" acquisitions to be followed by additional "tuck-in" acquisitions.

    Platform Acquisitions.  A "platform acquisition" is defined by management as
    ---------------------
one that creates a significant presence for the Company in a new geographic market or market segment. The Company intends, where possible, to make platform acquisitions in targeted markets by acquiring established local and regional express courier companies. In general, the Company intends to retain the management as well as the operating and sales personnel of a platform acquisition in order to maintain continuity of operations and customer service. The Company will seek to increase an acquired company's revenues and improve its profitability by integrating the acquired company into the SkyNet Network. The Company believes that these acquisitions could provide significant cross-selling opportunities by providing international express courier services to existing customers on a cost-effective basis. These acquisitions are also intended to provide a significant market presence from which additional "tuck-in" acquisitions can be undertaken.

    Tuck-In Acquisitions.  A "tuck-in" acquisition will more likely occur in an
    --------------------
existing market, will be smaller than a platform acquisition and will enable the Company to offer additional services or expand into secondary markets within a region already served. In most instances, management believes that the operations acquired by tuck-in acquisition can be integrated into the Company's existing operations, resulting in the elimination of duplicative overhead and operating costs and ultimately increasing operating margins and/or price competitiveness.

    The Company's acquisition strategy is intended to compliment rather than replace the existing SkyNet Network. By focusing on "platform acquisitions" in new markets, the Company is seeking to increase its global presence in order to provide additional points of delivery for the Company and all Network Members. Similarly, "tuck-in" acquisitions are primarily intended to provide additional services or increased presence in existing markets. Although the Company's acquisition strategy will require the Company to directly pick-up and deliver additional packages, the Company will continue to utilize available air cargo space on commercial aircraft for line haul and rely on Network Members for most deliveries in order to minimize fixed overhead costs.

    Recent Acquisitions.  The Company recently completed two material
    -------------------
acquisitions.

    On March 15, 1999, the Company acquired the operating assets of Fleet Delivery Service, a courier delivery service in the states of Nevada, Arizona, California, Oregon and Washington. The Company paid $3,059,000 (including approximately $100,000 acquisition costs) by issuing 1,479,415 shares of our Common Stock. The assets acquired include; receivables, delivery vehicles, equipment, refundable deposits, licenses, administrative material and equipment, records and documents, and all personal property used in the operation of the business. The acquisition was accounted for using the purchase method of accounting with the assets acquired and liabilities assumed recorded at fair values, and the results of the acquired business will be included in the Company's consolidated financial statements from the closing date of the acquisition. The Company views Fleet as a "Platform Acquisition providing the Company with a presence in new geographic areas and a large customer base to market the Company's additional services.

    On April 12, 1999, the Company completed the first tier of a scheduled two-tiered acquisition of Freight on Board International Limited, a corporation organized under the laws of the United Kingdom ("FOB"). At the initial closing, we purchased 51% of the issued and outstanding shares of FOB for cash in the amount of approximately $680,000; 31,119 shares of Common Stock; and a one (1) year cash earn-out payment in the amount of up to $144,000 based on quarterly revenues of FOB for the one year period following the closing. The remaining 49% of the capital stock of FOB, which is owned by Mr. John Clark, is scheduled to be acquired during the third or fourth quarter of 1999. This will occur by virtue of reciprocal put and call features within the acquisition agreement which permit Mr. Clark to "put" his shares to the Company commencing July 2, 1999 and terminating December 31, 1999; and the Company to "call" such shares from Mr. Clark commencing August 1, 1999 and terminating September 29, 1999.
The purchase price for the remaining 49% consists of (i) cash in the amount of approximately $570,000; (ii) 83,067 shares of Common Stock; and (iii) a one year cash earn-out payment in the amount of up to approximately $265,000 based on quarterly revenues of FOB for the one year period following the closing. The cash has been placed in an escrow account pending such acquisition. The Company accounted for the acquisition using the purchase method of accounting with the assets acquired and liabilities assumed recorded at fair values, and the results of the acquired business will be included in our consolidated financial statements from the closing date of the acquisition.

    FOB is headquartered at Heathrow Airport in London, England and maintains branch offices in the financial district of London, England and New York City, New York. Since 1981, FOB has provided same-day and overnight express delivery services throughout the United Kingdom principally to the financial, media and advertising industries. FOB also provides international express courier, freight forwarding and specialized mailing services. The Company's New York based subsidiary forwards packages originated in England to destinations throughout the United States, South America and Canada on behalf of FOB and other smaller UK based courier companies. During its last completed fiscal year, FOB realized revenues of approximately US $10 million and employed approximately 100 persons. The Company views FOB as a "tuck in" whose operations can be combined with the Company's existing United Kingdom operations.

    Potential Acquisition.  On May 1, 1999 the Company entered into a
    ---------------------
preliminary-agreement to acquire all of the issued and outstanding shares of capital stock of Pony Express Delivery Services, Inc. ("Pony Express"), an Atlanta based express courier which maintains 100 offices in 22 states. The potential acquisition is subject to the negotiation and execution of a definitive agreement. Thereafter, closing of the acquisition would be further conditioned upon a number of factors including (i) the Company's completion of a satisfactory due diligence review of the business and financial condition of Pony Express; (ii) restructuring the outstanding indebtedness of Pony Express; and (iii) the absence of any material contingent liabilities. The Company has just recently commenced its due diligence of Pony Express and has not made any judgment as to whether it will be in a position to complete the acquisition in the short term, if at all. As of the date of this Prospectus, the Company is uncertain as to whether this acquisition is probable of occurrence. Accordingly, there can be no assurance that the potential acquisition will be completed.

    Consolidation of Certain Network Members

    The second component of the Company's business strategy is to consolidate, via acquisition, certain of the Network Members. In this regard, the Company intends to focus on acquiring Network Members who have a proven record of generating a large volume of packages for delivery through the SkyNet Network. Management believes this strategy will lead to increased productivity and efficiency and substantially increase revenues by effectively converting certain Network Members into revenue and profit centers for the Company and providing such Network Members with an equity stake in the Company.

    The Company believes it can successfully implement its acquisition and consolidation strategy due to the following factors:

    . The highly fragmented composition of certain segments of the express courier industry

    . The Company's unique position as a global courier which will enable it to offer acquired companies the ability to substantially expand the services provided to their existing customers

    . The potential for increased profitability by consolidating the administrative functions and package volume of an acquired company with those of the Company and the Network

    . The extensive industry knowledge and experience of its senior management both in the United States and overseas

    . The nature of the industry which is characterized by mature privately held small businesses whose owners might be receptive to being acquired a by a larger corporation.

    To date, although the Company has identified a number of potential acquisition candidates, with the exception of the Fleet and FOB acquisitions described above, the Company has not consummated any acquisitions and there can be no assurance that the Company will have the financial or personnel resources to effectuate this strategy.

    Although the Company's capital resources are more limited than certain of its larger competitors, the Company plans to accomplish acquisitions principally through the issuance of its securities. The successful implementation of this strategy depends upon the liquidity of the Company's securities which, in turn, is facilitated by having a class of securities which are eligible for public trading. The use of Company securities to facilitate acquisitions will rely to a great extent upon the development and maintenance of an active trading market for the Company's securities. The public trading market for the Company's Common Stock has only recently commenced on a very limited basis. There can be no assurance that a regular trading market will develop or if developed, will be sustained on a long-term basis.

    Internal Growth and Increased Operating Efficiencies

    Although the Network effectively provides the Company with a global presence and international brand identity without incurring the associated costs of owning and operating offices throughout the world, historically, it has not been a significant source of revenue for the Company. Management also believes that there is an imbalance of packages generated versus those delivered by certain Network Members which is not fully covered by the Company's existing cost recovery system and results in unequal monetary benefits and burdens among such Members. Although management does not believe that this has resulted in any material number of Members dropping out of the SkyNet Network, it is currently evaluating this situation in order to provide a more equitable system of distribution. Specifically, management is in the process of creating a clearinghouse and net billing system, which would utilize a system of debits and credits to collect and disburse fees from and to Members in order to equalize the economic benefits among the Members. The Company's upgrade to the SkyCom system is being designed to provide such a service. See "The SkyCom System."

    Management of the Company believes that accurate billing for each package is critical to maintaining both fair pricing to its customers and consistent margins. Since the pricing of an airbill is primarily determined by weight, underestimating weight results in a loss of revenue. This aspect of the Company's operation is largely controlled by Company employees and independent contractors working at stations and hubs. Although management believes that this has not resulted in a material loss of revenue, it continues to believe that dedicated attention to detail by these employees is essential to the efficient operation of the Company. Primarily through the grant of options under the Company's broad based stock option plan, the Company believes it can now provide a sense of proprietorship to these employees which management believes will improve their efficiency and ultimately benefit the Company.

SALES AND MARKETING

    The Company and SkyNet Network Members engage in direct sales activities to existing customers and prospects within their respective regions. This consists of canvassing targeted markets and intensive follow-up on referrals from existing customers. All sales and marketing is conducted on a local rather than a global basis through the following Company owned and independently owned stations throughout the world:


Company Owned Stations
----------------------
United States                                 United Kingdom
 Los Angeles, California                       London, England
 Sacramento, California                        Manchester, England
 San Francisco, California                     Bristol, England
 New York, New York
 Las Vegas, Nevada                            Australia
 Reno, Nevada                                  Sydney, New South Wales
 Seattle, Washington                           Melbourne, New South Wales
 Tacoma, Washington                            Brisbane, New South Wales
 Everett, Washington
 Portland, Oregon                             Malaysia
 Salem, Oregon                                 Kuala Lumpur
 Sacramento, California
 Phoenix, Arizona

Independently Owned Stations
----------------------------

 Country                       Country                          Country
 -------                       -------                          -------
 Antigua                       Haiti                            Peru
 Argentina                     Honduras                         Philippines
 Aruba                         Hong Kong                        Portugal
 Austria                       Hungary                          Puerto Rico
 Bahamas                       India                            Reunion Island
 Bahrain                       Indonesia                        Russia
 Barbados                      Iran                             Rwanda
 Belgium                       Ireland                          Scotland
 Belize                        Isle of Man                      Singapore
 Bolivia                       Israel                           South Africa
 Botswana                      Italy                            South Korea
 Brazil                        Japan                            Spain
 Brunei                        Jordan                           Sri Lanka
 Canada                        Kenya                            St. Denis
 Cayman Islands                Kuwait                           Swaziland
 Channel Islands               Lebanon                          Sweden
 Czech Republic                Malawi                           Switzerland
 Chile                         Malaysia                         Syria
 China                         Malta                            Taiwan
 Colombia                      Mauritius                        Tanzania
 Costa Rica                    Martinique                       Thailand
 Curazao                       Mexico                           Trinidad
 Cyprus                        Mozambique                       Turkey
 Denmark                       Moresby                          U.A.E.
 Dominican Republic            Namibia                          Uganda
 Egypt                         Nepal                            United States
 El Salvador                   Netherlands                      Uruguay
 Ecuador                       New Guinea                       Vanuatu
 Estonia/Lithuania             New Zealand                      Venezuela
 Finland                       Nicaragua                        Vietnam
 France                        Norway                           Virgin Islands
 Germany                       Oman                             Western Samoa
 Greece                        Pakistan                         Yemen
 Guatemala                     Panama                           Zambia
 Guernsey                      Paraguay                         Zimbabwe
 Guyana                        Peking


    As management continues to integrate and streamline the operations of the Company, it will focus on implementing a formalized marketing and sales program. At this time, the Company intends to expand its direct sales force rather than engage in any mass marketing or media advertising. The Company believes that direct sales is the most cost effective way to market the Company's specialized delivery and logistics services to its current and future customers.

COMPETITION

    The market for the Company's delivery services is highly competitive. The Company believes that the principal competitive factors in the markets in which it competes are reliability, quality, dependability of service and, most importantly, price. Since the industry is essentially cost-driven, the Company is continually seeking to streamline operations to further reduce costs. Management believes that as it implements its acquisition strategy and integrates certain Network Members, the Company's per unit costs should decrease, which should make the Company more competitive in the market place.

    Although many of the Company's current competitors, particularly those in the same-day ground and air delivery market, are small privately held companies, the industry is currently undergoing substantial consolidation. This will likely increase competition as the Company's competitors become larger and better capitalized. In addition, the domestic next-day and second-day express courier market is dominated by large corporations such as UPS and FedEx who have substantially greater market power and financial resources. The international market in which the Company primarily operates is more fragmented. Since the Company generates in excess of 80% of its revenues from international deliveries, the impact of direct competition with FedEx and UPS for domestic time sensitive deliveries is limited.

REGULATION

    The Company's operations are subject to various state and local regulations which require permits and licenses from state authorities. Interstate and intrastate motor carrier operations are subject to safety requirements prescribed by the United States Department of Transportation and by state Departments of Transportation. The Company's failure to comply with applicable regulations could result in fines or possible revocation of one or more of the Company's operating licenses, any of which events could have a material adverse effect on the Company. In addition, the Company is also subject to certain Federal Aviation Administration regulations which require the Company to identify the source of all packages placed onto aircraft originating or terminating in the United States.

INTELLECTUAL PROPERTY

    The Company operates under the tradenames "SkyNet" and "SkyNet Worldwide Express". SkyNet is a registered trademark in Australia, which is owned by SWEPL. Both SkyNet and SkyNet Worldwide Express are registered as tradenames in the United Kingdom by SIL. The Company has made trademark applications for SkyNet and SkyNet Worldwide Express with the United States Patent and Trademark Office and with each of the fifty (50) states, which applications have been approved in approximately forty (40) states. With respect to the numerous other countries in which Network Members operate, the Company does not own the equivalent of registered trademarks in these countries. In some cases, the names are owned by Network Members. Management does not believe that failure to own the name in each country will have a material adverse effect on the Company's operation.

PROPERTIES

    As of March 1, 1999, the Company operated from six leased facilities. These facilities are principally used for operations and general and administrative functions. The facilities are located in London, England, Sydney and Melbourne, Australia and New York, San Francisco and Los Angeles. In addition, the Company's principal executive office is located in the leased facility in Los Angeles. The Company's aggregate rental expenses for the fiscal year ended June 30, 1998 amounted to $660,742. See Note 9 to the Company's Consolidated Financial Statements. Management believes that the Company's facilities are adequate for its current and reasonably foreseeable operations.

EMPLOYEES AND INDEPENDENT CONTRACTORS

    As of the date of this Prospectus, the Company employed approximately 684 people; 387 as drivers or messengers, 141 in operations, 121 in sales and administrative positions, and 35 in management. Approximately 435 are employed in the United States. With the exception of one Fleet location, the Company is not a party to any collective bargaining agreements, has not experienced any work stoppages and believes that its relationship with its employees is good.

    As of the date of this Prospectus, the Company also utilized 138 independent contract drivers, primarily in stations outside of the United States. From time to time, federal and state authorities assert that independent contractors in the transportation industry, including those utilized by the Company, are employees, rather than independent contractors. The Company believes that the independent contractors utilized by the Company are not employees under existing interpretations of federal and state laws. However, there can be no assurance that federal and state authorities will not challenge this position, or that other laws or regulations, including tax laws, or interpretations thereof, will not change. If, as a result of any of the foregoing, the Company were held liable for the acts of its contract drivers or required to pay for and administer added benefits to them, the Company's operating costs would increase.

LEGAL PROCEEDINGS

    The Company is not a party to any material legal proceedings, although it is involved from time to time in routine litigation incident to its business.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain information regarding each of the directors and executive officers of the Company.

Name                            Age              Office
----                            ---              ------
Vjekoslav Nizic                 46       President, Chief Executive Officer
                                         and Director

Christian J. Weber              56       Chairman of the Board of Directors

Martin G. Paravato              57       Chief Financial Officer
                                         Treasurer and Secretary

Andrew Lovell                   40       Chief Operating Officer of SkyNet
                                         Worldwide Express

John William Murray Clark       49       Managing Director of SIL and FOB

Noel John Holmes                50       Director

     The following is a brief summary of the business experience of each of the above-named individuals:

     Vjekoslav ("Vic") Nizic currently serves as the President, Chief Executive Officer and Director of the Company. Mr. Nizic has been involved in the courier business since 1978 when he founded Skyroad Express as a domestic courier company in Australia, offering overnight and same-day service. Skyroad Express became the largest privately-owned express courier company in Australia at that time. In 1983, Mr. Nizic sold Skyroad Express and formed DPE International Pty. Ltd., an international courier providing service from Australia to the rest of the world. In 1987, Mr. Nizic sold DPE International Pty. Ltd., retaining DPE International, Inc., its U.S. subsidiary, which filed for protection under Chapter 11 of the U.S. Bankruptcy Code in 1995, emerging from the Chapter 11 proceedings in 1996. Mr. Nizic graduated from the University of New South Wales in Australia.

     Christian J. Weber currently serves as the Chairman of the Board of Directors of the Company. Until the acquisition of FOB, Mr. Weber served as the Managing Director of SIL. The Company and Mr. Weber are currently negotiating with respect to modifying his continued position with the Company. Mr. Weber has been involved in the courier business since 1978, when he co-found Sky Courier International, a company engaged in international courier services. In 1978, Mr. Weber was also a founder of SkyNet, and in 1980 he purchased, with partners, a controlling interest in SIL and its subsidiaries, which currently comprise the largest of the Company's operating subsidiaries. In 1992, Mr. Weber developed the SkyCom system used by the Company. Mr. Weber acted as the managing director of SIL since that time.

     Martin G. Paravato has served as Chief Financial Officer, Treasurer and Secretary of the Company since July 1998. Prior to joining the Company, from 1996 to 1998 Mr. Paravato was Sr. Vice President Finance and Special Projects with Koo Koo Roo, Inc. a public company that owns and operates restaurants. Prior to joining Koo Koo Roo, Mr. Paravato was an audit partner with the international accounting firm of BDO Seidman, LLP specializing in serving publicly held companies. Mr. Paravato has over 25 years experience in public accounting. Mr. Paravato is a CPA and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. He holds a Bachelor of Science - Business degree from California State University at Northridge, California.

     Andrew Lovell joined the Company September 1, 1998 as Chief Operating Officer of SkyNet Worldwide Express. Prior to joining the Company, he was founder, managing director and part owner of a South African company, which is still one of the largest and most successful Members of the SkyNet Network. Prior to that, he served as regional director of Sky Couriers, another Network Member. Mr. Lovell has over 18 years experience in the courier delivery and freight forwarding industries and holds a business management diploma from Damelin College in Johannesburg, South Africa.

     John William Murray Clark joined the Company April 12, 1999 as Managing Director of SkyNet International Limited. Since 1981, Mr. Clark was Chairman and Founder of FOB until its acquisition by the Company. Mr. Clark has been involved in the freight and courier industry since 1970. He started his career with Emery Airfreight in London. Mr. Clark's background is in sales and marketing. He completed a two year course in Business at Wolverhampton University.

     Noel John Holmes has served as a director of the Company since November 16, 1998. Mr. Holmes is a chartered accountant and has been a partner with Holmes & Partners Pty Ltd., an accounting firm on the Gold Coast, Australia since 1986. Mr. Holmes has over 30 years of public and private accounting experience and is a fellow of the Institute of Chartered Accountants in Australia, the Taxation Institute of Australia and the Australian Institute of Company Directors, among others.

Board of Directors

     All directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     The Board of Director presently consists of three (3) members. However, in conjunction with the Merger, the Company agreed to maintain a Board of Directors consisting of five (5) members as follows:

     . A designee of Vincent J. Marold, a former EPLR board member and a principal stockholder of the Company.

     . Two (2) designees of Vjekoslav Nizic, Chris Weber, Deansley Limited, Fir Construction Pty, Ltd. and John Cathcart (the "Historic Principal Shareholders").

     . A designee of Mr. Marold's designee who shall be acceptable to the Historic Principal Shareholders.

     . One additional designee of the Historic Principal Shareholders who is acceptable to Mr. Marold's designee.

     Mr. Nizic and Mr. Weber are the designees of the Historic Principal Shareholders and Mr. Holmes is the additional designee of the Historical Principal Shareholders. As of the date of this Prospectus, Mr. Marold has not designated anyone to serve on the Board.

Matters of Corporate Governance

     Until October 13, 2000, the Company's Bylaws require that the following fundamental corporate transactions require the approval of 80% of the members of the Company's Board of Directors:

     . Any merger, consolidation, sale of all or substantially all of the assets of the Company or a recapitalization involving the Company.

     . Transactions between the Company and any interested party (including all directors, executive officers or persons holding in excess of 5% of the Company's outstanding shares).

     . Any modification to the terms of the Merger or any other agreements entered into in connection with the Merger.

     . Any issuance of shares of the Company's Common Stock, preferred stock or securities exercisable or convertible into shares of the Company's Common Stock or preferred stock equal to or exceeding 10% of the Company's then outstanding shares of Common Stock or voting power.

     .  Any amendment to the Company's Bylaws or Certificate of Incorporation.

     Pursuant to the Merger, the Historic Principal Shareholders agreed not to take any action inconsistent with the foregoing, including voting any shares of the Company's Common Stock to amend the Company's Bylaws or Certificate of Incorporation in a manner inconsistent with the foregoing.

     In connection with the Company's recent private placement of Units consisting of four (4) Series A Shares and one (1) Common Stock Purchase Warrant, on March 10, 1999, the Company entered into a placement agent agreement with Montrose Capital Management, Ltd., a broker-dealer registered under the Exchange Act and a member in good standing of the National Association of Securities Dealers, Inc. ("Montrose"). Pursuant to the agreement, during a "Restrictive Period" commencing March 10, 1999 and terminating on the earlier of: (i) October 30, 2000; or (ii) the date on which the Company files a periodic report with the Commission reporting net income for two (2) consecutive quarters, the Company shall not, without obtaining a prior written consent of Montrose, engage in certain transactions unless such transaction is approved by at least two (2) independent members of the Company's Board of Directors. These transactions include any merger, consolidation or acquisition whereby the Company acquires a "significant subsidiary" (as that term is defined under Commission regulations); any reorganization, liquidation, dissolution or winding up of the Company; any sale or lease or other disposition of substantially all of the Company's assets or property; or any transaction between the Company and any officer, director, person holding in excess of 5% of the Company's outstanding shares or any affiliate of such person. In addition, until the earlier to occur of (i) the expiration of the Restrictive Period; or (ii) the date on which the Company's Board of Directors includes at least two (2) independent members appointed pursuant to the Merger, Montrose shall have the right to receive notice of and attend all meetings of the Company's Board of Directors.

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid to or accrued by the Company's Chief Executive Officer and all other executive officers who earned more than $100,000 (salary and bonus) (the "Named Executive Officers") for all services rendered in all capacities to the Company during the fiscal years ended June 30, 1998, 1997 and 1996:

Summary Compensation Table

                                                                                              Long-Term
                                                 Annual Compensation (1)                 Compensation Awards
                                        -----------------------------------------      ------------------------
                                                                                       Restricted
  Name and Principal       Fiscal                                   Other Annual         Stock         Options/
     Position               Year        Salary       Bonus          Compensation         Awards         SARs (#)
  ------------------       ------       ------       -----          ------------      -----------      ---------
Vjekoslav Nizic             1998       $128,863          --               --                --            --(2)
President and Chief         1997       $ 58,692          --               --                --            --
Executive Officer           1996       $ 59,829          --               --                --            --

Christian J. Weber          1998       $199,980     $20,625               --                --            --(3)
Chairman of the Board       1997       $196,350     $48,950               --                --            --
Managing Director of        1996       $130,350     $69,135               --                --            --
SIL

------------------

(1) With respect to each of the executive officers named in the table, if not separately reported, the aggregate amount of perquisites and other personal benefits, securities or property received was less than either $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

(2) Does not reflect 700,000 options granted to Mr. Nizic in conjunction with the Merger.

(3) Does not reflect 700,000 options granted to Mr. Weber in conjunction with the Merger, which were subsequently transferred to one of the Company's principal stockholders.

Employment Arrangements

     The Company has employment agreements with each of Messrs. Nizic, Weber, Paravato and Clark. Messrs. Nizic and Weber are employed for terms of three (3) years commencing October 14, 1998, at annual base salaries of $175,000 and $200,000, respectively. Mr. Paravato has been employed for a renewable term of one (1) year, commencing October 14, 1998, at an annual base salary of $125,000, subject to a mandatory bonus of $25,000 for fiscal 1999. Each of Messrs. Nizic, Weber and Paravato are entitled to participate in the Company's fringe benefit, bonus, profit-sharing and incentive plans adopted by the Company. They are also entitled to reimbursement for certain Company-related travel expenses, including use of an automobile and related expenses. The agreements contain standard confidentiality and non-compete clauses which preclude the officers from competing directly or indirectly with the Company or soliciting any customer of the Company for the term of the agreement and, with respect to Messrs. Weber and Nizic, for a two (2) year period thereafter and with respect to Mr. Paravato, a one (1) year period thereafter. The Company and Mr. Weber are currently negotiating with respect to a modification of Mr. Weber's current position with the Company.

     The Company entered into a consulting agreement with a corporation wholly-owned by Mr. Lovell, pursuant to which such corporation has agreed to provide Mr. Lovell's services to the Company for a term of one (1) year commencing September 1, 1998, at an annual rate of $168,000.

     In connection with the acquisition of FOB, on April 12, 1999, the Company entered into a three (3) year employment agreement with Mr. Clark to serve as the Managing Director of SIL and FOB at an annual base salary of approximately $240,000 subject to annual review by the Board of Directors of the Company. The agreement provides for Clark to participate in the Company's 1998 Stock Option Plan. In this connection, the Company agreed to make an initial grant of options to purchase 35,000 shares of Common Stock, which vest ratably over a three (3) year period. The agreement contains standard confidentiality and noncompete clauses which preclude Mr. Clark from competing directly or indirectly with the Company, soliciting any customer of the Company or soliciting any employee of the Company during the term of the agreement and for a one (1) year period thereafter.

Directors Compensation

     Directors who are officers of the Company receive no additional compensation for serving on the Board of Directors, other than reimbursement of reasonable expenses incurred in attending meetings. Non-employee directors receive a maximum annual compensation of $2,500, a fee of $500 for each meeting attended and reimbursement of reasonable expenses incurred in attending meetings. All directors are also eligible to participate in the Company's 1998 Stock Incentive Plan.

Stock Incentive Plan; Outstanding Options

     The Company's Board of Directors and stockholders adopted the "Skynet Holdings, Inc. 1998 Stock Incentive Plan" (the "1998 Plan") during November 1998. The 1998 Plan covers the greater of 1,609,900 or 10% of the total number of shares of the Company's Common Stock outstanding on each December 31, beginning on December 31, 1998, provided, however, that the foregoing formula
                                --------  -------
shall never result in a decrease in the maximum number of shares available under the 1998 Plan. Under its terms, officers, directors, key employees and consultants of the Company are eligible to participate in the 1998 Plan. The 1998 Plan permits: (i) the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code");
(ii) the grant of non-qualified stock options; (iii) the issuance or sale of Common Stock, with or without vesting or other restrictions; (iv) the grant of Common Stock upon the attainment of specified performance goals; and (v) the grant of stock appreciation rights ("SARs"). The 1998 Plan contains certain limitations on the maximum number of Shares of Common Stock that may be awarded to any one individual in any calendar year for the purposes of Section 162(m) of the Code.

     The 1998 Plan is administered by the Board of Directors or a committee consisting of no less than three members designated by the Board of Directors (the "Plan Administrator".) Subject to the provisions of the 1998 Plan, the Plan Administrator has full power and authority to determine, from among the persons eligible for grants or awards under the 1998 Plan: (i) the individuals to whom grants or awards will be made; (ii) the combination of grants or awards to participants; and (iii) the specific terms of each grant or award. Incentive stock options may be granted only to officers or other employees of the Company or its subsidiaries, including members of the Board of Directors who are also employees of the Company or its subsidiaries.

     Incentive stock options granted under the 1998 Plan are exercisable for a period of up to 10 years from the date of grant and at an exercise price that is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the 1998 Plan to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and the exercise price of an incentive stock option granted to such a stockholder may not be less than 110% of the fair market value of the Common Stock on the date of the grant. Non-qualified stock options may be granted on terms determined by the Plan Administrator. SARs, which give the holder the privilege of surrendering such rights for the appreciation in the Company's Common Stock between the time of grant and the surrender, may be granted on any terms determined by the Plan Administrator.

     Incentive stock options granted under the 1998 Plan are non-transferable, except upon death, by will or by operation of the laws of descent and distribution, and may be exercised during the employee's lifetime only by the optionee. Under the terms of the 1998 Plan, the aggregate fair market value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of the Company and any parent and subsidiary corporation of the Company) may not exceed $100,000.

     Options granted under the 1998 Plan may be exercised within 12 months after the date of an optionee's termination of employment by reason of death or disability, or within three months after the date of termination by reason of retirement or voluntary termination approved by the Plan Administrator, but only to the extent the option was otherwise exercisable on the date of termination.

     The 1998 Plan will expire on November 1, 2008, unless terminated earlier by the Board of Directors. The 1998 Plan may be amended by the Board of Directors without stockholder approval, except that, in general, no amendment that increases the maximum aggregate number of shares that may be issued under the 1998 Plan, decreases the minimum exercise price of options provided under the Plan, or changes the class of employees who are eligible to participate in the 1998 Plan, shall be made without the approval of a majority of the stockholders of the Company. None of the above actions, if taken, may adversely affect any right or obligation regarding any grants or awards previously made under the 1998 Plan without the written consent of the recipient. In the event of any changes in the capital structure of the Company, such as a stock dividend or split-up, the Board of Directors must make equitable adjustments to outstanding unexercised awards to that the net value of the award is not changed.

     As of May 1, 1999 options to purchase 965,000 shares of Common Stock have been granted under the 1998 Plan.

     In connection with the Merger, the Company granted Vjekoslav Nizic and Christian J. Weber options to purchase 700,000 shares of Common Stock at an exercise price of $3.00 per share. The options have a term of five years and are exercisable in full commencing two (2) years from the date of the Merger (October 14, 2000). Subsequent to the Merger, Mr. Weber transferred his options to one of the Company's principal stockholders. In connection with the Merger, the Company also granted Synergy Group International, Inc., a company controlled by Vincent J. Marold, a principal stockholder of the Company, options to purchase 400,000 shares of Common Stock at an exercise price of $3.00 per share. These options have a term of five years and vest in ratable installments over a three year period commencing October 14, 1999. Subsequent to the Merger, these options were transferred to Mr. Weber.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

WAIVER OF LOCK-UP, CONSENT TO SALE OF SHARES; AND RELEASE FROM ESCROW

     On February 26, 1999 the Company waived the application of the lock-up provisions of the Merger Agreement in order to permit (i) Christian J. Weber and his affiliates, Deansley Limited and Moontown Ltd., to sell an aggregate of 3,425,879 shares of Common Stock (the "Weber Shares"); (ii) Mr. Nizic to sell 100,000 shares of Common Stock (the "Nizic Shares"); and (iii) Mr. Cathcart to sell 500,000 shares of Common Stock to certain institutional investors in separate privately negotiated transactions. On March 15, 1999, the Company waived the lock-up provisions of the Merger Agreement in order to permit Mr. Nizic to sell 400,000 shares of Common Stock (the "Additional Nizic Shares") to his brother in a private negotiated transaction. The Company also consented to the transfer of the Weber Shares, Nizic Shares and Additional Nizic Shares in accordance with the Placement Agent Lock-Up Agreement (as defined below) in consideration of the purchasers of such shares being bound by the Placement Agent Lock-Up Agreement which prohibits the transfer or sale of such shares until no later than on or about May 19, 2001. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - Restrictions Upon Resale." Finally, the Company released 205,996 of the Weber Shares from Escrow.

Extension of Date for Surrender of Shares

     On February 26, 1999, the Company agreed to extend the deadline for EPLR to raise net proceeds of at least $2.5 million until March 31, 1999. This extended the date on which certain shares of Common Stock held by certain historical stockholders of EPLR, including Vincent J. Marold, a principal stockholder of the Company, will be subject to forfeiture and cancellation. EPLR subsequently raised such proceeds and the shares have been released from escrow.

Issuance of Shares in Cancellation of Indebtedness

     On December 1,1998, the Company issued 335,000 shares of its Common Stock to Pearlgold Pty Ltd, an entity affiliated with Noel Holmes, a director of the Company, in exchange for the cancellation of $670,000 short-term indebtedness.

     On December 1, 1998, the Company issued 162,500 shares of its Common Stock to Andrew Lovell, an officer, in exchange for the cancellation of $325,000 short-term indebtedness.

Transactions with Principal Stockholder

     In October 1998, in connection with the Merger, the Company repaid $100,000 to John Cathcart, a principal stockholder. Mr. Cathcart had advanced these funds to the Company in September 1997 pursuant to a non-interest bearing promissory note. In addition, during the period from July 1, 1998 through the date of this Prospectus, the Company paid Mr. Cathcart consulting fees amounting to $76,000.

Agreements with Officers and Directors

     The Company has entered into employment agreements with Messrs. Nizic, Weber, Paravato and Clark and option agreements with Messrs. Nizic and Weber. See "EXECUTIVE COMPENSATION - Employment Arrangements" and "Stock Incentive Plan; Outstanding Options".

Sale of Shares and Options to Principal Stockholder

     In September 1998, the Company issued 1,030,151 shares of Common Stock to Vincent J. Marold, 100,000 shares to Marold Investments LLC, an entity affiliated with Mr. Marold, and 170,000 shares to immediate family members of Mr. Marold, in a private placement transaction. This offering was undertaken by EPLR prior to the execution and closing of the definitive merger agreement with Skynet Nevada. At that time, Mr. Marold was the sole officer and director of EPLR. These shares were issued on the same terms and conditions as all other shares in such private placement. In connection with the Merger, the Company issued options to purchase 400,000 shares of Common Stock to Synergy Group International, Inc. of which Mr. Marold is the sole shareholder. See "EXECUTIVE COMPENSATION - Stock Incentive Plan; Outstanding Options".

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 11, 1999, by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Company's Common Stock; (ii) each director and executive officer of the Company; and (iii) all executive officers and directors of the Company as a group:

Name and Address of                           Amount of              Percent of
Beneficial Owner(1)                    Beneficial Ownership(2)        Class
---------------------------------   ------------------------------   ---------------
Vjekoslav Nizic                                6,650,878(3)              35.1%
Christian J. Weber                               333,333(4)               1.8%
Martin G. Paravato                                50,000(5)                 *
Andrew Lovell                                    162,500                    *
John William Murray Clark                         83,067(7)                 *
Noel John Holmes                                 335,000(6)               1.8%
John Cathcart                                  1,600,000(8)               8.4%
Vincent J. Marold                              1,680,151(9)               8.9%
Michael Lauer                                  1,425,000(10)              7.0%
All Directors, and Executive
 Officers as a Group (5 persons)               7,614,778                 40.2%

----------------
*Represents less than 1% of the outstanding shares of Common Stock.

(1) The address of Vjekoslav Nizic, Martin G. Paravato, Andrew Lovell is c/o the Company, 343 South Glasgow Avenue, Inglewood, California 90301, the address of Christian J. Weber and John William Murray Clark is c/o Skynet International Limited, Stockley Close, West Drayton, England, UB7 9BL, the address of Noel John Holmes is PO Box 320, Coolangatta, QLD 4225, Australia, the address of John Cathcart is 774 Mays Boulevard #10-450, Incline Village, NV 89451, the address of Vincent J. Marold is c/o
     Synergy Group International, Inc. 3725 East Sunrise Drive, Tucson, Arizona 85718 and Michael Lauer's address is c/o Lancer Partners LP, 375 Park Avenue, Suite 2006, New York, NY 10152.
(2) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Exchange Act, and accordingly, may include securities owned by and for among others the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days after the date of this filing pursuant to the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 18,935,034 shares of Common Stock outstanding as of May 11, 1999.
(3) Includes 2,721,023 shares of Common Stock held by Fir Construction Pty. Ltd., of which Mr. Nizic is the managing director. Includes 400,000 shares of Common Stock held by Mr. Nizic's adult brother over which Mr. Nizic has sole voting power. Also includes 3,425,879 shares which are subject to an irrevocable proxy in favor of Mr. Nizic which vests Mr. Nizic with the sole power to vote such shares with respect to the election of directors and any amendment to the Company's Certificate of Incorporation or By-Laws which
     (i) affects the size or composition of the Board of Directors of the Company; or (ii) affects the supermajority vote provisions required for board approval of certain transactions. Does not include 700,000 shares issuable upon the exercise of options subject to vesting commencing October 14, 2000.

(4) Consists of Common Stock owned of record by Deansley Limited an affiliate of Mr. Weber. Does not include 400,000 shares issuable upon exercise of options subject to vesting commencing October 14, 1999 which Mr. Weber acquired from Synergy Group International, Inc. Does not include 700,000 shares issuable upon the exercise of options granted in connection with the Merger which were subsequently transferred to John Cathcart.
(5)  Consists of shares issuable upon exercise of options.
(6) Consists of shares held by Pearlgold Pty Ltd., an entity affiliated with Mr. Holmes.
(7) Consists of shares issuable upon exercise of a put and call provision in the acquisition agreement by and between the Company and the former stockholders of FOB. See "BUSINESS - Acquisition Strategy". Does not include 35,000 shares issuable upon exercise of options subject to vesting over a three (3) year period commencing April 12, 2000.
(8) Includes 50,000 shares held of record by Mr. Cathcart which are subject to options granted by Mr. Cathcart to third parties. Does not include 700,000 shares issuable upon the exercise of options transferred from Mr. Weber which are subject to vesting commencing October 14, 2000.
(9) Includes 250,000 shares held of record by Synergy Group International, Inc. of which Mr. Marold is the sole shareholder. Does not include 170,000 shares held of record by adult family members of Mr. Marold and 100,000 shares held by a family trust, of which Mr. Marold has a 20% beneficial interest.
(10) Consists of 440,000 shares issuable upon conversion of Series A Shares and 325,000 shares issuable upon exercise of warrants owned of record by Lancer Partners, LP and 660,000 shares issuable upon conversion of Series A Shares owned of record by Lancer Offshore, Inc. Mr. Lauer acts as investment manager of each of these entities.

Material Voting Arrangements

     Pursuant to the Merger, the Historic Principal Shareholders who held as of the closing of the Merger, an aggregate of 8,673,128 shares of the Company's Common Stock, have agreed that until October 14, 2000, they will vote their shares at every annual meeting of stockholders, at any special meeting of stockholders called for the purpose of electing directors, or action by written consent or otherwise take such action as is required, to vote for and elect a Board of Directors in the manner described below in the section captioned "DIRECTORS AND EXECUTIVE OFFICERS - Board of Directors." In addition, the Historic Principal Shareholders have also agreed not to vote their shares to amend the Company's Bylaws or Certificate of Incorporation in a manner inconsistent with the provisions described below in the section captioned "DIRECTORS AND EXECUTIVE OFFICERS - Matters of Corporate Governance." On February 26, 1999, Christian J. Weber and his affiliates, Deansley Ltd. and Moontown Ltd., sold an aggregate of 3,425,879 shares of Common Stock to certain institutional investors. The purchasers of such shares have executed an irrevocable proxy in favor of Mr. Nizic vesting him with the sole power to vote such shares in the manner described above until no later than on or about May 19, 2001. See "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS."

Material Escrow Arrangements

     750,000 shares of the Company's outstanding Common Stock are currently subject to cancellation upon the terms of an Escrow Agreement entered into between the Historic Principal Shareholders and the Company in connection with the Merger. Pursuant to the Escrow Agreement, the Historic Principal Shareholders deposited an aggregate of 3,000,000 shares of Common Stock into escrow to secure their indemnification obligations under the Merger Agreement with respect to certain of their representations and warranties. Of these shares, 1,250,000 were released upon completion of audited financial statements of Skynet Nevada by BDO Seidman, LLP and 1,000,000 were released on or about April 13, 1999, six (6) months after the Closing of the Merger. The remaining 750,000 shares are subject to release on October 13, 1999 so long as no claims for indemnification under the Merger Agreement are pending against the Historic Principal Shareholders.

Restrictions Upon Resale

     Merger Agreement. In addition to any prohibition on transfers or sales
     ----------------
under applicable federal or state securities laws, the Historic Principal Shareholders may not sell, transfer, encumber or otherwise dispose of the shares of the Company's Common Stock issued to them in the Merger until October 14, 2000. However, any sale of such shares prior to October 14, 1999 shall be on terms and to parties reasonably acceptable to Mr. Marold's designee to the Company's Board of Directors. See "DIRECTORS AND EXECUTIVE OFFICERS - Board of Directors." Subject to compliance with applicable federal and state securities laws and regulations, during the one year period commencing October 14, 1999, each Historic Principal Shareholder shall be permitted to sell up to 50,000 additional shares of the Company's Common Stock.

     Placement Agent Lock-up Agreement. In connection with a private placement
     ---------------------------------
of 1,325,500 shares of Common Stock (the "Private Placement"), the directors and executive officers of the Company entered into lock up agreements (the "Placement Agent Lock-Up Agreement") with Puglisi Howells & Co., Inc. (the "Placement Agent"). Under the Placement Agent Lock-Up Agreement, such executive officers and directors have agreed not to directly or indirectly, offer for public sale, publicly sell, or otherwise publicly dispose of, directly or indirectly, any shares of Common Stock which they may own legally or beneficially (including the 160,000 shares registered hereunder) for a lock-up period commencing February 19, 1999 and terminating on the last to occur of: (i) August 19, 2000; (ii) the date ninety (90) days after the effectiveness of a registration statement covering the resale of the shares sold in the Private Placement; and (iii) the date ninety (90) days after the effectiveness of a registration statement covering the shares issuable upon exercise of the warrants issued to the Placement Agent; however, in any event, such lock-up period shall expire no later than on or about May 19, 2001. Notwithstanding the above, during such lock-up period, the executive officers and directors are permitted to: (i) with the consent of a majority of the Company's disinterested directors, engage in private resales, pledges or gifts of the shares so long as the purchaser, pledgee or donee acquiring the shares agrees to hold such shares in accordance with the restrictions identified herein for the remainder of the lock-up period applicable to such shares; or (ii) engage in private transfers or gifts of the shares to "affiliates" (as the term is defined under the Exchange
Act) or family members, so long as the transferee or donee acquiring the shares agrees to hold such shares in accordance with the restrictions identified herein for the remainder of the lock-up period applicable to such shares.

     Additional Lock-up Agreements.  In connection with the Private Placement,
     -----------------------------
holders of 1,000,000 shares of Common Stock being registered for resale hereunder, have agreed not to directly or indirectly, offer for public sale, publicly sell, or otherwise publicly dispose of such shares without the prior written consent of the Placement Agent for a lock-up period commencing on February 19, 1999 and terminating sixty (60) days after the later of (i) the date the shares of Common Stock issued in the Private Placement are first eligible for public resale under either SEC Rule 144 or pursuant to an effective registration statement under the Securities Act; or (ii) the effectiveness of a registration statement under the Securities Act covering the resale of the shares issuable upon exercise of the warrants issued to the Placement Agent; however, in any event, such lock-up period shall expire no later than on or about May 19, 2000. With the consent of a majority of the disinterested members of the Company's Board of Directors, third-party private resales, pledges or gifts of these shares will be permitted as long as the purchaser, pledgee or donee of any such shares agrees to remain bound by the aforesaid restrictions upon resale for the remainder of the lock-up period applicable to such shares. Private transfers or gifts to affiliates or family members are also permitted as long as the transferee or donee of any such shares agrees to remain bound by the aforesaid restrictions upon resale for the remainder of the lock-up period applicable to such shares.

                           DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue 50,000,000 shares of Common Stock, $.0001 par value per share, of which 18,935,034 are issued and outstanding as of May 11, 1999.

     Holders of Common Stock have equal rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Holders of Common Stock have one vote for each share held of record and do not have cumulative voting rights.

     Holders of Common Stock are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of Common Stock are not redeemable and have no preemptive or similar rights. All outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

     Within the limits and restrictions provided in the Certificate of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, $.0001 par value per share (the "Preferred Stock"), in one or more series, and to fix, as to any such series, the dividend rate, redemption prices, preferences on liquidation or dissolution, sinking fund terms, conversion rights, voting rights, and any other preference or special rights and qualifications. There are presently 2,003,560 shares of Preferred Stock outstanding.

     Shares of Preferred Stock issued by the Board of Directors could be utilized, under certain circumstances, to make an attempt to gain control of the Company by means of a tender offer, proxy contest, merger or otherwise, more difficult or time consuming and thereby protect the continuity of the Company's management. For example, shares of Preferred Stock could be issued with certain rights that might have the effect of diluting the percentage of Common Stock owned by a significant stockholder or issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in the best interest of the Company and its stockholders. The existence of Preferred Stock may, therefore be viewed as having possible anti-takeover effects. A takeover transaction frequently affords stockholders the opportunity to sell their shares at a premium over current market prices. In addition, the issuance of shares of Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect other rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

     Series A Convertible Preferred Stock. The Board of Directors of the Company
     ------------------------------------
has authorized the designation of 2,500,000 shares of Preferred Stock as "Series A Convertible Preferred Stock" of which 2,003,560 are outstanding. The following describes the material features of the Series A Shares which are more fully set forth in the Company's Certificate of Designation on file with the Delaware Secretary of State.

     The Series A Shares have a liquidation preference equal to $2.25 per share plus any accrued and unpaid dividends due thereon. Accordingly, in the event of a liquidation or dissolution of the Company, after payment to all creditors, no distribution will be made to holders of Common Stock unless prior thereto holders of the Series A Shares have received full payment of such liquidation preference. The Series A Shares have no voting rights and are not entitled to receive dividends unless declared by the Company's Board of Directors out of funds legally available therefor.

     Commencing ninety (90) days after issuance, the Series A Shares are convertible into Common Stock. Each Series A Share is initially convertible into one (1) share of Common Stock. Thereafter, the number of shares of Common Stock into which each Series A Share is convertible is subject to adjustment in the event the Company declares a stock dividend, makes a distribution on its Common Stock or subdivides or reclassifies its outstanding shares of Common Stock into a greater or lesser number of shares. All Series A Shares shall automatically convert into Common Stock at the conversion rate then in effect two (2) years after issuance. In addition to the foregoing, in the event that the closing bid price of the Common Stock on the principal market upon which it is traded equals or exceeds $3.375 for twenty (20) consecutive trading days, the Company shall have the right to force the holders of the Series A Shares to convert such shares into Common Stock at the then effective conversion rate.

Dividend Policy

     The Company has not paid any cash dividends to date, and has no intention to pay any cash dividends on its Common Stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of the Board of Directors and to certain limitations imposed by the General Corporation Law of the State of Delaware. The timing, amount and form of dividends, if any, will depend, among other things, on the Company's results of operations, financial condition, cash requirements and other factors deemed relevant by Board of Directors.

Delaware Anti-Takeover Law

     The Company is governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware (the "GCL"), an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with its affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

     The provisions regarding certain business combinations under the GCL could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management. A takeover transaction frequently affords stockholders the opportunity to sell their shares at a premium over current market prices.

Limitations On Directors' Liabilities, Indemnification And Directors' And Officers' Insurance

     The Company's Certificate of Incorporation and Bylaws reflect the adoption of the provisions of Section 102(b)(7) of the GCL, which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. If the GCL is amended to authorize corporate action further eliminating or limiting personal liability of directors, the Certificate of Incorporation provides that the liability of the director of the Company shall be eliminated or limited to the fullest extent permitted by the GCL. The Company's Certificate of Incorporation and Bylaws also provide that the Company shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director, officer, employer or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the Company, in accordance with, and to the full extent permitted by, the GCL. In addition, the Certificate of Incorporation and Bylaws authorize the Company to maintain insurance to cover such liabilities and the Company currently maintains a Directors' and Officers' Liability Insurance Policy.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.

Transfer Agent

     The transfer agent for the Company's securities is Stock Trans, Inc., 7 East Lancaster Avenue, Ardmore, Pennsylvania 19003, (610) 649-7300.

                            SELLING SECURITY HOLDERS

     All of the shares of Common Stock of the Company offered by this Prospectus are being sold for the account of the selling security holders identified in the following table (the "Selling Security Holders").

     The Selling Security Holders are offering for sale an aggregate of 7,394,299 shares ("the "Shares") of Common Stock which includes (i) 2,003,560 shares issuable upon conversion of outstanding Series A Shares and (ii) 800,890 shares issuable upon exercise of outstanding warrants. 2,275,000 of the Shares are being offered by the Company's principal stockholders.

     The following table sets forth the number of Shares being held of record or beneficially (to the extent known by the Company) by such Selling Security Holders and provides (by footnote reference) any material relationship between the Company and such Selling Security Holder, all of which is based upon information currently available to the Company.

     The Shares offered by the Selling Security Holders may be offered for sale from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers

                                                                                                         SHARES TO BE

                                                      SHARES BENEFICIALLY                                BENEFICIALLY

                                                              OWNED                                       OWNED AFTER

                                                        PRIOR TO OFFERING                                   OFFERING

--------------------------------------------------------------------------------------------------------------------------------

                                                 NUMBER OF     PERCENT(2)      SHARES BEING         NUMBER OF         PERCENT(2)

NAME                                             SHARES(1)                        OFFERED             SHARES

-----------------------------------------     ------------     ----------      ------------       ------------       --------------


Kim B. Acorn                                         10,000         *                5,000            5,000              -0-
Claire Behar, Guardian For Bryce Behar                5,000         *                2,500            2,500               *
Claire Behar, Guardian for Jaclyn Behar               5,000         *                2,500            2,500               *
Chase Trust                                          25,000         *               12,500           12,500              -0-
Susan Nussbaum Cohen                                 10,000         *                5,000            5,000              -0-
Delaware Charter Guaranty & Trust FBO Martin         13,890         *               13,890              -0-              -0-
 H. Meyerson IRA
EBR Investments                                     100,000         *               50,000           50,000              -0-
Fincord Holding Co., Inc.                           695,000          3.7%          695,000              -0-              -0-
Founders Equity Group                               125,000         *              125,000              -0-              -0-
Philip L. Franckel                                   25,000         *               10,000           15,000              -0-
Marvin Gersten                                      100,000         *               50,000           50,000              -0-
Martin A. Goldstein                                  10,000         *               10,000              -0-              -0-

                                                                                                         SHARES TO BE
                                                      SHARES BENEFICIALLY                                BENEFICIALLY
                                                              OWNED                                       OWNED AFTER
                                                        PRIOR TO OFFERING                                   OFFERING
--------------------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF     PERCENT(2)      SHARES BEING         NUMBER OF         PERCENT(2)
NAME                                             SHARES(1)                        OFFERED             SHARES
-----------------------------------------     ------------     ----------      ------------       ------------       --------------

Aimee Gremmo                                         20,000         *                  5,000         15,000               *
Edward Gurrieri                                      30,000         *                 15,000         15,000               *
Mark S. Howells Trust(4)                             50,000         *                 12,500         37,500               *
Kenneth Kirschenbaum                                100,000         *                 50,000         50,000               *
Larlan Investors Ltd                                416,667          2.2%            416,667            -0-              -0-
Lancer Offshore, Inc.(5)                            660,000          3.4%            660,000            -0-              -0-
Lancer Partners, L.P.(5)                            765,000          4.0%            765,000            -0-              -0-
Lindzon Capital Partners, LP                         75,000         *                 35,000         40,000               *
Sandra Lindzon                                      156,250         *                 50,000        106,250               *
Frank Marold                                        150,000          *                50,000        100,000               *
Franklin Marold                                      20,000          *                10,000         10,000               *
Vincent J. Marold(6)                              1,030,151         5.4%             600,000        430,151              2.3%
Marold Investment LLC(7)                            100,000          *                20,000         80,000               *
Jonathan Mazinter                                     2,500          *                 2,500            -0-              -0-
M.H. Meyerson & Co., Inc.                            13,890          *                13,890            -0-              -0-
Anna Maria Mintz                                     20,000          *                10,000         10,000               *
Montrose Capital Management, Ltd(8)                 300,000         1.6%             300,000            -0-              -0-
Donald Moorehead, Jr.                               125,000          *               125,000            -0-              -0-
George Moorehead                                    125,000          *               125,000            -0-              -0-
MCZ Investment Company                              632,000         3.3%             632,000            -0-              -0-
Casey O'Brien                                        20,000          *                10,000         10,000               *
The Orbiter Fund Ltd                                200,000         1.1%             200,000            -0-              -0-
Harold & Beverly Rubinstein Family                   60,000          *                60,000            -0-              -0-
Stoli Ltd                                           125,000          *               125,000            -0-              -0-
Richard Pawliger                                    277,780         1.5%             277,780            -0-              -0-
Thomas Peterson                                      73,750          *                20,000         53,750               *
Jeffrey J. Puglisi(9)                               250,000         1.3%              12,500       237,500              1.3%
Linda Rufo                                           20,000          *                20,000            -0-              -0-
Rosemary SantaMaria                                  10,000          *                10,000            -0-              -0-
Charles Seavey                                      100,000          *                20,000         80,000               *
Mike Segal                                           20,000          *                20,000            -0-              -0-
Rob Segal                                           138,750          *                50,000         88,750               *
Jose Serrano                                          2,500          *                 2,500            -0-              -0-
Patricia Trish Trust                                 20,000          *                20,000            -0-              -0-
Arnold Hendrik William van Hilton                    10,000          *                10,000            -0-              -0-
Philip Jan van Hilton                                10,000          *                 5,000          5,000               *
Veracruz Group Limited c/o Bentley Agencies         333,182         1.8%             333,182            -0-              -0-
 Limited
Wexler & Burkhart                                    35,000          *                 25,000        10,000               *
Diane Winston For Benefit of Elizabeth Cohen         15,000          *                 15,000           -0-              -0-
Diane Winston Custodian For Jarret Cohen             20,000          *                 10,000        10,000               *
Diane Gail Winston                                  150,000          *                 70,000        80,000               *
David M. Wrenn                                        2,500          *                  2,500           -0-              -0-


SHARES TO BE
                                                      SHARES BENEFICIALLY                                BENEFICIALLY
                                                              OWNED                                       OWNED AFTER
                                                        PRIOR TO OFFERING                                   OFFERING
--------------------------------------------------------------------------------------------------------------------------------
                                                NUMBER OF     PERCENT(2)      SHARES BEING       NUMBER OF       PERCENT(2)
NAME                                            SHARES(1)                        OFFERED          SHARES
-----------------------------------------     ------------     ----------      ------------    ------------    -------------
Kenneth J. Koock                                 13,890            *              13,890            -0-              -0-
Bel Cal Properties Inc                           16,667            *              16,667            -0-              -0-
Chris Boyan                                      40,000            *              40,000            -0-              -0-
Michael Havritesko                               35,000            *              35,000            -0-              -0-
Alan Jacobson                                    20,000            *              20,000            -0-              -0-
Myron Reinhart                                   50,000            *              50,000            -0-              -0-
Melvin Stevens                                    3,000            *               3,000            -0-              -0-
Synergy Group International(10)                 650,000           3.4%           250,000         400,000             2.1%
West Tropical Investments                       425,000           2.2%            50,000         375,000             2.0%
Michael Marchese                                 10,000            *              10,000            -0-              -0-
Nina Partners                                    41,666            *              41,666            -0-              -0-
Arbor Investment Associates                      41,667            *              41,667            -0-              -0-
Millworth Investments                           600,997           3.2%           300,000         300,997             1.6%
Rozel International Holdings                    300,000          1.58%           300,000            -0-              -0-
Imperium Capital Inc.                            25,000            *              25,000            -0-              -0-
                                                                               ---------
      Total                                                                    7,394,299
                                                                               =========

----------------------------
   (*)   Less than 1%

(1) As to each Shareholder, includes outstanding shares of Common Stock as well as shares of Common Stock issuable upon conversion of the Series A Shares and Warrants, as applicable.
(2)  Calculated in accordance with Rule 13d-3 under the Exchange Act.
(3) Mr. Cathcart is a principal stockholder of the Company and serves as a consultant to the Company. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTION" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."
(4) Shares are deemed to be beneficially owned by Mark Howells. Mr. Howells is a principal of Puglisi Howells & Co., Inc., a broker-dealer registered under the Exchange Act which acted as placement agent for the Company in connection with the private placement of 1,325,500 shares of Common Stock.
(5) Shares are deemed to be beneficially owned by Michael Lauer, a principal stockholder of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."
(6) Mr. Marold is a principal stockholder of the Company and pursuant to the Merger Agreement, has a right to designate one (1) person to serve on the Company's Board of Directors and such designee has the right to appoint an additional person to serve on the Company's Board of Directors. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" and "MANAGEMENT - Board of Directors."
(7) Marold Investment LLC is a family investment vehicle of which Vincent J. Marold has a 20% beneficial interest. See Footnote 6 above.
(8) Montrose Capital Management, Ltd., a broker-dealer registered under the Exchange Act, acted as placement agent to the Company in connection with the issuance of the Series A Shares and Warrants. Pursuant to the placement agent agreement between the Company and Montrose, Montrose has the right to receive notice of and attend all meetings of the Company's Board of Directors until certain events occur. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - Matters of Corporate Governance." In addition, pursuant to the placement agent agreement, Montrose has a right of first refusal to underwrite or place any public or private offer of any equity or debt securities of the Company in which the Company utilizes the services of an underwriter or placement agent during the "Restrictive Period". See MANAGEMENT - Maters of Corporate Governance."
(9) Mr. Puglisi is a principal of Puglisi Howells & Company, Inc., a broker-dealer registered under the Exchange Act, which acted as placement agent for the Company in connection with the private placement of 1,325,500 shares of Common Stock.
(10) Shares are deemed to be beneficially owned by Vincent J. Marold, a principal stockholder of the Company. See Footnote 6 above.

                              PLAN OF DISTRIBUTION

     The Selling Security Holders are offering shares of Common Stock for their own account, and not for the account of the Company. The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Security Holders.

     The Common Stock may be sold from time to time by the Selling Security Holders or by their pledges, donees, transferees or other successors in interest. Such sales may be made on the exchange or market upon which the shares trade at the time, the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Security Holders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will not receive any of the proceeds from the sale of these shares, although it has paid the expenses of preparing this Prospectus and the related Registration Statement. The Selling Security Holders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation, Regulation M thereunder.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon for the Company by Buchanan Ingersoll Professional Corporation, Philadelphia, Pennsylvania, 19103.

                                    EXPERTS

     The financial statements of Skynet Holdings, Inc., included in this Prospectus, have been audited by BDO Seidman, LLP independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement and are included in reliance on such report given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Nevada Fleet Management, Inc. as of December 31, 1997 and 1998 and for each of the two years then ended included in this Prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Freight On Board International, Limited as of October 31, 1997 and 1998 and for each of the two years then ended included in this Prospectus, have been audited by Harben Barker, Chartered Accountants, as stated in their report appearing herein and are included in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting in the United Kingdom.

                             SKYNET HOLDINGS, INC.

                         Index To Financial Statements
                         -----------------------------

Consolidated Financial Statements of the Company
Skynet Holdings, Inc.

Report of Independent Certified Public Accountants...    F-2
Consolidated Financial Statements
  Balance Sheets.....................................    F-3
  Statements of Operations...........................    F-4
  Statements of Stockholders' Equity (Deficiency)....    F-5
  Statements of Cash Flows...........................    F-6
  Notes to Financial Statements......................    F-7

Financial Statements of Acquired Company
Nevada Fleet Management, Inc.

Independent Auditor's Report.........................   F-21
Balance Sheets.......................................   F-22
Statements of Operations.............................   F-23
Statements of Shareholders' Equity...................   F-24
Statements of Cash Flows.............................   F-25
Notes to Financial Statements........................   F-26

Financial Statements of Acquired Company
Freight On Board International Limited

Directors' Report....................................   F-32
Independent Auditor's Report.........................   F-34
Profit and Loss Account..............................   F-35
Balance Sheet........................................   F-36
Notes to Financial Statements........................   F-37

               Report of Independent Certified Public Accountants
               --------------------------------------------------

To the Board of Directors and
Stockholders of
Skynet Holdings, Inc.


We have audited the accompanying consolidated balance sheets of Skynet Holdings, Inc. and subsidiaries as of June 30, 1997 and 1998 and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for each of the three years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Skynet Holdings, Inc. and subsidiaries as of June 30, 1997 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles.


/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP


November 2, 1998
Los Angeles, California

                             SKYNET HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                             June 30,
                                                           ----------------------------------------            March 31,
                                                                   1997                   1998                    1999
                                                           ----------------------------------------       -----------------
                                                                                                              (Unaudited)
Assets
Current assets
 Cash and cash equivalents                                 $        322,628       $         337,314       $       2,101,695
 Accounts receivable - trade, net of allowance
    for doubtful accounts of $1,016,921, $734,257
    and $1,184,554                                                6,824,929               5,646,209               6,695,506
 Receivables - other                                                 92,091                  11,009                  68,370
 Prepaid expenses and other                                          46,760                  66,430                 574,727
                                                           ----------------------------------------       -----------------
             Total current assets                                 7,286,408               6,060,962               9,440,298

Property and equipment, net (Note 2)                                665,064                 704,296               1,036,371
Intangible and other assets, net                                    152,599                 120,557               2,060,696
                                                           ----------------------------------------       -----------------
                                                           $      8,104,071       $       6,885,815       $      12,537,365
                                                           ========================================       =================

Liabilities and Stockholders' Equity (Deficiency)
Current liabilities
 Accounts payable                                          $      6,095,321       $       5,560,712       $       4,376,310
 Bank debt (Note 3)                                               1,466,422                 782,012                 955,488
 Other accrued liabilities                                          507,484                 107,514               1,300,903
 Accrued payroll                                                    230,421                 209,368                 542,589
 Accrued income taxes                                               435,836                  34,993                 251,891
 Current portion of long-term debt (Note 4)                          72,615                 424,619                 146,695
                                                           ----------------------------------------       -----------------
          Total current liabilities                               8,808,099               7,119,218               7,573,876
                                                           ----------------------------------------       -----------------
Long-term debt, net of current portion (Note 4)                     589,441                 452,822                 384,355
                                                           ----------------------------------------       -----------------

Stockholders' Equity (Deficiency) (Notes 5 and 6)
 Convertible preferred stock, $.0001 par value,
  5,000,000 shares authorized; 2,450,000,
    2,450,000 and 0 shares issued and outstanding
         (liquidation preference $7,000,000)                            245                     245                -
 Common stock, $.0001 par value, 50,000,000 shares
  authorized; 7,000,000, 7,451,000 and 18,903,915
  shares issued and outstanding                                         700                     745                   1,890
 Additional paid-in capital                                           4,455                 402,568               7,178,592
 Foreign currency translation adjustment                             10,296                  53,332                   6,843
 Accumulated deficit                                             (1,309,165)             (1,143,115)             (2,608,191)
                                                           ----------------------------------------       -----------------
          Total stockholders' equity (deficiency)                (1,293,469)               (686,225)              4,579,134
                                                           ----------------------------------------       -----------------
                                                           $      8,104,071       $       6,885,815       $      12,537,365
                                                           ========================================       =================

                    See accompanying notes to consolidated financial statements.

                             SKYNET HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                            Nine months ended
                                                             Year ended June 30,                                 March 31,
                                           ---------------------------------------------------     ---------------------------------
                                                 1996              1997                1998              1998                1999
                                           ---------------------------------------------------     ---------------------------------
                                                                                                                (Unaudited)

Revenues                                   $  34,404,946     $  36,151,763       $  31,838,919     $  24,105,906      $  25,609,176
Cost of sales                                 22,783,806        24,393,228          19,123,468        14,502,379         15,617,573
                                           ---------------------------------------------------     ---------------------------------
Gross profit                                  11,621,140        11,758,535          12,715,451         9,603,527          9,991,603
                                           ---------------------------------------------------     ---------------------------------
Operating expenses
 Compensation                                  6,460,625         6,948,756           7,178,941         5,184,312          6,077,818
 Occupancy costs                                 522,483           529,876             660,742           414,283            424,105
 Communication expense                           553,417           615,705             630,221           457,283            556,176
 Other operating expenses                      3,625,893         3,693,705           3,664,570         3,079,343          3,824,742
                                           ---------------------------------------------------     ---------------------------------
Total operating expenses                      11,162,418        11,788,042          12,134,474         9,135,221         10,882,841
                                           ---------------------------------------------------     ---------------------------------
Income (loss) from operations                    458,722           (29,507)            580,977           468,306           (891,238)
Other income (expense)
 Interest expense                               (106,904)         (169,817)           (199,714)         (141,185)          (193,804)
 Other                                           (33,909)           74,056             (29,809)         (230,624)          (375,234)
                                           ---------------------------------------------------     ---------------------------------
Income (loss) before income taxes
 and extraordinary income                        317,909          (125,268)            351,454            96,497         (1,460,276)
  Income tax (expense) benefit (Note 7)         (283,633)           85,600            (185,404)         (133,110)            (4,800)
                                           ---------------------------------------------------     ---------------------------------
Income (loss) before extraordinary income         34,276           (39,668)            166,050           (36,613)        (1,465,076)
Extraordinary income (Note 8)                  1,263,045                 -                   -                 -                  -
                                           ---------------------------------------------------     ---------------------------------
Net income (loss)                          $   1,297,321     $     (39,668)      $     166,050     $     (33,613)     $  (1,465,076)
                                           ===================================================     =================================
Basic income (loss) per common share
 Income (loss) before extraordinary
  income                                   $        0.01     $       (0.01)     $         0.02     $       (0.01)     $       (0.09)
 Extraordinary income                               0.18                 -                   -                 -                  -
                                           ---------------------------------------------------     ---------------------------------
 Net income (loss) per share               $        0.19     $       (0.01)     $         0.02     $       (0.01)     $       (0.09)
                                           ===================================================     =================================
Basic weighted average number
 of common shares outstanding                  7,000,000         7,000,000           7,346,500         7,189,897          16,352,761
                                           ===================================================     =================================
Diluted earnings (loss) per common
 share
 Income (loss) before extraordinary
  income                                   $        0.01     $       (0.01)     $         0.02     $       (0.01)     $       (0.09)
 Extraordinary income                               0.13                 -                   -                 -                  -
                                           ---------------------------------------------------     ---------------------------------
 Net income (loss) per share               $        0.14     $       (0.01)     $         0.02     $       (0.01)     $       (0.09)
                                           ===================================================     =================================
Diluted weighted average number
 of common shares outstanding                  9,450,000         7,000,000           9,796,500         7,189,897         16,352,761
                                           ===================================================     =================================


                    See accompanying notes to consolidated financial statements.

                             SKYNET HOLDINGS, INC.
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)




                                    Convertible                                                          Foreign
                                  Preferred Stock              Common Stock            Additional        Currency
                              -------------------------  --------------------------      Paid-In        Translation    Accumulated
Description                     Shares         Amount      Shares           Amount       Capital        Adjustment       Deficit
-----------                   -----------------------------------------------------------------------------------------------------

Balance, July 1, 1995          2,450,000      $    245    7,000,000       $     700   $    4,455       $         -     $ (2,566,818)

Foreign currency adjustment            -             -            -               -            -            14,403                -
Net income                             -             -            -               -            -                 -        1,297,321
                               ----------------------------------------------------------------------------------------------------

Balance, June 30, 1996         2,450,000           245    7,000,000             700        4,455            14,403       (1,269,497)

Foreign currency adjustment            -             -            -               -            -            (4,107)               -
Net loss                               -             -            -               -            -                 -          (39,668)
                               ----------------------------------------------------------------------------------------------------

Balance, June 30, 1997         2,450,000           245    7,000,000             700        4,455            10,296       (1,309,165)

Sale of common stock
   (Note 5)                            -             -      451,500              45      398,113                 -                -
Foreign currency adjustment            -             -            -               -            -            43,036                -
Net income                             -             -            -               -            -                 -          166,050
                               ----------------------------------------------------------------------------------------------------

Balance, June 30, 1998         2,450,000           245    7,451,500             745      402,568            53,332       (1,143,115)

Unaudited:

  Adjustment - exchange of
     stock and recapital-
     ization (Note 1)         (2,450,000)         (245)   8,075,000             807      499,438                 -                -

  Issuance of stock for
     debt (Note 6)                     -             -      572,500              57    1,144,943                 -                -

  Issuance of stock for
     acquisition of Fleet
     (Note 15)                         -             -    1,479,415             148    2,958,682                 -                -

  Sale of common stock
     (Note 5)                          -             -    1,325,500             133    2,172,961                 -                -

  Foreign currency
     adjustment                        -             -            -               -            -           (46,489)               -

  Net loss                             -             -            -               -            -                 -       (1,465,076)
                               ----------------------------------------------------------------------------------------------------

Balance, March 31, 1999
Unaudited                              -             -   18,903,915       $   1,890   $7,178,592     $       6,843     $ (2,608,191)
                               ====================================================================================================

                    See accompanying notes to consolidated financial statements.


                                                                                                             Nine months ended
                                                             Years ended June 30,                                March 31,
                                             -------------------------------------------------     ---------------------------------

                                                   1996              1997               1998             1998                1999
                                             -------------------------------------------------     ---------------------------------
                                                                                                               (Unaudited)
Cash flows from operating activities
 Net income (loss)                             $ 1,297,321      $   (39,668)        $  166,050       $   (36,613)       $(1,465,076)
 Adjustments to reconcile net income
  (loss) to net cash provided by (used
   in) operating activities:
     Extraordinary income                       (1,263,045)               -                  -                 -                  -

     Depreciation and amortization                 278,479          294,646            237,022           169,636            226,454
 Changes in operating assets and
  liabilities net of business acquired:
     Receivables                                (1,119,315)        (657,974)         1,259,802           313,318            (42,682)
     Prepaid expenses and other assets             (10,082)          (7,172)           (19,670)         (390,740)          (455,726)
     Accounts payable                            1,092,869         (596,239)          (534,609)       (2,126,089)        (1,336,106)
     Accrued expenses and other
      liabilities                                  111,284           21,918           (821,866)        1,014,990          1,517,248
                                             ---------------------------------------------------------------------------------------
 Net cash provided by (used in)
    operating activities                           387,511         (984,489)           286,729        (1,055,498)        (1,555,888)
                                             ---------------------------------------------------------------------------------------
Cash flows from investing activities
 Purchase of property and equipment               (310,709)        (315,827)          (244,212)         (136,820)          (111,385)
 Acquisition of business                                 -                -                  -                 -            272,551
 Other                                              28,328                -                  -                 -           (330,125)
                                             ---------------------------------------------------------------------------------------
 Net cash used in investing activities            (282,381)        (315,827)          (244,212)         (136,820)          (168,959)
                                             -------------------------------------------------------------------------------------
Cash flows from financing activities
 Proceeds from sale of  common stock                     -                -            398,158           412,158          2,673,094
 Proceeds from issuance of notes                         -                -            288,000           288,000          1,195,538
 Bank borrowings (repayments)                            -        1,466,422           (684,410)        1,059,034            173,476
 Debt repayments                                         -          (49,572)           (72,615)          (53,915)          (506,391)
                                             ---------------------------------------------------------------------------------------
 Net cash provided by (used in)
    financing activities                                 -        1,416,850            (70,867)        1,705,277          3,535,717
                                             ---------------------------------------------------------------------------------------
Effect of foreign currency
   translation adjustments                          14,403           (4,107)            43,036          (116,567)           (46,489)
                                             ---------------------------------------------------------------------------------------
Net increase (decrease) in
    cash and cash equivalents                      119,533          112,427             14,686           396,392          1,764,381
Cash and cash equivalents,
    beginning of period                             90,668          210,201            322,628           322,628            337,314
                                             ---------------------------------------------------------------------------------------
Cash and cash equivalents, end of period       $   210,201      $   322,628         $  337,314       $   719,020        $ 2,101,695
                                             =======================================================================================


                    See accompanying notes to consolidated financial statements.

                             SKYNET HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Information with respect to the nine months ended March 31, 1998 and 1997 is unaudited)


Note 1.  Summary of Significant Accounting Policies

     The Company

     Skynet Holdings, Inc. (the "Company") was incorporated in Nevada on September 16, 1997. The Company was incorporated for the purpose of acquiring the outstanding shares of four companies whose businesses provide international express courier delivery and freight forwarding services for time sensitive documents and packages to customers throughout the world under the name SkyNet Express.

     On October 1, 1997, the acquisition described above was completed through an exchange of 2,800,000 shares of the Company's common stock and 1,400,000 shares of the Company's preferred stock for all shares of each of the companies acquired. The transaction was accounted for as a reorganization of entities under common control in a manner similar to a pooling of interest, whereby the Company's consolidated financial statements have been restated to include the accounts and operations of the merged companies for all periods presented prior to the merger.

     The Company currently operates (i) through its own courier facilities located in London, Bristol and Manchester, England, Los Angeles, San Francisco and Sacramento, California; Las Vegas and Reno, Nevada; Portland and Salem, Oregon; Seattle, Everett and Tacoma, Washington; Phoenix, Arizona; New York, New York, and Sydney, Melbourne, Australia and (ii) through the "SkyNet Worldwide Express" network, a global alliance of independent express courier service companies that functions as a worldwide delivery network for its members.

     Recapitalization

     EPL Resources (Delaware) Corp. ("EPLR") was organized December 15, 1994, under the laws of the State of Florida. EPLR had no operations and was considered a development stage company. EPLR was formed for the purpose of raising capital and acquiring a suitable business opportunity through a merger with, or acquisition of, a private business enterprise seeking to obtain the perceived benefits of being a publicly owned company. During September 1998, EPLR issued and sold an aggregate of 4,625,000 shares of Common Stock raising gross proceeds of $555,000.

     On October 14, 1998 EPLR acquired 100% of the outstanding capital stock of Skynet Holdings, Inc., a Nevada corporation ("Skynet Nevada"), in exchange for 9,901,500 shares of EPLR common stock. Concurrent with this transaction, EPLR reincorporated in the State of Delaware and changed its name to Skynet Holdings, Inc., ("Skynet Delaware").

     For accounting purposes, the acquisition of Skynet Nevada by Skynet Delaware has been treated as a reverse acquisition in substance equivalent to the issuance of stock for the net monetary assets of Skynet Delaware, accompanied by a recapitalization. The historical operating results reflected in the accompanying financial statements are those of Skynet Nevada as Skynet Delaware's operations prior to October 14, 1998 were nominal.

                             SKYNET HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Information with respect to the nine months ended March 31, 1999 and 1998 is unaudited)

Note 1.  Summary of Significant Accounting Policies (Continued)

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances are eliminated.

     Unaudited Interim Financial Information

     The accompanying consolidated balance sheet of the Company as of March 31, 1999 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the nine months ended March 31, 1999 and 1998 have been prepared in accordance with generally accepted accounting principles for interim periods and are unaudited; however, in management's opinion, they include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of results for such interim periods. Interim results are not necessarily indicative of results for the full year.

     Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with initial maturities of three months or less to be cash equivalents.

     Concentrations of Credit Risks

     Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments and trade receivables. The Company restricts investment of temporary cash investments to financial institutions with high credit standing. Credit risk on trade receivables is minimized as a result of the large number of customers comprising the Company's customer base and their dispersion across different businesses and geographic regions.

     Included in the Company's consolidated balance sheets at June 30, 1998 and 1997, and March 31, 1999 are the net assets (liabilities) of the Company's United Kingdom subsidiary of approximately $410,000, $469,000 and $148,000 and the Company's Australian subsidiary of approximately $212,000, ($230,000) and $254,000 for the same periods.

                             SKYNET HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Information with respect to the nine months ended March 31, 1999 and 1998 is unaudited)

Note 1.  Summary of Significant Accounting Policies (Continued)

     Property and Equipment and Depreciation

     Property and equipment are recorded at cost and are being depreciated over estimated useful lives of 5 to 7 years using the straight-line method. Leasehold improvements are recorded at cost and are amortized over the lesser of the estimated useful lives of the property or the lease term using the straight-line method.

     Intangible Assets

     The Company owns the rights to certain trademarks. These assets are being amortized on the straight-line method over 15 years. Amortization expense, charged to operations for the years ended June 30, 1996, 1997 and 1998, was $0, $33,721 and $32,042, and $12,000 for each of the nine months ended March 31, 1998 and 1999.

     Impairment of Long-Lived Assets

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", established guidelines regarding when impairment losses on long-lived assets, which include property and equipment and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. The Company periodically reviews such assets for possible impairment and expected losses, if any, are recorded currently.

     Fair Value of Financial Instruments

     The Company has cash, accounts receivable and accounts payable for which the carrying value approximates fair value due to the short-term nature of these instruments.

     The carrying value of bank debt and long-term debt approximates fair value at June 30, 1997 and 1998 and December 31, 1998 since these notes substantially bear interest at floating rates based upon the lenders' "prime" rate. The fair value of notes related to the reorganization of a subsidiary under bankruptcy cannot be estimated due to the court-mandated nature of the debt.

     Revenue Recognition

     Revenue for delivery of packages is recognized upon delivery. Revenue from the Company's SkyCom system, the Company's package tracking system, is billed monthly and is recorded when billed. For the nine months ended March 31, 1999, revenue from SkyCom represented approximately 2.0% of revenue.

     Cost of Sales primarily includes charges for Linehaul, Pick-up and Delivery including driver's salaries and other related costs.

                             SKYNET HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Information with respect to the nine months ended March 31, 1999 and 1998 is unaudited)

Note 1.  Summary of Significant Accounting Policies (Continued)

     Foreign Currency Translation

     Assets and liabilities of foreign subsidiaries are translated at the current exchange rate at the balance sheet date. Income and expenses are translated at the average exchange rate in effect during the year. Resulting translation adjustments are accumulated as a separate component of stockholders' equity.

     Realized gains and losses related to other foreign currency transactions are reported as income or expense in the current year. Such gains or losses were not material for the years ended June 30, 1996, 1997 and 1998, and for the nine months ended December 31, 1997 and 1998.

     Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." ("SFAS No. 109"). SFAS No. 109 requires the use of the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

     New Accounting Pronouncements

     Statement of Financial Accounting Standards No. 128, "Earnings Per Share," ("SFAS 128") is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. The statement requires restatement of all prior period earnings per share (EPS) data presented. The new standard requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. The Company adopted SPAS 128 for the year-end June 30, 1998 and for prior years as presented in the accompanying financial statements. Adoption of this standard did not result in a restatement of prior periods EPS data.

     Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" ("SFAS 129") is effective for financial statements ending after December 15, 1997. SFAS 129 reinstates various securities disclosure requirements previously in effect under Accounting Principles Board Opinion No. 15, which has been superseded by SFAS 128. The Company adopted SFAS 129 on June 30, 1998, and it did not have any effect on its consolidated financial position or results of operations.

     Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. This standard was adopted during fiscal 1999.

                             SKYNET HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Information with respect to the nine months ended March 31, 1999 and 1998 is unaudited)

Note 1.  Summary of Significant Accounting Policies (Continued)

     Statement of Financial Accounting Standards No. 131, "Disclosure about Segment of an Enterprise and Related Information" ("SFAS 131"), is effective for financial statements with fiscal years beginning after December 15, 1997. The new standard requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and condensed financial statements of interim periods issued to stockholders. It also requires that public business enterprises report certain information about their products issued to stockholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. This standard was adopted during fiscal 1999.

     Statement of Financial Accounting Standards No. 132, "Employers' Disclosure About Pensions and Other Postretirement Benefits" ("SFAS 132") is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS 132 requires employers' disclosures about pension and other postretirement benefits plans. The Company does not expect adoption of SFAS 132 to have a material effect, if any, on its consolidated financial position or results of operations.

     Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") is effective for financial statements with fiscal years ending June 15, 1999 and later. SFAS 133 establishes accounting and reporting standards for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. The Company does not expect adoption of SFAS 133 to have a material effect, if any, on its consolidated financial position or results of operations.

     Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale By a Mortgage Banking Enterprise," ("SFAS 134") is effective for financial statements with fiscal years beginning after December 15, 1998. SFAS 134 amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities" which establishes accounting and reporting standards for certain activities of mortgage banking enterprises and other enterprises that conduct operations which are substantially similar to the primary operations of a mortgage banking enterprise. The Company does not expect adoption of SFAS 134 to have a material effect, if any, on its consolidated financial position or results of operations.

                             SKYNET HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Information with respect to the nine months ended March 31, 1999 and 1998 is unaudited)

Note 1.-Summary of Significant Accounting Policies (Continued)

     Earnings (Loss) Per Share

Basic earnings (loss) per share of common stock is computed by dividing net earnings (loss) by the weighted average number of common shares. Diluted earnings per share is computed based on the weighted average number of shares of common stock and dilutive securities outstanding during the period. Dilutive securities are options that are freely exercisable into common stock at less sthan market exercise prices, the convertible debentures (after giving retroactive effect to the elimination of interest expense, net of tax) and convertible preferred stock. Dilutive securities are not included in the weighted average number of shares when the inclusion would increase the earnings per share or decrease the loss per share.

                                                                               Years ended June 30,
                                                               --------------------------------------------------
                                                                     1996              1997              1998
                                                               --------------------------------------------------
Basic earnings (loss) per common share:
   Numerator
       Income (loss) before extraordinary income               $      34,276     $     (39,668)    $      166,050
       Extraordinary income                                        1,263,045                 -                  -
                                                               --------------------------------------------------
       Net earnings (loss) available to common
        shareholders                                           $   1,297,321     $     (39,668)    $      166,050
                                                               ==================================================
   Denominator
       Weighted average common shares outstanding                  7,000,000         7,000,000     $    7,365,500
                                                               ==================================================
   Per share amounts
       Basic earnings (loss) before extraordinary income       $        0.01     $       (0.01)    $         0.02
       Extraordinary income                                             0.18                 -                  -
                                                               --------------------------------------------------
       Basic earnings (loss)                                   $        0.19     $       (0.01)    $         0.02
                                                               ==================================================
Diluted earnings (loss) per common share:
   Numerator
       Income (loss) before extraordinary income               $      34,276     $     (39,668)    $      166,050
       Extraordinary income                                        1,263,045                 -                  -
                                                               --------------------------------------------------
       Net earnings (loss) available to common shareholders    $   1,297,321     $     (39,668)           166,050
                                                               ==================================================
   Denominator
       Weighted average common shares outstanding                  7,000,000         7,000,000          7,365,500
       Effect of dilutive securities:
            Convertible preferred stock outstanding                2,450,000                 -          2,450,000
                                                               --------------------------------------------------
      Weighted average common shares and assumed
       conversions outstanding                                     9,450,000         7,000,000          7,796,500
                                                               ==================================================
Per share amounts
      Diluted earnings (loss) before extraordinary income      $        0.01     $       (0.01)    $         0.02
      Extraordinary income                                              0.13                 -                  -
                                                               --------------------------------------------------
      Diluted earnings (loss)                                  $        0.14     $       (0.01)    $         0.02
                                                               ==================================================

                             SKYNET HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Information with respect to the nine months ended March 31, 1999 and 1998 is unaudited)

Note 2.  Property and Equipment

     Property and equipment consists of:

                                                                          June 30,
                                                          -------------------------------------           March 31,
                                                                 1997                  1998                 1999
                                                          -------------------------------------     ------------------

Leasehold improvements                                    $        212,941       $      193,494     $          195,360
Computer equipment                                                 926,780            1,162,905              1,221,946
Furniture, fixtures and equipment                                  596,572              668,709                716,042
Transportation equipment                                           170,294               67,723                353,368
                                                          -------------------------------------     ------------------
                                                                 1,906,587            2,092,831              2,486,716
Less accumulated depreciation and amortization                   1,241,523            1,388,535              1,450,345
                                                          -------------------------------------     ------------------
Net property and equipment                                $        665,064       $      704,296     $        1,036,371
                                                          =====================================     ==================

Note 3.  Bank Debt

     A foreign subsidiary of the Company has a financing agreement with a bank in London. The agreement provides borrowing for the subsidiary based on 75% of customer receivables less than 90 days old up to a maximum of $1,700,000. The subsidiary pays an administrative charge of .2% plus interest at the bank's base rate plus 2.25% (10.0% at June 30, 1998). Borrowings under the agreement amounted to $1,466,422 and $782,012 at June 30, 1997 and 1998 and $955,488 at
March 31, 1999.

Note 4.  Long-Term Debt

     Long-term debt consists of:

                                                                          June 30,
                                                                   ----------------------             March 31,
                                                                       1997        1998                 1999
                                                                   ----------------------         --------------
Promissory notes, payable in monthly payments
  with an interest rate of 18%, due June 2004                      $  250,000  $  350,000       $        250,000

Creditors debt, non-interest bearing debt, payable
  in annual installments, maturing June 2001                          100,000     100,000                100,000

Internal Revenue Service debt, payable in sixty equal
  Monthly principal and interest payments of $4,511
  with interest charged at 8.0%, due May 2001                         179,880     138,649                105,494

California State Employment Development Department debt,
payable in sixty equal monthly principal and interest
payments of $3,402 with interest charged at 8.0%, due                 132,176     100,792                 75,556
April 2001

Bridge financing, all principal and interest due at
maturity with interest charged at 24%, due September 1998                   -     188,000                      -
                                                                   ----------------------      -----------------
                                                                      662,056     877,441                531,050
Amount due within one year                                            (72,615)   (424,619)              (146,695)
                                                                   ----------------------      -----------------
Total long-term debt                                               $  589,441  $  452,822       $        384,355
                                                                   ======================      =================

                             SKYNET HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Information with respect to the nine months ended March 31, 1999 and 1998 is unaudited)

Note 4.  Long-Term Debt (Continued)

     Annual maturities of long-term obligations as of June 30, 1998 are as follows:

Years ending June 30,                               Amount
                                                 ------------
 1999                                            $    424,619
 2000                                                 150,575
 2001                                                 189,915
 2002                                                  64,906
 2003                                                  47,426
                                                 ------------
                                                 $    877,441
                                                 ============

Note 5. Private Placements

     During December 1997, the Company completed a private placement of 258,000 shares of its common stock at $2.00 per share. The Company received net proceeds of $398,158 after deducting offering costs of $117,842.

     On December 9, 1998, the Company signed a letter of intent with a Placement Agent for the purpose of offering (the "Offering") up to 2,000,000 shares of Common Stock, par value $.0001 per share (the "Shares"), at a purchase price of $2.00 per Share on a "best efforts, 1,000,000 Shares or none" basis. On February 19 and March 5, 1999, the Company conducted closings with respect to the Private Placement resulting in the issuance of an aggregate of 1,325,500 shares of Common Stock which generated net proceeds of approximately $2,173,000 (after offering costs of approximately $478,000).

     See Note 16.

Note 6. Debt Conversion

     During the nine months ended March 31, 1999, the Company received proceeds from short-term notes of $950,000. In addition, on October 14 and November 30, 1998, the Company received proceeds from short-term borrowings in the amount of $245,000 from a corporate officer. The proceeds of the above noted borrowings were used to repay existing outstanding indebtedness of $298,000 with the balance added to working capital.

     On December 1, 1998, the outstanding indebtedness described above of $1,145,000, including accrued interest was converted by the holders into 572,500 shares of the Company's common stock. Of these shares, 495,000 were issued to related parties.

                             SKYNET HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Information with respect to the nine months ended March 31, 1999 and 1998 is unaudited)

Note 7.  Income Taxes

     The income tax provision (benefit) in the consolidated statement of operations consists of the following components:

                                             June  30,
                            -----------------------------------------------
                               1996             1997             1998
                            -----------------------------------------------

Current
  Federal                     $      -        $      -           $      -
  State                              -               -                  -
  Foreign                      283,633         (85,600)           185,404
                            -----------------------------------------------

                               283,633         (85,600)           185,404
                            -----------------------------------------------
Deferred
  Federal                            -               -                  -
  State                              -               -                  -
  Foreign                            -               -                  -
                            -----------------------------------------------

                                     -               -                  -
                            -----------------------------------------------

Total                         $283,633        $(85,600)          $185,404
                            ===============================================

        Deferred tax assets net included in the consolidated balance sheets are as follows:

                                                                       June 30,
                                                               -----------------------
                                                                 1997         1998
                                                               -----------------------
Temporary differences resulting in future deductible amounts    $340,534     $184,842
Federal net operating loss carryforwards                         352,455      459,407
State net operating loss carryforwards                            62,198       83,802
                                                               -----------------------

Deferred tax assets                                               755,187      728,051

Deferred tax liability                                             (3,535)      (6,198)
Valuation allowance                                              (751,652)    (721,853)
                                                               ------------------------

Deferred tax assets - net                                       $       -    $       -
                                                               ========================

     At June 30, 1998 and 1997, management provided a 100% valuation allowance against the net deferred tax asset due to the indeterminate nature of the Company's ability to realize this deferred asset.

                             SKYNET HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Information with respect to the nine months ended March 31, 1999 and 1998 is unaudited)

Note 7.  Income Taxes (Continued)

     Reconciliation of the provisions for income taxes to the expected income tax based on the statutory rates are as follows:

                                                                                      June 30,
                                                               ----------------------------------------------------
                                                                    1996                1997                1998
                                                               ----------------------------------------------------
                                                                                                        C>
Provision (benefit)   Federal statutory rate                      $108,089            $(42,713)           $119,494
Increase (decrease) in income tax resulting from
     Foreign taxes                                                 175,544             (42,887)             65,910
                                                               ----------------------------------------------------
                                                                  $283,633            $(85,600)           $185,404
                                                               ====================================================

     At June 30, 1998, the Company has approximately $1.4 million of federal net operating loss carryovers (expiring through 2013) and approximately $1.3 million of state net operating loss carryovers (expiring through 2013) which may be available to reduce future taxable income. Among potential adjustments which may reduce available loss carryforwards, the Internal Revenue Code of 1986, as amended ("IRC"), reduces the extent to which net operating loss carryforwards may be utilized in the event there has been an "ownership change" of a company as defined by applicable IRC provisions.

     The Company believes that such a change may have occurred in 1997 and intends to analyze the impact of such transfers on the continued availability, for tax purposes, of the Company's net operating losses incurred through June 30, 1998. Future ownership changes, as defined by the IRC, may reduce the extent to which any net operating losses may be utilized.

     Income taxes have been provided for foreign operations based upon the various tax laws and rates of the countries in which the Company's operations are conducted. There is no direct relationship between the Company's overall foreign income tax provision and foreign pre-tax book income due to the different methods of taxation used by countries throughout the world.

     Undistributed earnings of the Company's foreign subsidiaries amounted to approximately $48,000 at June 30, 1998. Those earnings are considered to be indefinitely reinvested and, accordingly, no provision for United States federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both United States income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries. Determination of the amount of unrecognized deferred United States income tax liability is not practicable because of the complexities associated with its hypothetical calculation.

                             SKYNET HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Information with respect to the nine months ended March 31, 1999 and 1998 is unaudited)

Note 8.  Extraordinary Income

     During 1995, one of the Company's subsidiaries filed for protection under the bankruptcy laws of the State of California. In connection with the Plan of Reorganization, approved by the court in August 1996, certain indebtedness of the subsidiary was discharged by the court. Accordingly, the subsidiary recognized extraordinary income in the amount of $1,263,045 during the fiscal year ended June 30, 1996.

Note 9.  Commitments and Contingencies

     The Company leases its facilities under noncancellable operating leases, which expire at various dates through July 2016. Future minimum payments, by year and in the aggregate, under noncancellable operating leases with initial or remaining terms of one year or more consist of the following at June 30, 1998:

                                                  Operating
         Year                                       Leases
          ---                                       ------
          1999                                    $  560,148
          2000                                       500,349
          2001                                       357,480
          2002                                       357,480
          2003                                       354,060
          Thereafter                               2,480,358
                                                  ----------
        Total minimum lease payments              $4,609,875
                                                  ==========

     Rent expense for the fiscal years ended June 30, 1996, 1997 and 1998 amounted to $522,483, $529,876 and $660,742.

     In October 1998, three executive officers signed employment agreements for periods ranging from one to three years and providing for aggregate annual compensation of approximately $500,000, plus benefits. In addition, five-year options to purchase an aggregate of 1,400,000 shares of restricted common stock at an exercise price of $3.00 per share were issued to two executive officers. Five-year options to purchase 400,000 shares of restricted common stock at an exercise price of $3.00 per share were issued to a principal stockholder.

Note 10. - Supplemental Cash Flow Information

     Cash paid for interest and income taxes was as follows:

                                                   June 30,                        March 31,
                                     ----------------------------------     ---------------------
                                       1996         1997         1998          1998        1999
                                     ----------------------------------     ---------------------
Interest                             $105,430     $165,638     $191,112     $143,391     $159,453
Income taxes                          184,232            -      230,487      205,375       40,195
                                     ==================================     =====================

                             SKYNET HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Information with respect to the nine months ended March 31, 1999 and 1998 is unaudited)

Note 11.-Related Party Transactions

     During September 1997, a major shareholder loaned the Company $100,000 in the form of a non-interest bearing demand note. The note was repaid from proceeds in connection with the merger described in Notes 1 and 10. During the year ended June 30, 1998, the Company paid a major shareholder consulting fees amounting to $10,000.

Note 12.-Comprehensive Income

    The components of comprehensive income (loss), net of tax, are as follows:

                                                      June 30,                               March 31,
                                    ------------------------------------------    --------------------------
                                         1996            1997           1998          1998           1999
                                    ------------------------------------------    --------------------------
Net income (loss)                   $  1,297,321    $  (39,668)   $    166,050    $  (36,613)   $ (1,465,076)
Foreign currency translation
  Adjustments                             14,403        (4,107)         43,036       116,567         (46,489)
                                    ------------------------------------------    --------------------------
Comprehensive income (loss)         $  1,311,724    $  (43,775)   $    209,086    $   79,954     $(1,511,565)
                                    ------------------------------------------    --------------------------

Note 13 - Geographic Information

     The Company operates in one principal industry segment: the delivery of time sensitive documents and packages. Net sales to customers are aggregated based on the geographic area in which the sales originate. A summary of the Company's geographic information is presented below:

                                            United
                                            States                 Europe              Australia            Total
                                     -------------------------------------------------------------------------------
Net Sales to Customers           1998       $5,962,396            $21,250,613          $4,625,910        $31,838,919
                                 1997        7,597,883             24,079,365           4,474,515         36,151,763
                                 1996        7,714,977             22,661,783           4,028,186         34,404,946

Operating Income (Loss)          1998         (384,849)               630,936             334,890            580,977
                                 1997          107,664               (381,347)            244,176            (29,507)
                                 1996         (341,921)               701,310              99,333            458,722

Identifiable Assets              1998          882,250              5,066,925             936,640          6,885,815
                                 1997          918,546              6,199,922             985,603          8,104,071
                                 1996        1,102,830              5,502,766             699,721          7,305,317

                             SKYNET HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (Information with respect to the nine months ended March 31, 1999 and 1998 is unaudited)

Note 14 - Valuation and Qualifying Accounts


                                           Balance at       Charged to        Write-offs          Balance at
             Description                  beginning of      costs and           against             end of
    Allowance for possible losses            period          expenses           reserve             period
         Year ended June 30,            ----------------------------------------------------------------------
                1998                       $1,016,921         $400,955         $(683,619)         $  734,257
                1997                          999,506          329,841          (312,426)          1,016,921
                1996                          808,447          246,170           (55,111)            999,506

Note 15 - Acquisition of Fleet (Unaudited)

     On March 15, 1999, the Company acquired the operating assets of Nevada Fleet Management, Inc. dba Fleet Delivery Service, ("Fleet"), a regional courier company which provides air and ground delivery services in Nevada, Washington and Oregon, primarily to the banking industry. The Company issued 1,479,415 shares of Common Stock as consideration for the acquisition. Fleet has annual revenue of approximately $13 million, 450 employees and more than 200 delivery vehicles. The assets acquired include: receivables, delivery vehicles, equipment, refundable deposits, licenses, administrative material and equipment, records and documents, and all personal property used in the operation of the business. The Company also assumed approximately $300,000 in liabilities relating to the acquisition. The Company accounted for the acquisition using the purchase method of accounting with the assets acquired and liabilities assumed recorded at fair values, and the results of the acquired business included in the Company's consolidated financial statements from the closing date of the acquisition.

Note 16 - Subsequent Events (Unaudited)

     Acquisition

     On April 12, 1999, the Company completed the first tier of a scheduled two-tiered acquisition of Freight on Board International Limited, a corporation organized under the laws of the United Kingdom ("FOB"). At the initial closing, the Company purchased 51% of the issued and outstanding shares of FOB for cash in the amount of approximately $680,000; 31,119 shares of Common Stock; and a one (1) year cash earn-out payment in the amount of up to $144,000 based on quarterly revenues of FOB for the one year period following the closing. The Company is scheduled to purchase the remaining 49% of the capital stock of FOB during the third or fourth quarter of 1999. This will occur by virtue of reciprocal put and call features within the acquisition agreement which permits the seller to "put" his shares to the Company commencing July 2, 1999 and terminating December 31, 1999; and the Company to "call" such shares from the seller commencing August 1, 1999 and terminating September 29, 1999. The purchase price for the remaining 49% consists of (i) cash in the amount of approximately $570,000; (ii) 83,067 shares of Common Stock; and (iii) a one year cash earn-out payment in the amount of up to approximately $265,000 based on quarterly revenues of FOB for the one year period following the closing. The cash has been placed in an escrow account pending such acquisition. The Company accounted for the acquisition using the purchase method of accounting with the assets acquired and liabilities assumed recorded at fair values, and the results of the acquired business will be included in the consolidated financial statements from the closing date of the acquisition.

                             SKYNET HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (Information with respect to the nine months ended March 31, 1999 and 1998 is unaudited)


Note 16 - Subsequent Events (Unaudited) (Continued)

     Potential Acquisition

     On May 1, 1999 the Company entered into a letter of intent to acquire all of the issued and outstanding shares of capital stock of Pony Express Delivery Services, Inc. ("Pony Express"), an Atlanta based express courier which maintains 100 offices in 22 states. The potential acquisition is subject to the negotiation and execution of a definitive agreement. Thereafter, closing of the acquisition would be further conditioned upon a number of factors including (i) the Company's completion of a satisfactory due diligence review of the business and financial condition of Pony Express; (ii) restructuring the outstanding indebtedness of Pony Express; and (iii) the absence of any material contingent liabilities. The Company has just recently commenced its due diligence of Pony Express and has not made any judgment as to whether it will be in a position to complete the acquisition in the short term, if at all. Accordingly, there can be no assurance that the potential acquisition will be completed.

     Private Placement

     During April of 1999, the Company further completed a private placement through the issuance of an aggregate of 500,890 Units consisting of an aggregate of 2,003,560 Series A Convertible Preferred Stock and warrants to purchase an aggregate of 500,890 shares of Common Stock at an exercise price of $5.00 per share which generated net proceeds (after offering costs of approximately $600,000) of approximately $4,000,000. The Series A Shares are convertible into 2,003,560 shares of Common Stock within two (2) years from the date of issuance.

     Stock Options and Warrants

     During November 1998, the Company adopted the 1998 Incentive Stock Option Plan (the "Plan") permits the Company to grant options to purchase shares equal to 10% of the Company's outstanding shares of Common Stock (currently 1,893,553). As of May 11, 1999, the Company has issued options and warrants in the following amounts:

     .    The Company has issued to employees, 965,000 options under the Plan.

     . In connection with the October 1998 Merger, the Company issued options to purchase 1,800,000 shares of Common Stock.

     . During February of 1999, the Company issued warrants to purchase 132,500 shares of Common Stock in connection with the private placement of the Company's Common Stock.

     . During April of 1999, the Company issued warrants to purchase 800,890 Shares of Common Stock in connection with the private placement of its Series A Convertible Preferred Stock.

                                [LETTERHEAD OF]

                            MCGLADREY & PULLEN, LLP
                            -----------------------
                 Certified Public Accountants and Consultants


                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Nevada Fleet Management, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheets of Nevada Fleet Management, Inc. dba Fleet Delivery Service as of December 31, 1998 and 1997 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nevada Fleet Management, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As disclosed in Note 1 to the financial statements, there has been a change in reporting entity from the prior year.


/s/ McGladrey & Pullen, LLP
Las Vegas, Nevada
January 11, 1999

NEVADA FLEET MANAGEMENT, INC.
dba Fleet Delivery Service


BALANCE SHEETS
December 31, 1998 and 1997


ASSETS                                                   1998          1997
------------------------------------------------------------------------------
 Cash                                                $   382,446   $   403,185
 Accounts receivable, less allowance for doubtful
  accounts 1998 $71,412 and 1997 $76,652               1,095,377     1,021,243
 Due from related party (Note 6)                          68,625        25,325
 Other assets (Note 2)                                    75,733        87,783
                                                     -------------------------
           Total current assets                        1,622,181     1,537,536

 Vehicles and equipment, net (Note 3)                    203,110       295,724
 Deposits                                                 19,840        28,488
                                                     -------------------------
                                                     $ 1,845,131   $ 1,861,748
                                                     =========================

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------


Liabilities:
  Accounts payable                                   $   146,923   $   462,025
  Accrued expenses (Note 4)                              545,491       623,219
  Accident claim liability (Note 5)                      515,000       606,000
  Due to related party (Note 6)                          344,944            -
                                                     -------------------------
           Total current liabilities                   1,552,358     1,691,244


Commitments and Contingencies (Notes 5 and 9)


Stockholders' Equity
    Common stock, no par value, 2,500 shares
     authorized, 1,500 shares issued and
     outstanding                                     $     6,000         6,000
    Additional Paid-in Capital                        10,689,879    10,635,879
    Accumulated Deficit                              (10,403,106)  (10,471,375)
                                                   ---------------------------
                                                         292,773       170,504
                                                   ---------------------------
                                                     $ 1,845,131   $ 1,861,748
                                                   ===========================



See Notes to Financial Statements.

NEVADA FLEET MANAGEMENT, INC.
dba Fleet Delivery Service

STATEMENTS OF OPERATIONS
Years Ended December 31, 1998 and 1997




                                                                    1998              1997
-------------------------------------------------------------------------------------------------
Courier revenue                                                  $13,501,266        $13,024,519
Record retention revenue                                             130,148            104,824
                                                               ----------------------------------
    Total revenue                                                 13,631,414         13,129,343
                                                               ----------------------------------
Operating expenses
  Operating, including $166,179 and $649,550 incurred to a
   related party in 1998 and 1997, respectively (Note 6)          11,538,951          12,080,083
  General and administrative, including rent paid to
  stockholders of $14,400 in 1998 and 1997                         1,912,221           2,384,811
  Depreciation and amortization                                       87,191             102,514
  Shop and garage                                                      3,855              21,381
                                                               ----------------------------------
    Operating expenses                                            13,542,218          14,588,789
                                                               ----------------------------------

    Operating income (loss)                                           89,196         (1,459,446)

Nonoperating income (expense):
  Interest income                                                      4,028                269
  Loss on disposition of assets                                       (3,862)           (23,832)
  Interest expense, including $14,000 and $363,658, incurred
   to related parties in 1998 and 1997, respectively (Note 6)        (21,093)          (367,848)
                                                                ----------------------------------
    Net income (loss)                                            $    68,269        $(1,850,857)
                                                                ==================================

Proforma net income (unaudited):
  Historical income before income taxes                          $    68,269
  Proforma provision for taxes                                        26,657
                                                                 -----------
  Proforma net income                                            $    41,612
                                                                 ===========

Proforma net income per share, basic and diluted                 $     27.74
                                                                 ===========
Weighted average shares outstanding, basic and diluted                 1,500
                                                                 ===========

See Notes to Financial Statements.

NEVADA FLEET MANAGEMENT, INC.
dba Fleet Delivery Service

STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 1998 and 1997

                                                                              Additional
                                                     Common Stock               Paid-in        Accumulated
                                                Shares          Amount          Capital          Deficit          Total
--------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1996                    1,500           $6,000        $ 5,025,000     $ (8,620,518)   $(3,589,518)

 Stockholder contributions                         -                -           5,610,879               -       5,610,879

 Net loss                                          -                -                  -        (1,850,857)    (1,850,857)
                                           -------------------------------------------------------------------------------

Balance at December 31, 1997                    1,500            6,000         10,635,879      (10,471,375)       170,504

 Stockholder contributions                         -                -              54,000               -          54,000

 Net income                                        -                -                  -            68,269         68,269

                                           -------------------------------------------------------------------------------
Balance at December 31, 1998                    1,500           $6,000        $10,689,879     $(10,403,106)   $   292,773
                                           ===============================================================================

See Notes to Financial Statements.

NEVADA FLEET MANAGEMENT, INC.
dba Fleet Delivery Service

STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 1998 and 1997


                                                                        1998             1997
---------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
  Cash received from courier revenue                             $   13,557,280      $   14,924,989
  Cash paid to suppliers and employees                              (13,562,515)        (14,450,927)
  Interest received                                                       4,028                 269
  Interest paid                                                         (21,093)           (367,848)
                                                                 -----------------------------------
             Net cash provided by (used in) operating
              activities (Note 7)                                       (22,300)            106,483
                                                                 -----------------------------------
Cash Flows from Investing Activities
  Proceeds from sale of vehicles and equipment                            2,661                 300
  Purchase of vehicles and equipment                                     (1,100)            (39,611)
                                                                 -----------------------------------
            Net cash provided by (used in) investing activities           1,561             (39,311)
                                                                 -----------------------------------
Cash Flows from Financing Activities,
  principal payments on notes payable                                         -              (8,981)
                                                                 -----------------------------------
            Net increase (decrease) in cash                             (20,739)             58,191
Cash
  Beginning                                                             403,185             344,994
                                                                 -----------------------------------
  Ending                                                          $     382,446      $      403,185
                                                                 ===================================

Supplemental Schedule of Noncash Investing and Financing Activities

Due to related party recorded as additional paid-in capital       $      54,000      $    5,610,879
                                                                 ===================================

See Notes to Financial Statements.

NEVADA FLEET MANAGEMENT, INC.
dba Fleet Delivery Service

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

Note 1. Nature of Business and Significant Accounting Policies

Nature of business
------------------

Nevada Fleet Management, Inc. dba Fleet Delivery Services, (the Company), a Nevada corporation, operates principally as a courier service in Nevada, California, Oregon, Utah, Arizona and Washington. The Company closed their Utah operation during 1998. The Company also provides record retention storage facilities in Nevada. Segment information is not presented since all of the Company's revenue is attributed to a single reportable segment.

Change in reporting entity
--------------------------

In the prior year, the Company's financial statements were presented on a combined basis with Nevada Yellow Cab Corporation, Nevada Checker Cab Corporation and Nevada Star Cab Corporation. Management has elected to present the Company's financial statements on a stand-alone basis in the current year.

A summary of the Company's significant accounting policies follows:

Use of estimates in the preparation of financial statements
-----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A significant estimate which is particularly susceptible to change in a short period of time includes the determination of the accident claim liability. Actual results could differ from those estimates.

Cash
----

At various times throughout the year, the Company maintained cash balances at financial institutions that exceeded federally insured limits.

Vehicles and equipment
----------------------

Vehicles and equipment are stated at cost. Depreciation and amortization are provided by the straight-line method over the following estimated useful lives.
                                                            Years
                                                            -----
      Vehicles                                               5-6
      Automotive radios and equipment                        7-10
      Furniture, fixtures and equipment                      7-10
      Leasehold improvements                                 7

Improvements to leased property are amortized over the lesser of the life of the lease or the life of the improvements.

NEVADA FLEET MANAGEMENT, INC.
dba Fleet Delivery Service

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1.  Nature of Business and Significant Accounting Policies (continued)

Revenue recognition
-------------------

Revenue is recognized upon delivery.

Income tax
----------

The Company, with the consent of its stockholders, has elected to be taxed under sections of the federal income tax laws which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deduction, losses and credits. Therefore, these financial statements do not include any provision for corporate income taxes.

Concentration of credit risk
----------------------------

The Company has a major customer representing approximately 27% and 22% of revenue for the years ended December 31, 1998 and 1997, respectively. During the years December 31, 1998 and 1997 revenues and trade receivables from this customer amounted to approximately $3,624,000 and $2,828,000 and $178,000 and $334,000, respectively.

Reclassification of certain expenses
------------------------------------

Certain amounts for the year ended December 31, 1997 have been reclassified, with no effect on net income, to be consistent with the classifications adopted for the year ended December 31, 1998.

Pro forma income taxes and earnings per share
---------------------------------------------

The pro forma statement of operations information included in these financial statements is to show what the significant effects might have been on the 1998 historical statements of operations had the Company not been treated as an S corporation for income tax purposes. The pro forma information reflects a provision for income taxes at an effective rate of 39%. The pro forma net income per share is based on the weighted average number of shares of common stock outstanding during the period.

Fair value of financial instruments
-----------------------------------

The carrying amounts of due to and due from related parties are considered to approximate fair value because the interest rates either approximate market interest rates or the estimated fair values using current market rates are not materially different from their carrying values.

NEVADA FLEET MANAGEMENT, INC.
dba Fleet Delivery Service

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

Note 2.  Other Assets

Other assets consist of the following at December 31:

                                                                          1998                   1997
                                                                      ---------------------------------
Prepaid expenses                                                      $  66,515              $  76,229
Other receivables                                                         9,218                 11,544
                                                                      ---------------------------------
                                                                      $  75,733              $  87,783
                                                                      =================================

Note 3.  Vehicles And Equipment

Vehicles and equipment consist of the following at December 31:

                                                                          1998                   1997
                                                                      ---------------------------------
Vehicles                                                              $ 245,642              $ 245,642
Automotive radios and equipment                                         350,463                364,030
Furniture, fixtures and equipment                                        79,462                 78,364
Leasehold improvements                                                   48,071                 48,071
                                                                      ---------------------------------
                                                                        723,638                736,107
Less accumulated depreciation and amortization                         (520,528)              (440,383)
                                                                      ---------------------------------
                                                                      $ 203,110              $ 295,724
                                                                      =================================

Note 4.  Accrued Expenses

Accrued expenses consist of the following at December 31:

                                                                          1998                   1997
                                                                      ---------------------------------
Accrued salaries                                                      $210,180               $239,288
Accrued vacation                                                        56,452                 90,811
Other                                                                  278,859                293,120
                                                                      --------------------------------
                                                                      $545,491               $623,219
                                                                      ================================

NEVADA FLEET MANAGEMENT, INC.
dba Fleet Delivery Service

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 5.  Accident Claim Liability

The Company is involved in various claims and lawsuits resulting from injuries and damages arising from vehicle accidents wherein substantial amounts are claimed. The Company handles and settles smaller claims internally. Claims and litigation with larger potential losses are referred to outside counsel. The Company maintains insurance for claims but is generally self-insured for the first $100,000. The Company has recorded approximately $515,000 and $606,000 at December 31, 1998 and 1997, respectively, for the aggregate amount of estimated losses from these known claims. This estimate is based on a range from counsel on the larger claims and management's assessment and experience with smaller claims. The upper end of the range of estimated loss is not reasonably determinable.

Note 6.  Related Party Balances and Transactions

The Company has entered into various transactions with the stockholders and a company which is related by common ownership and management as disclosed below.

Due from related party consists of amounts due from Star Transit (Star), a company affiliated through common ownership, for various operating expenses. At December 31, 1998 and 1997, the amount due from Star is $68,625 and $25,325, respectively.

Due to related party consists of amounts due to Nevada Yellow Cab Corporation
(YCC) for the payment of general operating expenses by YCC on behalf of the Company. At December 31, 1998 and 1997, the amount due to YCC for these expenses is $344,944 and $0, respectively. The amount due to related party accrues interest at 6% per year. Included in interest expense is approximately $14,000 and $43,000 payable to YCC for the years ended December 31, 1998 and 1997, respectively.

Interest expense also includes $0 and $320,658 for the years ended December 31, 1998 and 1997, respectively, payable to the stockholders.

In addition to YCC paying operating expenses on behalf of the Company, YCC provides management services to the Company. Additionally, management entered into an operating lease with YCC on January 7, 1995, whereby the Company leases 225 vehicles from YCC and YCC maintains them. These expenses are included in operating expense as follows for the years ended December 31:



                                                    1998                1997
                                              ----------------------------------
Management fees                               $          -       $      49,950
Vehicle lease expense                               40,000             510,000
Vehicle maintenance                                126,179              50,000
Rent expense - parking lot                               -              39,600
                                              ----------------------------------
                                              $    166,179       $     649,550
                                              ==================================

NEVADA FLEET MANAGEMENT, INC.
dba Fleet Delivery Service

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

Note 6.  Related Party Balances and Transactions (continued)

Approximately $54,000 and $5,600,000 of amounts due YCC was contributed to additional paid in capital for the years ended December 31, 1998 and 1997, respectively.

The Company leases office space from the stockholders. Rent expense for the years ended December 31, 1998 and 1997 is $14,400.

Note 7.  Cash Flows Statement

                                                                                           1998               1997
                                                                              ---------------------------------------------------
Reconciliation of net income (loss) to net cash provided by
  (used in) operating activities
  Net income (loss)                                                                $ 68,269               $(1,850,857)
  Adjustments to reconcile net income (loss) to net cash provided by
    (used in) operating activities:
    Depreciation and amortization                                                    87,191                   102,514
    Provisions for bad debts                                                         (5,240)                  (41,393)
    Loss on disposition of assets                                                     3,862                    23,832
    (Increase) decrease in:
       Accounts receivable                                                          (68,894)                  346,655
       Other assets                                                                  12,050                    (4,200)
       Due from related party                                                       (43,300)                        -
       Deposits                                                                       8,648                         -
    Increase (decrease) in:
       Accounts payable                                                            (315,102)                   85,855
       Accrued expenses                                                             (77,728)                  (94,307)
       Accident claim liability                                                     (91,000)                   48,000
       Due to related party                                                         398,944                 1,490,384
                                                                                  ------------------------------------
           Net cash provided by (used in) operating activities                    $ (22,300)               $  106,483
                                                                                  ====================================

Note 8.  Employee Benefit Plan

The Company participates in a 401(k) plan established by a related party which covers all qualified employees. Participants may elect to defer from 5% to 19% of their annual compensation up to the maximum allowable amount. The Company is required to match 1% of the participant's compensation if the participant has made salary reductions for the prior three consecutive years. The Company's contributions for the years ended December 31, 1998 and 1997 were $590 and $510, respectively.

NEVADA FLEET MANAGEMENT, INC.
dba Fleet Delivery Service

NOTES TO FINANCIAL STATEMENTS

-----------------------------------------------------------------------------

Note 9.   Lease Commitments

The Company leases certain facilities and equipment under noncancelable operating leases with terms ranging from four to twenty years. Rental expense under these leases amounted to $104,695 and $169,729 for the years ended December 31, 1998 and 1997, respectively.

As of December 31, 1998, approximate future minimum lease payments are as follows:

Years Ending December 31,
-------------------------
   1999                                                     $    136,004
   2000                                                           55,541
   2001                                                            9,436
                                                            ------------
                                                            $    200,981
                                                            ============

Note 10.   Geographic Information

The following table represents information about the Company's revenue and long-lived assets by geographic area:

                                                              Long-Lived
                                             Revenue            Assets
                                          ------------------------------
Las Vegas                                 $  2,468,000      $    36,000
Reno                                         1,717,000           11,000
Washington                                   2,529,000           42,000
Portland                                     4,184,000           46,000
Other                                        2,733,000           68,000
                                          ------------------------------
                                          $ 13,631,000      $   203,000
                                          ==============================

Note 11.   Letter of Intent

In December 1998, the Company entered into a letter of intent with SkyNet Holdings, Inc., (SkyNet) pursuant to which all tangible assets and certain other intangible assets will be purchased. SkyNet will also assume liability on all accounts payable entered into during the Company's ordinary course of business. In addition, the key executives of the Company entered into an agreement which restricts competition with SkyNet for a period of two years following the date of closing. The financial statements do not include any adjustments which may occur as a result of this transaction. As of January 11, 1999, the Company has not entered into a definitive agreement with regards to this pending transaction.

FREIGHT ON BOARD INTERNATIONAL LIMITED

DIRECTORS REPORT

The directors present their report with the financial statements of the company for the year ended 31 October 1998.

Principal Activities

The principal activities of the company are those of international freight forwarding and international courier services.

Directors

The directors of the company during the year and their beneficial interests in the issued share capital of the company at the beginning and end of the year were as follows:-

                                         Ordinary Shares of (Pounds) 1 each
                                              1998              1997
J W M Clark                                   5,539             5,539
D J Soame                                       695               695
C S Brooker                                   1,389             1,389

Directors Responsibilities

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing these financial statements the directors are required to:


(a)  select suitable accounting policies and then apply them consistently;
(b)  make judgements and estimates that are reasonable and prudent;
(c) follow applicable accounting standards, subject to any material departures disclosed and explained in the financial statements;
(d) prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The report of the directors has been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.

BY ORDER OF THE BOARD



/s/ D J Soame
D J Soame
Secretary                         Date:  25 March 1999

FREIGHT ON BOARD INTERNATIONAL LIMITED

REPORT OF THE AUDITORS TO THE MEMBERS

We have audited the financial statements on pages 4 to 12 which have been prepared under the historical cost convention and the accounting policies set out on pages 6 and 7.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described on page 1, the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those financial statements and to report our opinion of you.

BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements.
It also includes an assessment of the significant estimates and judgements by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 October 1998 and of its loss for the year then ended and have been properly prepared in accordance with the provisions of the Companies Act 1985.




/s/ Harben Barker
HARBEN BARKER
Registered Auditors
1 Coleshill Street
Sutton Coldfield
West Midlands
B72 1SD                                 Date:     25 March 1999

REPORT OF THE AUDITORS

TO THE DIRECTORS OF

FREIGHT ON BOARD INTERNATIONAL LIMITED

PURSUANT TO SECTION 248(3) OF THE COMPANIES ACT 1985


We have examined the financial statements of the company and its subsidiary for the year ended 31 October 1998.

BASIS OF OPINION

The scope of our work for the purpose of this report was limited to confirming that the company is entitled to exemption from preparing group financial statements.

OPINION

In our opinion the company is entitled to the exemption from preparing group financial statements conferred by section 248 of the Companies Act 1985.




/s/ Harben Barker
---------------------
HARBEN BARKER
Registered Auditors
1 Coleshill Street
Sutton Coldfield
West Midlands
B72 1SD                                Date:  25 March 1999

FREIGHT ON BOARD INTERNATIONAL LIMITED
PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 OCTOBER 1998





                                                          1998                                               1997


                                         Notes         (Pounds)           (Pounds)         (Pounds)            (Pounds)


TURNOVER                                   2                              6,087,444                           4,655,145

Cost of sales                                                             4,449,914                           3,305,536
                                                                          ---------                           ---------
GROSS PROFIT                                                              1,637,530                           1,349,609

Distribution costs                                   178,168                                 143,888
Administration expenses                            1,543,350                               1,173,013
                                                   ---------                               ---------

                                                                          1,721,518                           1,316,901
                                                                          ---------                           ---------

OPERATING (LOSS)/PROFIT                                                     (83,988)                             32,708

Other income                              3                                  44,505                              12,505
                                                                          ---------                           ---------
                                                                            (39,483)                             45,213

Interest payable                          3                                  50,805                              37,775
                                                                          ---------                           ---------

(LOSS)/PROFIT ON ORDINARY
ACTIVITIES BEFORE TAXATION                                                  (90,288)                              7,438
Tax on ordinary activities                4                                       -                              10,862
                                                                          ---------                           ---------

(LOSS) ON ORDINARY ACTIVITIES
AFTER TAXATION                           13                                 (90,288)                             (3,424)
                                                                          =========                           =========


Movements in reserves are shown in note 13.

The notes on pages 6 to 12 form part of these financial statements.


                                     F-35


FREIGHT ON BOARD INTERNATIONAL LIMITED
BALANCE SHEET
AT 31 OCTOBER 1998

                                                               1998                                1997
                                          Notes       Pounds             Pounds           Pounds          Pounds
FIXED ASSETS
Intangible assets                           6                            39,792                            44,792
Tangible assets                             7                            86,443                           113,012
Investments                                 8                             1,075                             1,075
                                                                      ---------                         ---------
                                                                        127,310                           158,879
CURRENT ASSETS
Debtors                                     9        1,327,850                           1,129,163
Cash at bank and in hand                                 2,176                               8,470
                                                     ---------                           ---------
                                                     1,330,026                           1,137,633

CREDITORS: Amounts falling
   due within one year                     10        1,363,655                           1,112,553
                                                     ---------                           ---------

NET CURRENT (LIABILITIES)/ASSETS                                        (33,639)                           25,080
                                                                      ---------                         ---------
TOTAL ASSETS LESS CURRENT
   LIABILITIES                                                           93,671                           183,959
                                                                      =========                         =========

CAPITAL AND RESERVES
Share capital                              12                            13,889                            13,889
Share premium account                                                    23,611                            23,611
Profit and loss account                    13                            56,171                           146,459
                                                                     ----------                         ---------
Shareholders funds                                                       93,671                           183,959
                                                                     ==========                         =========



The financial statements on pages 4 to 12 were approved by the board of directors on 25 March 1999.

The financial statements have been prepared in accordance with the special provisions on Part VII of the Companies Act 1985 relating to small companies and in accordance with the Financial Reporting Standard for Smaller Entities.

On behalf of the Board


/s/ J W Clark
J W Clark
DIRECTOR


The notes on pages 6 to 12 form part of these financial statements.

FREIGHT ON BOARD INTERNATIONAL LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 OCTOBER 1998

1.  ACCOUNTING POLICIES

    The principal accounting policies adopted in the preparation of the financial statements are set out below and have remained unchanged from the previous year and also have been consistently applied within the same financial statements.

    Basis of Preparation
    The financial statements have been prepared under the historical cost convention rules and in accordance with the Financial Reporting Standard for Small Entities.

    Consolidation
    The company and its subsidiary comprise a small group. The company has therefore not prepared group accounts having taken advantage of the exemption provided by section 248 of the Companies Act 1985.

    Intangible fixed asset
    The intangible fixed asset comprises a franchise which is depreciated over a period of ten years.

    Tangible Fixed Assets
    Depreciation is provided on tangible fixed assets in equal instalments over their expected useful life as follows:-

     Short leasehold property      -    over the term of the lease
     Property improvements         -     5% - 10% per annum
     Motor vehicles                -    10% - 25% per annum
     Fixtures, fittings and
     equipment                     -    10% - 25% per annum

     Investments
     Investments held as fixed assets are stated at cost less provision for permanent diminution in value.

     Foreign Currencies
     Transactions denominated in foreign currencies are translated into sterling at the dates of the transactions. Amounts receivable and payable in foreign currencies at the balance sheet date are translated at the rates ruling at that date. All translation differences are dealt with in the profit and loss account.

     Leased Assets
     Where the assets are financed by leasing arrangements ("finance leases") the assets are included in the balance sheet at cost less depreciation in accordance with the company's normal accounting policies. The present value of future rentals is shown as a liability. The interest element of rental obligations is charged to the profit and loss account over the period of the lease in proportion to the balance of capital payments outstanding. Rentals payable under operating leases are charged to the profit and loss account as incurred.

FREIGHT ON BOARD INTERNATIONAL LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 OCTOBER 1998

    Pensions
    The company operates a defined contribution scheme. Retirement benefits to certain employees are funded by contributions, from the company, which are paid to insurance companies and charged against profits of the period in which they became payable.

2.  TURNOVER

    Turnover represents the amount derived from the provision of goods and services which fall within the company's ordinary activities stated net of value added tax.

3.  OPERATING PROFIT

    The operating profit is stated after
    charging/(crediting):                             1998         1997
                                                    (Pounds)     (Pounds)
    Depreciation of tangible fixed assets:
    - Owned assets                                    38,256       39,022
    Amortisation of intangible fixed assets            5,000        5,875
    Loss on disposal of fixed assets                   4,146          -
    Auditors remuneration                              5,650        5,650
    Rentals under operating leases                   314,290      226,467
                                                     =======      =======
    OTHER INCOME                                      1998         1997
                                                    (Pounds)     (Pounds)
    Interest receivable                                  755          557
    Rental income                                     33,750       11,948
    Management charge                                 10,000          -
                                                     -------      -------
                                                      44,505       12,505
                                                     =======      =======
    INTEREST PAYABLE                                  1998         1997
                                                    (Pounds)     (Pounds)
    Bank loans, overdrafts and other loans
      repayable within five years                     50,805       37,056
    Finance charges - finance leases and
      hire purchase obligations                          -            719
                                                     --------     -------
                                                      50,805       37,775
                                                     ========     =======

FREIGHT ON BOARD INTERNATIONAL LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 OCTOBER 1998




4.    TAXATION                                                  1998              1997
                                                              (Pounds)          (Pounds)
      Tax on ordinary activities based on the
      accounts for the year:
      Corporation tax charged at current rates                    -             10,862
                                                              =========       =========

5.    DIRECTORS' EMOLUMENTS                                     1998             1997
                                                              (Pounds)         (Pounds)
      Directors' remuneration                                  219,165         171,805
      Other benefits and expenses                               81,094          56,902
                                                             ----------       ---------
                                                               300,259         228,707
                                                              =========       =========

6.   INTANGIBLE FIXED ASSETS                                 Franchise
                                                             (Pounds)

     COST
     At 1 November 1997                                         60,500
     Addition in the year                                          -
                                                              ---------
     At 31 October 1998                                         60,500
                                                              ---------
     AMORTISATION
     At 1 November 1997                                         15,708
     Amortisation for the year                                   5,000
                                                              ---------
     At 31 October 1998                                         20,708
                                                              ---------
     NET BOOK VALUE
     At 31 October 1997                                         44,792
                                                              =========
     At 31 October 1998                                         39,792
                                                              =========

FREIGHT ON BOARD INTERNATIONAL LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 OCTOBER 1998

7.  TANGIBLE FIXED ASSETS

                                       Improve-
                                       ments to    Equipment
                             Motor     Leasehold   Fixtures & Leasehold
                             Vehicles  Property    Fittings   Property   Total
                             (Pounds)  (Pounds)    (Pounds)   (Pounds)  (Pounds)
    COST
    At 1 November 1997        73,065     34,177     276,513    30,000   413,755
    Additions in year            -          -        15,833       -      15,833
    Disposals                   (350)       -        (5,516)      -      (5,866)
                             ---------------------------------------------------
    At 31 October 1998        72,715     34,177     286,830    30,000   423,722
                             ---------------------------------------------------

    DEPRECIATION
    At 1 November 1997        60,540     19,438     206,476    14,289   300,743
    Charge for the year        8,687      2,111      26,029     1,429    38,256
    Elimination on disposals    (226)       -        (1,494)      -      (1,720)
                             ---------------------------------------------------
    At 31 October 1998        69,000     21,549     231,011    15,718   377,279
                             ---------------------------------------------------

    NET BOOK VALUE
    At 31 October 1997        12,525     14,739      70,037    15,711   113,012
                             ===================================================
                               3,714     12,628      55,819    14,282    86,443
                             ===================================================

8.  INVESTMENTS HELD AS FIXED ASSETS

                                        (Pounds)
    Other investments at cost:
    At 31 October 1997 and 1998          1,075
                                         =====

    Subsidiary Undertakings
    The company's investment in its subsidiaries is as follows:

    (1)  Global Network Associates Limited
         The company acquired 5,500 ordinary (Pounds) 1 shares at par representing 55% of the issued share capital of Global Network Associates Limited on 15 September 1998. The company was incorporated on 11 December 1997. The cost of acquisition was (Pounds) 5,500. The company provides distribution services.

    (2)  FOB Distribution Services Inc.
         The company owns the whole of the common share capital of FOB Distribution Services Inc. a company incorporated in the United States of America which provides freight and distribution services. At 31 October 1998 the aggregate of the share capital and reserves of FOB Distribution Services Inc. amounted to (Pounds) (28,473) and profit for the year was (Pounds) 313.

FREIGHT ON BOARD INTERNATIONAL LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 OCTOBER 1998



9.    DEBTORS

                                                      1998          1997
      Amounts due within one year:                  (pounds)       (pounds)

      Trade debtors                                  967,373       995,890
      Other debtors                                  138,409        22,031
      Amounts due from group undertakings            198,949        77,911
      Prepayments                                     23,119        33,331
                                                  -----------   ------------
                                                   1,327,890     1,129,163
                                                  ===========   ============

10.   CREDITORS

                                                      1998          1997
      Amounts due within one year:                  (pounds)       (pounds)

      Amounts due to group undertakings               27,930        32,636
      Loans and overdrafts (note 11)                 178,711       128,342
      Business development loan                          -          26,429
      Trade creditors                                699,694       556,883
      Taxation                                           -          10,862
      Other taxes and social security costs          132,510       103,879
      Accruals and deferred income                    25,316        58,023
      Advances from Lombard Discounting              299,504       195,499
                                                  -----------   ------------
                                                   1,363,665     1,112,553
                                                  ===========   ============

FREIGHT ON BOARD INTERNATIONAL LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 OCTOBER 1998

11.    LOANS AND OVERDRAFTS


                                              1998                  1997
                                            (Pounds)              (Pounds)

Bank loans and overdrafts (secured)           73,660               49,720
Other loans (secured)                         65,000               65,000
Other loans (unsecured)                       40,051               40,051

                                             -------              -------

                                             178,711              154,771

                                             =======              =======



The above loans and overdrafts are all repayable either within one year or on demand.

The bank loans and overdrafts are secured by a first mortgage on the leasehold premises of the company and a fixed and floating charge on other assets of the company. Obligations under finance leases and hire purchase contracts are secured by related lease assets. Other loans are subject to postponement agreements with National Westminster Bank Plc and Lombard NatWest Discounting Limited and where security has been given, this represents a second fixed and floating charge over the assets of the company.

12.     CALLED UP SHARE CAPITAL

                                              1998                  1997
                                               No                    No
Ordinary shares of (pounds)1 each:

Authorised                                    50,000               50,000

                                              ======               ======

Allotted, issued and fully paid               13,889               13,889

                                              ======               ======




13.     PROFIT AND LOSS ACCOUNT               1998                 1997
                                            (Pounds)             (Pounds)
At 31 October 1997                           146,459              149,883
Loss for the year                            (90,288)              (3,424)

                                              ------              -------

At 31 October 1998                            56,171              146,459

                                              ======              =======


FREIGHT ON BOARD INTERNATIONAL LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 OCTOBER 1998

14.  OPERATING LEASE COMMITMENTS

     At 31 October 1998 the company was committed to making the following payments during the next year in respect of operating leases:


                                               1998                            1997
                                    Land and                       Land and
                                    Buildings       Others         Buildings          Others
                                    (Pounds)       (Pounds)        (Pounds)          (Pounds)
Leases which expire:
Within one year                         -          70,242           4,667            28,432
Within two to five years                -          58,061           6,240           121,178
After five years                   57,200               -          42,200                 -
                                 ---------       ---------       ---------         ---------
                                   57,200         128,303          53,107           149,610
                                 =========       =========       =========         =========


15.  RELATED PARTY TRANSACTIONS

     During the year the company recharged costs incurred on behalf of FOB Distribution Services Inc in furtherance of the subsidiary's activities. These amounted to (pounds) 8,420 (1997: (pounds) 39,083).

     The company also charged a management fee of (pounds) 10,000 (1997:
     (pounds) Nil) in respect of work undertaken on behalf of the subsidiary.

     FOB Distribution Services Inc also made sales to the company during the year totalling (pounds) 116,282 (1997: (pounds) 116,778).

     The company also made sales to Global Network Associates Limited totalling (pounds) 5,297 (1997: (pounds) Nil).

     All transactions were carried out on an arm's length market value basis.

                            ______________________


                               7,394,299 Shares


                        [LOGO OF SKYNET HOLDINGS, INC.]


                             SKYNET HOLDINGS, INC.

                                 Common Stock

                              ___________________

                              P R O S P E C T U S
                              ___________________

                                 May   , 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a list of the estimated expenses to be incurred by the Registrant in connection with the preparation and filing of this Registration Statement.

          SEC Registration Fee........................  $_______
          Printing and Engraving......................   _______
          Accountants' Fees and Expenses..............   _______
          Blue Sky Filing Fees and Expenses...........   _______
          Legal Fees and Expenses.....................   _______
          Other Offering Expenses.....................   _______
          TOTAL.......................................  $
                                                         =======

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation and Bylaws reflect the adoption of the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "GCL"), which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. If the GCL is amended to authorize corporate action further eliminating or limiting personal liability of directors, the Certificate of Incorporation provides that the liability of the director of the Company shall be eliminated or limited to the fullest extent permitted by the GCL. The Company's Certificate of Incorporation and Bylaws also provide that the Company shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director, officer, employer or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the Company, in accordance with, and to the full extent permitted by, the GCL. The determination of whether indemnification is proper under the circumstances, unless made by the Court, shall be determined by the Board of Directors. In addition, the Certificate of Incorporation and Bylaws authorize the Company to maintain insurance to cover such liabilities and the Company currently maintains Directors' and Officers' Liability Insurance Policy.

     Reference is made to Item 17 for the undertakings of the Registrant with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended (the "Act").

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     1. On October 14, 1998, in connection with the Merger, the Company issued 9,901,500 shares of Common Stock to the holders of all outstanding shares of capital stock of Skynet Nevada and options to certain affiliates to purchase 1,800,000 shares of Common Stock. These securities were issued directly by the Company, without payment of any commissions, in a private placement transaction exempt from the registration requirements of the Securities Act, pursuant to
Section 4(2) thereof, to the following accredited investors:

Name                                                    Number of Shares
----                                                    ----------------
John Cathcart                                                2,100,000
Deansley Limited                                             3,152,841
Fir Construction Pty Ltd                                     3,121,023
Christian J. Weber                                             509,397
Earnest N. Schnesel                                            140,000
Ms. Anne Schnesel                                               12,733
David Schnesel                                                  12,733
Mrs. Jodi Spector-Klein                                         12,733
Mrs. Shan Spector-Keats                                         12,733
Ms. Fran Lefkowitz                                              12,733
Mrs. Stephanie Bower                                            31,819
Ms. Jamie Bank                                                  31,819
Melvyn Ian Smith                                                31,819
Moontown Limited                                                63,641
Vjekoslav Nizic                                                203,976
Swiss Bank fbo Kettering Trust                                  35,000
Dr. Thomas J. Slobig                                            13,125
Arthur Rockert                                                   8,750
Segal Communication, Inc.                                        8,750
Mark Scatterday                                                  8,750
Sandra M. Lindzon                                               26,250
Cathy Graham                                                    17,500
John Scatterday                                                  8,750
Donald S. Lindsay                                                8,750
Thomas Grant Peterson                                            8,750
Jeff Silverman SEP IRA                                           8,750
Vincent R. Williams                                              8,750
Mike Campbell                                                    8,750
Roger Barrett                                                    8,750
Christopher F. Nelson                                           43,750
Christopher J. Lang                                             43,750
James B. Norman                                                 17,500
Stephen A. McConnell                                            17,500
William H. Fisher                                               26,250
Vincent & Lois Gann Trust                                       26,250
Helen Patricia Smith IRA                                        14,875
George Brooks (MOD Financial Services)                          26,250
Nils and Patricia Selden                                        12,250
Marc Federighi                                                  43,750
                                                             ---------
        Total                                                9,901,500
                                                             =========

Name                                                    Number of Options
----                                                    -----------------
Vjekoslav Nizic                                             700,000
Christian J. Weber                                          700,000
Synergy Group International, Inc.                           400,000
                                                          ---------
        Total                                             1,800,000
                                                          =========

     2. During September 1998, the Company issued and sold an aggregate of 4,625,000 shares of Common Stock raising gross proceeds of $555,000. This offering was undertaken by EPLR prior to the execution and closing of the definitive merger agreement with Skynet Nevada. At that time EPLR was an inactive Company with no assets or liabilities. Investors in such offering were, therefore, subject to a number of risks and uncertainties, including the material contingencies associated with the execution of the merger agreement and closing of the Merger. These shares were issued directly by the Company, without payment of any commissions, to the following accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder:

Name                                                    Number of Shares
----                                                    ----------------
Mr. Kim B. Acorn                                               10,000
Claire Behar, Guardian For Bryce Behar                          5,000
Claire Behar, Guardian for Jaclyn Behar                         5,000
Chase Trust                                                    25,000
Mr. David Cohen                                                10,000
Jennifer Cohen                                                 20,000
Susan Nussbaum Cohen                                           10,000
Mr. Rich Davimos                                               20,000
Mr. Robert Davimos                                             10,000
EBR Investments                                               100,000
Fincord Holding Co.                                           695,000
J. Scott Flasburg                                              10,000
Mr. Philip L. Franckel                                         25,000
John Freedom                                                    5,000
Mr. Marvin Gersten                                            100,000
Mr. Martin A. Goldstein                                        10,000
Ms. Aimee Gremmo                                               20,000
Mr. Edward Gurrieri                                            30,000
Mark S. Howells Trust                                          50,000
Mr. Kenneth Kirschenbaum                                      100,000
Larlan Investors Ltd                                          416,667
Mr. Howard Lindzon                                             75,000
Ms. Sandra Lindzon                                            130,000
Mr. Frank Marold                                              150,000
Mr. Franklin Marold                                            20,000
Vincent Marold                                              1,030,151
Marold Investment LLC                                         100,000
Mr. Jonathan Mazinter                                           2,500
Anna Maria Mintz                                               20,000
MCZ Investment Company                                        405,000

Name                                                    Number of Shares
----                                                    ----------------
Mr. Casey O'Brien                                              20,000
Mr. Tomas Peterson                                             65,000
Mr. John Scott Polson                                           2,500
Mr. Jeffrey J. Puglisi                                         50,000
Ms. Linda Rufo                                                 20,000
Ms. Rosemary SantaMaria                                        10,000
Mr. Charles Seavey                                            100,000
Mr. Mike Segal                                                 20,000
Mr. Rob Segal                                                 130,000
Jose Serrano                                                    2,500
Patricia Trish Trust                                           20,000
Arnold Hendrik William van Hilton                              10,000
Philip-Jan van Hilton                                          10,000
Veracruz Group Limited                                        333,182
    c/o Bentley Agencies Limited
Wexler & Burkhart                                              35,000
Diane Winston                                                  15,000
    For Benefit of Elizabeth Cohen
Diane Winston                                                  20,000
Custodian For Jarret Cohen
Ms. Diane Gail Winston                                        150,000
Mr. David M. Wrenn                                              2,500
                                                            ---------
        Total                                               4,625,000
                                                            =========

     3. On December 1, 1998, the Company issued an aggregate 572,500 shares of Common Stock in exchange for the cancellation of $1,145,000 of short-term indebtedness (including accrued interest), of which $670,000 had been collectively advanced to the Company by an entity affiliated with a director. These shares were issued directly by the Company, without payment of any commissions, to the following accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof:

Name                                                    Number of Shares
----                                                    ----------------
Pearlgold Pty Ltd (affiliated with Noel Holmes,
 a director of the Company)                                   335,000

Andrew Lovell                                                 162,500
Ceceile Klein                                                  75,000
                                                              -------
        Total                                                 572,500
                                                              =======

     4. On February 19 and March 5, 1999 the Company issued an aggregate of 1,325,500 shares of Common Stock raising gross proceeds of $2,651,000. Puglisi Howells & Co., a registered/broker dealer, acted as placement agent to the Company pursuant to which it received sales commissions and non-accountable expenses equal to $265,100. The securities were issued to the following accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

Name                                                     Number of Shares
----                                                     ----------------
Todd and Kay Ziplow                                             25,000
CLS Associates, L.P.                                            50,000
Michael Ohlhausen                                               13,000
Irvine Capital Partners, L.P.                                  100,000
Schottenfeld Associates, L.P.                                  100,000
Aaron and Cynthia Shenkman                                     100,000
Puglisi Capital Partners                                       100,000
Bruce Derrick                                                  125,000
Delaware Charter Guaranty & Trust Co.                           12,500
Delaware Charter Guaranty & Trust Co.                           12,500
Knut Jensen                                                     25,000
Alan and Susan Shaw                                             12,500
Joshua and Chanie Manela                                        12,500
Alan and Jan Kelsey                                             25,000
Lindzon Capital Partners                                        70,000
Michael and Fran Mallace                                         5,000
Brent Richardson                                                50,000
Delaware Charter Guaranty & Trust Co.                           12,500
Ziad M. Sultan Al-Essa                                          25,000
Philip Van Hilten                                               15,000
Dr. Leon Zieter                                                 17,500
Mike Campbell and Lorene Hernandez                               5,000
Gibralt US, Inc.                                               125,000
Carolyn Siskin Gordon                                           17,500
Michael G. Rowe                                                 25,000
Steve and Marion Elbaum                                         50,000
Bank Julius Baer & Co. Ltd. Zurich                              50,000
Sidney Sands (Millworth)                                        20,000
Jeffrey J. Puglisi                                             100,000
John Orlando                                                    25,000
                                                             ---------
        Total                                                1,325,500
                                                             =========

     5. On March 15, 1999, the Company issued an aggregate of 1,479,415 shares of Common Stock in connection with the acquisition of the operating assets of Fleet Delivery Service. These shares were issued directly by the Company, without payment of any commissions, to the following investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof:

Name                                                     Number of Shares
----                                                     ----------------
Nevada Fleet Management, Inc.                                1,358,790
Nevada Yellow Cab Corporation                                  116,875
Nevada Checker Cab Corporation                                   2,500
Nevada Star Cab Corporation                                      1,250
                                                             ---------
    Total                                                    1,479,415
                                                             =========

     6. On April 12, 1999, the Company issued an aggregate of 31,119 shares of Common Stock and committed to issue an additional 83,067 shares of Common Stock in connection with the acquisition of the outstanding capital stock of Freight On Board International Limited. The shares were issued directly by the Company without payment of brokerage fees or commissions of any kind to the following persons in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Name                                                     Number of Shares
----                                                     ----------------
David Victor Amos                                               5,714
Kim Amos                                                        5,706
Christopher Shaun Brooker                                       5,714
Susan Jane Brooker                                              5,706
John William Murray Clark                                      83,067(1)
Louisa Jane Clark                                               8,279
                                                              -------
        Total                                                 114,186
                                                              =======

__________________
(1)  To be issued by no later than December 31, 1999.

     7. During April 1999, the Company sold and issued an aggregate of 500,890 Units raising gross proceeds of $4,508,000. Each Unit consisted of four (4) shares of the Company's Series A Convertible Preferred Stock and one (1) Common Stock Purchase Warrant. Montrose Management, Ltd., a registered broker-dealer, acted as placement agent to the Company pursuant to which it received sales commissions and non-accountable expenses equal to $586,040. The units were issued to the following accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof and Regulation D promulgated thereunder.

Name                                                     Number of Units
----                                                     ---------------
Delaware Charter Guaranty & Trust
    FBO Martin H. Meyerson IRA                                  2,778
Founders Equity Group                                          25,000
Donald Moorehead, Jr.                                          25,000
M.H. Meyerson & Co., Inc.                                       2,778
George Moorehead                                               25,000
Lancer Offshore, Inc.                                         165,000
Lancer Partners, L.P.                                         110,000
The Orbiter Fund, Ltd.                                         50,000
Richard Pawliger                                               55,556
Harold & Beverly Rubenstein Family                             12,000
Kenneth J. Koock                                                2,778
Stoli Ltd.                                                     25,000
                                                              -------
        Total                                                 500,890
                                                              =======

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

                                                                                       Method of
No.         Exhibit                                                                      Filing
---         -------                                                                      ------
2.1         Agreement and Plan of Merger ("Merger Agreement"), dated as of
            September 28, 1998, among Skynet Holdings, Inc., EPL Resources
            (Delaware) Corp., Christian J. Weber, Deansley Limited, John E.
            Cathcart, Vjekoslav Nizic and FIR Construction Pty. Ltd                           (1)

2.2         First Amendment to Merger Agreement, dated October 8, 1998                        (1)

2.3         Agreement for the Sale and Purchase of the entire issued share capital of Freight on Board International Limited dated April 12, 1999 by and among SkyNet Holdings, Inc., Mr. J.W.M. Clark and the remaining
            shareholders of Freight on Board International Limited.                           (2)

3.1         Certificate of Incorporation, as amended                                          (1)

3.2         Certificate of Merger                                                             (1)

3.3         By-Laws                                                                           (1)

3.4         Certificate of Designation of Series A Convertible Preferred Stock                 *

5.1         Opinion and consent of Buchanan Ingersoll Professional Corporation                 *

10.1        Employment Agreement dated October 14, 1998, between the Company and
            Vjekoslav Nizic                                                                   (1)

10.2        Employment Agreement dated October 14, 1998, between the Company and
            Christian J. Weber                                                                (1)

10.3        Employment Agreement dated October 14, 1998, between the Company and
            Martin Paravato                                                                   (1)

10.4        Option to Purchase 700,000 Shares of Common Stock of the
            Company Granted to Vjekoslav Nizic                                                (1)

10.5        Option to Purchase 700,000 Shares of Common Stock of the
            Company Granted to Christian J. Weber                                             (1)

10.6        Option to Purchase 400,000 Shares of Common Stock of the
            Company Granted to Synergy Group International, Inc. ("Synergy")                  (1)

10.7        Escrow Agreement, dated October 14, 1998, among the Company, Synergy,
            certain shareholders of Synergy and the Company as Escrow Agent                   (1)

                                                                                       Method of
No.         Exhibit                                                                      Filing
---         -------                                                                      ------
10.8        Escrow Agreement, dated October 14, 1998, among the Company, Synergy,
            Vjekoslav Nizic, John E. Cathcart, Christian J. Weber, Deansley
            Limited, Fir Construction Pty Limited, the principal shareholders of
            Skynet Holdings, Inc. and EPL Resources (Delaware) Corp.                       (1)

10.9        Consulting Agreement dated August 24, 1998 between Tradeserv 94, Inc.
            and the Company                                                                (1)

10.10       The Company 1998 Stock Incentive Plan                                          (1)

10.11       Asset Purchase Agreement dated March 11, 1999 by and among Skynet
            Holdings, Inc., and Fleet Acquisition Corp. as the Buyers and Nevada
            Fleet Management, Inc. as Seller                                               (1)

10.12       Vehicle Purchase Agreement dated March 15, 1999 by and among Skynet
            Holdings, Inc. and Fleet Acquisition Corp. as the Buyers and Nevada
            Yellow Cab Corporation and Nevada Checker Cab Corporation and Nevada
            Star Cab Corporation as Sellers.                                               (1)

10.13       Registration Rights Agreement dated April 12, 1999, by and among
            SkyNet Holdings, Inc., J.W.M. Clark and certain other shareholders of
            Freight on Board International, Limited.                                       (2)

10.14       Escrow Agreement dated April 12, 1999, by and among SkyNet Holdings,
            Inc., J.W.M. Clark, D.V. Amos and C.S. Brooker, the principal shareholders of Freight on Board International Limited, and
            StockTrans, Inc., as escrow agent.                                             (2)

10.15       Tax Covenant Agreement dated April 12, 1999, by and among SkyNet
            Holdings, Inc. and J.W.M. Clark, D.V. Amos and C.S. Brooker, the
            principal shareholders of Fright on Board International Limited.               (2)

21.1        Subsidiaries of the Registrant                                                  *

23.1        Consent of BDO Seidman, LLP                                                     *

23.2        Consent of McGladrey & Pullen, LLP                                              *

23.3        Consent of Harben Barker                                                        *

23.4        Consent of Buchanan Ingersoll Professional Corporation (Included
            within Exhibit 5.1)                                                             *

27.1        Financial Data Schedule                                                         *

*   Filed herewith

-----------------

(1) Previously filed on March 23, 1999 with the Company's Registration Statement on Form 10.

(2)  Previously filed with the Company's Form 8-K dated April 12, 1999.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement or any material change to such information in the registration statement.

     2. For the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     5. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     6. For purposes determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be as the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Inglewood, State of California on May 14, 1999.

                              SKYNET HOLDINGS, INC.


                              By: /s/ Vjekoslav Nizic
                                 ------------------------------------
                                 Vjekoslav Nizic
                                 President and Chief Executive Officer

                              By: /s/ Martin G. Paravato
                                 ------------------------------------
                                 Martin G. Paravato
                                 Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints VJEKOSLAV NIZIC his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates stated.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

     Signature                              Title                           Date
     ---------                              -----                           ----
     /s/ Vjekoslav Nizic                    Chief Executive Officer,        May 14, 1999
     ---------------------------            President and Director
     Vjekoslav Nizic

     /s/ Christian J. Weber                 Chairman of the Board of        May 14, 1999
     ----------------------------           Directors
     Christian J. Weber

     /s/ Noel John Holmes                   Director                        May 14, 1999
     ----------------------------
     Noel John Holmes


                                 EXHIBIT INDEX

                                                                                       Method
                                                                                         of
No           Exhibit                                                                   Filing
--           -------                                                                   ------
2.1         Agreement and Plan of Merger ("Merger Agreement"), dated as of
            September 28, 1998, among Skynet Holdings, Inc., EPL Resources
            (Delaware) Corp., Christian J. Weber, Deansley Limited, John E.
            Cathcart, Vjekoslav Nizic and FIR Construction Pty. Ltd                       (1)

2.2         First Amendment to Merger Agreement, dated October 8, 1998                    (1)

2.3         Agreement for the Sale and Purchase of the entire issued share capital of Freight on Board International Limited dated April 12, 1999 by and among SkyNet Holdings, Inc., Mr. J.W.M. Clark and the remaining
            shareholders of Freight on Board International Limited.                       (2)

3.1         Certificate of Incorporation, as amended                                       (1)

3.2         Certificate of Merger                                                          (1)

3.3         By-Laws                                                                        (1)

3.4         Certificate of Designation of Series A Convertible Preferred Stock              *

5.1         Opinion and consent of Buchanan Ingersoll Professional Corporation              *

10.1        Employment Agreement dated October 14, 1998, between the Company and
            Vjekoslav Nizic                                                                 (1)

10.2        Employment Agreement dated October 14, 1998, between the Company and
            Christian J. Weber                                                              (1)

10.3        Employment Agreement dated October 14, 1998, between the Company and
            Martin Paravato                                                                 (1)

10.4        Option to Purchase 700,000 Shares of Common Stock of the
            Company Granted to Vjekoslav Nizic                                              (1)

10.5        Option to Purchase 700,000 Shares of Common Stock of the
            Company Granted to Christian J. Weber                                           (1)

10.6        Option to Purchase 400,000 Shares of Common Stock of the
            Company Granted to Synergy Group International, Inc. ("Synergy")                (1)

10.7        Escrow Agreement, dated October 14, 1998, among the Company, Synergy,
            certain shareholders of Synergy and the Company as Escrow Agent                 (1)

                                                                                       Method
                                                                                         of
No           Exhibit                                                                   Filing
--           -------                                                                   ------
10.8        Escrow Agreement, dated October 14, 1998, among the Company, Synergy,
            Vjekoslav Nizic, John E. Cathcart, Christian J. Weber, Deansley
            Limited, Fir Construction Pty Limited, the principal shareholders of
            Skynet Holdings, Inc. and EPL Resources (Delaware) Corp.                        (1)

10.9        Consulting Agreement dated August 24, 1998 between Tradeserv 94, Inc.
            and the Company                                                                 (1)

10.10       The Company 1998 Stock Incentive Plan                                           (1)

10.11       Asset Purchase Agreement dated March 11, 1999 by and among Skynet
            Holdings, Inc., and Fleet Acquisition Corp. as the Buyers and Nevada
            Fleet Management, Inc. as Seller                                                (1)

10.12       Vehicle Purchase Agreement dated March 15, 1999 by and among Skynet
            Holdings, Inc. and Fleet Acquisition Corp. as the Buyers and Nevada
            Yellow Cab Corporation and Nevada Checker Cab Corporation and Nevada
            Star Cab Corporation as Sellers.                                                (1)

10.13       Registration Rights Agreement dated April 12, 1999, by and among
            SkyNet Holdings, Inc., J.W.M. Clark and certain other shareholders of
            Freight on Board International, Limited.                                        (2)

10.14       Escrow Agreement dated April 12, 1999, by and among SkyNet Holdings,
            Inc., J.W.M. Clark, D.V. Amos and C.S. Brooker, the principal shareholders of Freight on Board International Limited, and
            StockTrans, Inc., as escrow agent.                                              (2)

 10.16      Tax Covenant Agreement dated April 12, 1999, by and among SkyNet
            Holdings, Inc. and J.W.M. Clark, D.V. Amos and C.S. Brooker, the
            principal shareholders of Fright on Board International Limited.                (2)

 21.1      Subsidiaries of the Registrant                                                    *

 23.1      Consent of BDO Seidman, LLP                                                       *

 23.2      Consent of McGladrey & Pullen, LLP                                                *

 23.3      Consent of Harben Barker                                                          *

 23.4      Consent of Buchanan Ingersoll Professional Corporation (Included in
           Exhibit 5.1 above)                                                                *

 27.1      Financial Data Schedule                                                           *

*  Filed herewith
_________________
(1) Previously filed on March 23, 1999 with the Company's Registration Statement on Form 10.

(2)  Previously filed with the Company's Form 8-K dated April 12, 1999.